EXHIBIT 28.1


                                   POOLING AND SERVICING AGREEMENT
                                       Dated as of June 1, 1995



                             FIRST UNION NATIONAL BANK OF NORTH CAROLINA
                                              (Trustee)


                                                 and


                                   EMERGENT BUSINESS CAPITAL, INC.
                                        (Seller and Servicer)



                               Emergent SBA Loan-Backed Adjustable Rate
                           Certificates, Series 1995-1, Class A and Class B



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         TOC \f  TABLE OF CONTENTS


                                              ARTICLE I

                                             DEFINITIONS
                                                                        Page
        ACCOUNT                                                         I-1
        ACCOUNT NUMBER                                                  I-1
        ADDITIONAL FEE                                                  I-1
        ADDITIONAL FEE SBA LOAN                                         I-1
        ADJUSTED CLASS A INTEREST DISTRIBUTION AMOUNT                   I-1
        ADJUSTED CLASS B INTEREST DISTRIBUTION AMOUNT                   I-2
        ADJUSTED SBA LOAN REMITTANCE RATE                               I-2
        ADJUSTMENT DATE                                                 I-2
        AGGREGATE CLASS A CERTIFICATE PRINCIPAL BALANCE                 I-2
        AGGREGATE CLASS B CERTIFICATE PRINCIPAL BALANCE                 I-2
        AGREEMENT                                                       I-2
        ANNUAL EXPENSE ESCROW AMOUNT                                    I-3
        ASSIGNMENT OF MORTGAGE                                          I-3
        AUTHENTICATING AGENT                                            I-3
        AVAILABLE FUNDS                                                 I-3
        BIF                                                             I-3
        BOOK-ENTRY CERTIFICATES                                         I-3
        BUSINESS DAY                                                    I-3
        CERTIFICATE                                                     I-3
        CERTIFICATE ACCOUNT                                             I-4
        CERTIFICATE REGISTER                                            I-4
        CERTIFICATE REGISTRAR                                           I-4
        CERTIFICATEHOLDER or HOLDER                                     I-4
        CERTIFICATE OWNER                                               I-4
        CLASS A CARRY-FORWARD AMOUNT                                    I-4
        CLASS A CERTIFICATE                                             I-4
        CLASS A CERTIFICATEHOLDER                                       I-4
        CLASS A INTEREST DISTRIBUTION AMOUNT                            I-4
        CLASS A PERCENTAGE                                              I-5
        CLASS A PRINCIPAL DISTRIBUTION AMOUNT                           I-5
        CLASS A REMITTANCE RATE                                         I-5
        CLASS B CARRY-FORWARD AMOUNT                                    I-6
        CLASS B CERTIFICATE                                             I-6
        CLASS B CERTIFICATEHOLDER                                       I-6
        CLASS B INTEREST DISTRIBUTION AMOUNT                            I-6
        CLASS B PERCENTAGE                                              I-7
        CLASS B PRINCIPAL DISTRIBUTION AMOUNT                           I-7
        CLASS B REMITTANCE RATE                                         I-7

            CLEARING AGENCY                                             I-8
            CLEARING AGENCY PARTICIPANT                                 I-8
            CLOSING DATE                                                I-8
            CODE                                                        I-8
            COLLATERAL                                                  I-8
            COMMERCIAL PROPERTY                                         I-8
            COMPENSATING INTEREST                                       I-8
            CURTAILMENT                                                 I-8
            CUT-OFF DATE                                                I-8
            DEFINITIVE CERTIFICATES                                     I-8
            DELETED SBA LOAN                                            I-9
            DEPOSITORY AGREEMENT                                        I-9
            DESIGNATED DEPOSITORY INSTITUTION                           I-9
            DETERMINATION DATE                                          I-9
            DUE DATE                                                    I-9
            DUE PERIOD                                                  I-9
            ERISA                                                       I-9
            ERISA PLAN                                                  I-9
            EVENT OF DEFAULT                                            I-9
            EXCESS PAYMENTS                                            I-10
            EXCESS PROCEEDS                                            I-10
            EXCESS SPREAD                                              I-10
            EXCHANGE ACT                                               I-10
            EXPENSE ACCOUNT                                            I-10
            EXTRA INTEREST                                             I-10
            EXTRA INTEREST PERCENTAGE                                  I-10
            FDIC                                                       I-11
            FHLMC                                                      I-11
            FIDELITY BOND                                              I-11
            FNMA                                                       I-11
            FORECLOSED PROPERTY                                        I-11
            FORECLOSED PROPERTY DISPOSITION                            I-11
            GUARANTEED INTEREST                                        I-11
            INITIAL DEPOSIT                                            I-11
            INSTITUTIONAL ACCREDITED INVESTOR                          I-11
            INSURANCE PROCEEDS                                         I-11
            INTEREST ACCRUAL PERIOD                                    I-11
            LEGENDED DEFINITIVE CERTIFICATE                            I-12
            LIQUIDATED SBA LOAN                                        I-12
            LIQUIDATION PROCEEDS                                       I-12
            LOAN GUARANTY AGREEMENT                                    I-12
            LOAN-TO-VALUE RATIO OR LTV                                 I-12
            MAJORITY CERTIFICATEHOLDERS                                I-12
            MONTHLY ADVANCE                                            I-12
            MONTHLY PAYMENT                                            I-13
            MONTHLY RESET LOANS                                        I-13
            MORTGAGE                                                   I-13
            MORTGAGED PROPERTY                                         I-13
            MULTI-PARTY AGREEMENT                                      I-13
            NET LIQUIDATION PROCEEDS                                   I-13
            NONREIMBURSABLE MONTHLY ADVANCE                            I-13
            NOTE CUSTODIAN                                             I-13

            OBLIGOR                                                     I-13
            OFFERING CIRCULAR                                           I-13
            OFFICERS' CERTIFICATE                                       I-13
            OPINION OF COUNSEL                                          I-13
            ORIGINAL CLASS A CERTIFICATE PRINCIPAL BALANCE              I-14
            ORIGINAL CLASS B CERTIFICATE PRINCIPAL BALANCE              I-14
            ORIGINAL POOL PRINCIPAL BALANCE                             I-14
            PAYING AGENT                                                I-14
            PERCENTAGE INTEREST                                         I-14
            PERMITTED INSTRUMENTS                                       I-14
            PERSON                                                      I-15
            PLACEMENT AGENT                                             I-15
            POOL PRINCIPAL BALANCE                                      I-15
            PRIME RATE                                                  I-16
            PRINCIPAL AND INTEREST ACCOUNT                              I-16
            PRINCIPAL BALANCE                                           I-16
            PRINCIPAL PREPAYMENT                                        I-16
            PRIOR LIEN                                                  I-16
            QIB                                                         I-16
            QUALIFIED SUBSTITUTE SBA LOAN                               I-16
            RATING AGENCY                                               I-17
            RECORD DATE                                                 I-17
            REGISTERED HOLDER                                           I-17
            REIMBURSABLE AMOUNTS                                        I-17
            RELEASED MORTGAGED PROPERTY PROCEEDS                        I-17
            REMITTANCE DATE                                             I-18
            RESIDENTIAL PROPERTY                                        I-18
            RESPONSIBLE OFFICER                                         I-18
            RULE 144A                                                   I-18
            RULE 144A CERTIFICATE                                       I-18
            RULE 144A INFORMATION                                       I-18
            SAIF                                                        I-18
            SBA                                                         I-18
            SBA FILE                                                    I-19
            SBA FISCAL AGENT                                            I-19
            SBA FISCAL AGENT'S FEE                                      I-19
            SBA Form 1086                                               I-19
            SBA LOAN                                                    I-19
            SBA LOAN INTEREST RATE                                      I-19
            SBA LOAN SCHEDULE                                           I-19
            SBA NOTE                                                    I-20
            SBA RULES AND REGULATIONS                                   I-20
            SECURITIES ACT                                              I-20
            SECURITIES LEGEND                                           I-20
            SELLER                                                      I-20
            SERIES                                                      I-20
            SERVICER                                                    I-20
            SERVICER'S CERTIFICATE                                      I-20
            SERVICING ADVANCES                                          I-20
            SERVICING FEE                                               I-21
            SERVICING OFFICER                                           I-21
            SPECIFIED SPREAD ACCOUNT REQUIREMENT                        I-21

            SPREAD ACCOUNT                                              I-22
            SPREAD ACCOUNT AGREEMENT                                    I-22
            SPREAD ACCOUNT CUSTODIAN                                    I-22
            SPREAD ACCOUNT DEPOSITOR                                    I-22
            SPREAD ACCOUNT EXCESS                                       I-22
            SPREAD BALANCE                                              I-22
            SUBSERVICER                                                 I-22
            SUBSERVICING AGREEMENT                                      I-22
            SUBSTITUTION ADJUSTMENT                                     I-22
            TAX RETURN                                                  I-23
            TERMINATION PRICE                                           I-23
            TRUST FUND                                                  I-23
            TRANSFEREE CERTIFICATE                                      I-23
            TRUSTEE                                                     I-23
            TRUSTEE'S DOCUMENT FILE                                     I-23
            UNGUARANTEED INTEREST                                       I-23
            UNGUARANTEED PERCENTAGE                                     I-24
            UNLEGENDED DEFINITIVE CERTIFICATE                           I-24

                                             ARTICLE II

                               SALE AND CONVEYANCE OF THE TRUST FUND

              Section 2.1    Sale and Conveyance of Trust Fund           II-1
              Section 2.2    Possession of SBA Files                     II-1
              Section 2.3    Books and Records                           II-1
              Section 2.4    Delivery of SBA Loan Documents              II-2
              Section 2.5    Acceptance by Trustee of the Trust Fund;
                             Certain Substitutions; Certification
                             by Trustee.                                 II-5
              Section 2.6    Authentication of Certificates.             II-7
              Section 2.7    Fees and Expenses of the Trustee.           II-7

                                            ARTICLE III

                                   REPRESENTATIONS AND WARRANTIES

              Section 3.1    Representations of the Seller.             III-1
              Section 3.2    Individual SBA Loans.                      III-4
              Section 3.3    Purchase and Substitution of Defective
                             SBA Loans.                                III-10

                                             ARTICLE IV

                                          THE CERTIFICATES

              Section 4.1    The Certificates.                           IV-1
              Section 4.2    Registration of Transfer and Exchange
                                of Certificates.                         IV-1
              Section 4.3    Mutilated, Destroyed, Lost or
                                Stolen Certificates.                     IV-6

              Section 4.4    Persons Deemed Owners.                     IV-7

              Section 4.0.   Lists of Certificateholders               IV-11

                                             ARTICLE V

                             ADMINISTRATION AND SERVICING OF SBA LOANS

              Section 5.1    Duties of the Servicer.                    V-1
              Section 5.2    Liquidation of SBA Loans.                  V-4
              Section 5.3    Establishment of Principal and
                                Interest Accounts; Deposits in
                                Principal and Interest Accounts.        V-6

              Section 5.4    Permitted Withdrawals From the
                                Principal and Interest Account.         V-8
              Section 5.5    Transfer of Accounts.                      V-9
              Section 5.6    Maintenance of Hazard Insurance.          V-10
              Section 5.7    Fidelity Bond.                            V-10
              Section 5.8    Title, Management and Disposition
                                of Foreclosed Property.                V-11
              Section 5.9    Collection of Certain SBA
                                Loan Payments.                         V-12
              Section 5.10   Access to Certain Documentation and
                                Information Regarding the SBA Loans    V-13
              Section 5.11   Superior Liens.                           V-13

                                             ARTICLE VI

                                 PAYMENTS TO THE CERTIFICATEHOLDERS

              Section 6.1    Establishment of Certificate Account;
                                Deposits in Certificate Account; Permitted
                                Withdrawals from Certificate Account. VI-1
              Section 6.2    Establishment of Spread Account;
                                Deposits in Spread Account; Permitted
                                Withdrawals from Spread Account.       VI-2
              Section 6.3    Establishment of Expense Account;
                                Deposits in Expense Account; Permitted
                                Withdrawals from Expense Account.      VI-4
              Section 6.4    Investment of Accounts.                   VI-5
              Section 6.5    Distributions.                            VI-7
              Section 6.6    Statements.                               VI-9
              Section 6.7    Advances by the Servicer.                VI-13
              Section 6.8    Compensating Interest.                   VI-13
              Section 6.9    Reports of Foreclosure and Abandonment of
                                 Mortgaged Property.                  VI-14

                                            ARTICLE VII

                                    GENERAL SERVICING PROCEDURE

              Section 7.1    Satisfaction of Mortgages and Collateral and
                                Release of SBA Files.                 VII-1
              Section 7.2    Servicing Compensation.                  VII-3
              Section 7.3    Annual Statement as to Compliance.       VII-3
              Section 7.4    Annual Independent Public
                                Accountants' Servicing Report.        VII-3
              Section 7.5    SBA's, and Trustee's Right to Examine
                                Servicer Records and Audit Operations. VII-4
              Section 7.6    Reports to the Trustee; Principal and
                                Interest Account Statements.          VII-4

                                            ARTICLE VIII

                                REPORTS TO BE PROVIDED BY SERVICER

              Section 8.1    Financial Statements.                   VIII-1



                                             ARTICLE IX

                                            THE SERVICER

              Section 9.1    Indemnification; Third Party Claims.     IX-1
              Section 9.2    Merger or Consolidation of the Servicer. IX-2
              Section 9.3    Limitation on Liability of the
                                Servicer and Others                   IX-2
              Section 9.4    Servicer Not to Resign.                  IX-3

                                             ARTICLE X

                                              DEFAULT

              Section 10.1   Events of Default X-1
              Section 10.2   Trustee to Act; Appointment of Successor. X-3
              Section 10.3   Waiver of Defaults.                       X-5
              Section 10.4   Control by Majority Certificateholders and
                                Others.                                X-5

                                             ARTICLE XI

                                            TERMINATION

              Section 11.1   Termination.                             XI-1
              Section 11.2   Accounting Upon Termination of
                                Servicer.                             XI-2

                                            ARTICLE XII

                                            THE TRUSTEE

              Section 12.1   Duties of Trustee.                        XII-1
              Section 12.2   Certain Matters Affecting the Trustee.    XII-2
              Section 12.3  Trustee Not Liable for Certificates
                                or SBA Loans.                          XII-4
              Section 12.4   Trustee May Own Certificates.             XII-5
              Section 12.5   Servicer To Pay Trustee's Fees
                                and Expenses.                          XII-5
              Section 12.6   Eligibility Requirements for Trustee.     XII-6
              Section 12.7   Resignation and Removal of the
                                Trustee.                               XII-6

              Section 12.8   Successor Trustee.                        XII-7
              Section 12.9   Merger or Consolidation of Trustee.       XII-8
              Section 12.10  Appointment of Co-Trustee or Separate
                                Trustee.                               XII-8
              Section 12.11  Authenticating Agent.                    XII-10
              Section 12.12  Tax Returns and Reports.                 XII-11
              Section 12.13  Protection of Trust Fund.                XII-12
              Section 12.14  Representations, Warranties and
                                Covenants of Trustee.                 XII-13

                                            ARTICLE XIII

                                      MISCELLANEOUS PROVISIONS

              Section 13.1   Acts of Certificateholders.              XIII-1
              Section 13.2   Amendment.                               XIII-1
              Section 13.3   Recordation of Agreement.                XIII-2
              Section 13.4   Duration of Agreement.                   XIII-2
              Section 13.5   Governing Law.                           XIII-2
              Section 13.6   Notices.                                 XIII-2
              Section 13.7   Severability of Provisions.              XIII-3
              Section 13.8   No Partnership.                          XIII-3
              Section 13.9   Counterparts.                            XIII-3
              Section 13.10  Successors and Assigns.                  XIII-4
              Section 13.11  Headings.                                XIII-4
              Section 13.12  Paying Agent.                            XIII-4
              Section 13.13  Notification to Rating Agency.           XIII-5
              Section 13.14  Third Party Rights                       XIII-5

            EXHIBIT A     Contents of SBA File
            EXHIBIT B-1   Form of Class A Certificate
            EXHIBIT B-2   Form of Class B Certificate
            EXHIBIT C     Principal and Interest Account
                                Letter Agreement
            EXHIBIT D     Wiring Instructions Form
            EXHIBIT E-1   Initial Certification
            EXHIBIT E-2   Final Certification
            EXHIBIT F     SBA Loan Schedule
            EXHIBIT G     Request for Release of Documents
            EXHIBIT H     Form of Liquidation Report
            EXHIBIT I     Form of Delinquency Report
            EXHIBIT J     Servicer's Monthly Computer Tape Format
            EXHIBIT K     Multi-Party Agreement
            EXHIBIT L     Spread Account Agreement
            EXHIBIT M     Form of Securities Legend
            EXHIBIT N     Form of Rule 144A Transfer Certificates
            EXHIBIT O     Form of Rule 144A Exchange Certificates
            EXHIBIT P     Form of Purchaser's Letter Institutional Accredited
                             Investor
            EXHIBIT Q     Emergent Business Capital Holdings Corporation Note
            EXHIBIT R     Form of ERISA Transfer Affidavit

Agreement dated as of June 1, 1995, among First Union National Bank of North Carolina, as trustee (the "Trustee"), and Emergent Business Capital, Inc., as Seller (in such capacity, the "Seller") and Servicer (in such capacity, the "Servicer"):


                           PRELIMINARY STATEMENT

The Seller, in the ordinary course of its business, originates and acquires SBA Loans (the "SBA Loans") to small businesses in compliance with the provisions of the Small Business Act and the rules and regulations thereun-der, which SBA Loans are evidenced by the SBA Notes in favor of the Seller.

Pursuant to and in accordance with the provisions of the Small Business Act and the Loan Guaranty Agreement, a portion of each SBA Loan has been guaranteed by the Small Business Administration (the "SBA") (such portion, the "Guaranteed Interest").

The Seller has previously sold the Guaranteed Interest in the SBA Loans to certain Registered Holders pursuant to SBA Form 1086 Agreements between such Registered Holders, the SBA and the Seller. In accordance with such SBA Form 1086 Agreements, the parties hereto acknowledge that the SBA is the party in interest with respect to the Guaranteed Interest.

To facilitate the sale of the entire portion of each SBA Loan not guaranteed by the SBA and sold to Registered Holders (the "Unguaranteed Interest"), which Unguaranteed Interest includes the Excess Spread, and the servicing of the SBA Loans by the Servicer, the Seller and the Servicer are entering into this Agreement with the Trustee. The Seller is transferring the SBA Loans to the Trustee for the benefit of the SBA and the Certifi-cateholders under this Agreement, pursuant to which Certificates are being issued, denominated on the face thereof as Emergent SBA Loan-Backed Ad-justable Rate Certificates, Series 1995-1, Class A and Class B, represent-ing in the aggregate a 100% undivided beneficial ownership interest in the right to receive the principal portion of the Unguaranteed Interests of the SBA Loans together with interest thereon at the then applicable Class A or Class B Remittance Rate, as the case may be. The Unguaranteed Interests of the SBA Loans have an aggregate outstanding principal balance of $17,063,377 as of May 31, 1995 (the "Cut-Off Date"), after application of payments received by the Seller on or before such date.

The parties hereto agree as follows:

                                  ARTICLE
                                     1.

                                DEFINITIONS

Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings. This Agreement relates to a Trust Fund evidenced by Emergent SBA Loan-Backed Adjustable Rate Certificates, Series 1995-1, Class A and Class B. Unless otherwise provided, all calculations of interest pursuant to this Agreement includ-ing, but not limited to, the Class A and Class B Interest Distribution Amounts, are based on a 360-day year and twelve 30-day months.

ACCOUNT: The Certificate Account established by the Trustee for the benefit of the Certificateholders; the Expense Account established by the Trustee for the benefit of the Trustee; and the Spread Account held by the Spread Account Custodian pursuant to the Spread Account Agreement. The Trustee's obligation to establish and maintain the Certificate Account is not delegable.

ACCOUNT NUMBER: The identifying number assigned to each SBA Loan by the Seller, as set forth in Exhibit F hereto.

ADDITIONAL FEE: With respect to each Additional Fee SBA Loan, the fee payable to the SBA by the Seller equal to 40 basis points per annum on the outstanding balance of the Guaranteed Interest of such Additional Fee SBA Loan.

ADDITIONAL FEE SBA LOAN: An SBA Loan sold in the secondary market on or after September 1, 1993, and, thus, subject to the Additional Fee.

ADJUSTED CLASS A INTEREST DISTRIBUTION AMOUNT: With respect to each Remittance Date, the product of (A) the aggregate amount of interest payable with respect to each SBA Loan in accordance with its terms, net of the interest payable to the Registered Holder, the Excess Spread (other than the portion thereof allocable to the Servicing Fee on the Guaranteed Interest), the Servicing Fee, the SBA Fiscal Agent's Fee, the Extra Interest and the Annual Expense Escrow Amount allocable to such interest and (B) a fraction, the numerator of which is the amounts set forth in clauses (i) and (ii) of the definition of Class A Interest Distribution Amount with respect to such Remittance Date, and the denominator of which is the sum of the amounts set forth in clauses (i) and (ii) of the defini-tion of Class A Interest Distribution Amount and the amounts set forth in clauses (i) and (ii) of the definition of Class B Interest Distribution Amount, each with respect to such Remittance Date.

ADJUSTED CLASS B INTEREST DISTRIBUTION AMOUNT: With respect to each Remittance Date, the product of (A) the aggregate amount of interest payable with respect to each SBA Loan in accordance with its terms, net of the interest payable to the Registered Holder, the Excess Spread (other than the portion thereof allocable to the Servicing Fee on the Guaranteed Interest), the Servicing Fee, the SBA Fiscal Agent's Fee, the Extra Inter-est and the Annual Expense Escrow Amount allocable to such interest and (B) a fraction, the numerator of which is the amounts set forth in clauses (i) and (ii) of the definition of Class B Interest Distribution Amount with respect to such Remittance Date, and the denominator of which is the sum of the amounts set forth in clauses (i) and (ii) of the definition of Class A Interest Distribution Amount and the amounts set forth in clauses (i) and
(ii) of the definition of Class B Interest Distribution Amount, each with respect to such Remittance Date.

ADJUSTED SBA LOAN REMITTANCE RATE: With respect to any SBA Loan, an amount per annum equal to the sum of (i) the then applicable weighted average Class A and Class B Remittance Rates and (ii) the Annual Expense Escrow Amount.

ADJUSTMENT DATE: The first day of each January, April, July and October, commencing July 17, 1995; provided, however that for each Monthly Reset Loan, the Adjustment Date will be the First Business Day of each month.

AGGREGATE CLASS A CERTIFICATE PRINCIPAL BALANCE: As of any date of determination, the Original Class A Aggregate Certificate Principal Balance less the sum of all amounts previously distributed to the Class A Certifi-cateholders in respect of principal.

AGGREGATE CLASS B CERTIFICATE PRINCIPAL BALANCE: As of any date of determination, the Original Aggregate Class B Certificate Principal Balance less the sum of all amounts previously distributed to the Class B
Certificateholders in respect of principal.

AGREEMENT: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

ANNUAL EXPENSE ESCROW AMOUNT: $8,000 per annum plus out-of-pocket expenses (estimated to be approximately $300 per annum).

ASSIGNMENT OF MORTGAGE: With respect to those SBA Loans secured by a Mortgaged Property, an assignment of the Mortgage, notice of transfer or equivalent instrument sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the transfer of the related SBA Loan or Mortgage relating to an SBA Loan to the Trustee.

AUTHENTICATING AGENT: Initially, First Union National Bank of North Carolina and thereafter, any successor appointed pursuant to Section 12.11.

AVAILABLE FUNDS: With respect to each Remittance Date, the sum of (i) all amounts received from any source by the Servicer or any Subservicer during the preceding calendar month (including Excess Spread) with respect to principal and interest on the SBA Loans (net of the amount payable to the Registered Holder, the SBA Fiscal Agent's Fee, any Additional Fee and the Servicing Fee), (ii) Monthly Advances by the Servicer and (iii) amounts in the Spread Account.

BIF:  The Bank Insurance Fund, or any successor thereto.

BOOK-ENTRY CERTIFICATES: Certificates evidencing a beneficial interest in a Class of Certificates, ownership and transfer of which shall be made through book entries by a Clearing Agency as described in Section 4.6.

BUSINESS DAY: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in the States of North Carolina, New York or South Carolina are authorized or obligated by law or executive order to be closed.

CERTIFICATE: Any Class A or Class B Certificate executed by the Servicer and authenticated by the Trustee or the Authenticating Agent substantially in the form annexed hereto as Exhibits B-1 and B-2; provided, however, that with respect to any Book-Entry Certificate, "Certificate" means such Book-Entry Certificate and, when appropriate within the context of any Section of this Agreement, any interest in a Book-Entry Certificate in the authorized denomination as provided herein of any Person as shown on the records of the Clearing Agency.

CERTIFICATE ACCOUNT:  As described in Section 6.1.

CERTIFICATE REGISTER:  As described in Section 4.2.

CERTIFICATE REGISTRAR: Initially, First Union National Bank of North Carolina, and thereafter, any successor appointed pursuant to Section 4.2.

CERTIFICATEHOLDER or HOLDER: Each Person in whose name a Class A or Class B Certificate is registered in the Certificate Register, except that, solely for the purposes of giving any consent, waiver, request or demand pursuant to this Agreement, any Certificate registered in the name of the Seller, the Servicer, any Subservicer or any affiliate of any of them, shall be deemed not to be outstanding and the undivided Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such con-sent, waiver, request or demand has been obtained.

CERTIFICATE OWNER: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as may be reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant), in accordance with the rules of such Clearing Agency, and, with respect to any Definitive Certificate, the Certificateholder.

CLASS A CARRY-FORWARD AMOUNT: The amount, if any, by which (i) the Class A Principal Distribution Amount with respect to any preceding Remittance Date exceeded (ii) the amount of the actual principal distribution to the Class A Certificates on such Remittance Date.

CLASS A CERTIFICATE:  A Certificate denominated as a Class A Certificate.

CLASS A CERTIFICATEHOLDER:  A holder of a Class A Certificate.

CLASS A INTEREST DISTRIBUTION AMOUNT: With respect to each Remittance Date, the sum of (i) the interest accrued for the related Interest Accrual Period at the then applicable Class A Remittance Rate on the Aggregate Class A Certificate Principal Balance outstanding immediately prior to such Remittance Date and (ii) the amount of the shortfall, if any, of any interest that the Class A Certificates were entitled to receive on a preceding Remittance Date but did not receive plus interest thereon at the then applicable Class A Remittance Rate compounded monthly; provided, however, that on each Remittance Date the Class A Interest Distribution Amount will be increased or decreased, as the case may be, to equal the Adjusted Class A Interest Distribution Amount for such Remittance Date.

CLASS A PERCENTAGE: With respect to each Remittance Date, 90%, representing the beneficial ownership interest of the Class A Certificates in the Trust Fund.

CLASS A PRINCIPAL DISTRIBUTION AMOUNT: With respect to each Remittance Date, the Class A Percentage multiplied by the sum of, without duplication,
(i) the Unguaranteed Percentage of all payments and other recoveries of principal of an SBA Loan (net of amounts reimbursable to the Servicer pursuant to this Agreement) received by the Servicer or any Subservicer in the related Due Period, excluding amounts received relating to SBA Loans which have been delinquent 24 months or have been determined to be uncollectible, in whole or in part, by the Servicer to the extent that the Class A Certificateholders have previously received the Class A Percentage of the Principal Balance of such SBA Loans; (ii) the principal portion of any Unguaranteed Interest actually purchased by the Seller for breach of a representation and warranty or other defect and actually received by the Trustee as of the related Determination Date; (iii) any Substitution Adjustments deposited in the Principal and Interest Account and transferred to the Certificate Account as of the related Determination Date; (iv) the Unguaranteed Percentage of all losses on SBA Loans which were finally liquidated during the applicable Due Period; and (v) the Unguaranteed Percentage of the then outstanding principal balance of any SBA Loan which, as of the first day of the related Due Period, has been delinquent 24 months or has been determined to be uncollectible, in whole or in part, by the Servicer.

CLASS A REMITTANCE RATE: During the initial Interest Accrual Period 7.65% per annum. During each subsequent Interest Accrual Period the Class A Remittance Rate as it relates to all of the SBA Loans other than the Monthly Reset Loans is determined as follows; (a) for the March, April and May Remittance Dates of each year, the Remittance Rate will be the Prime Rate as established on the Adjustment Date in the preceding month of January minus 135 basis points; (b) for the June, July and August Remittance Dates of each year, the Remittance Rate will be the Prime Rate as established on the Adjustment Date in the preceding month of April minus 135 basis points; (c) for the September, October and November Remittance Dates of each year, the Remittance Rate will be the Prime Rate as established on the Adjustment Date in the preceding month of July minus 135 basis points; and (d) for the December, January and February Remittance Dates of each year, the Remittance Rate will be the Prime Rate as established on the Adjustment Date in the preceding month of October minus 135 basis points. With respect to that portion of the Class A Remittance Rate which is derived from the Monthly Reset Loans, the Class A Remittance Rate shall be the Prime Rate as established on the Adjustment Date two months immediately preceding such Remittance Date minus 135 basis points.

CLASS B CARRY-FORWARD AMOUNT: The amount, if any, by which (i) the Class B Principal Distribution Amount with respect to any preceding Remittance Date exceeded (ii) the amount of the actual principal distribution to the Class B Certificates on such Remittance Date; provided however that principal that would have been distributed to the Class B Certificate but was deposited in the Spread Account to increase the amount in deposit in the Spread Account to an amount equal to the Specified Spread Account Requirement shall not be considered part of the Class B Carry-Forward Amount.

CLASS B CERTIFICATE:  A Certificate denominated as a Class B Certificate.

CLASS B CERTIFICATEHOLDER:  A holder of a Class B Certificate.

CLASS B INTEREST DISTRIBUTION AMOUNT: With respect to each Remittance Date, the sum of (i) the interest accrued for the related Interest Accrual Period at the then applicable Class B Remittance Rate on the Aggregate Class B Certificate Principal Balance outstanding immediately prior to such Remittance Date and (ii) the amount of the shortfall, if any, of any interest that the Class B Certificates were entitled to receive on a preceding Remittance Date but did not receive plus interest thereon at the then applicable Class B Remittance Rate compounded monthly; provided, however, that on each Remittance Date,the Class B Interest Distribution Amount will be increased or decreased, as the case may be, to equal the Adjusted Class B Interest Distribution Amount for such Remittance Date.

CLASS B PERCENTAGE: With respect to each Remittance Date, 10%, representing the beneficial ownership interest of the Class B Certificates in the Trust Fund.

CLASS B PRINCIPAL DISTRIBUTION AMOUNT: With respect to each Remittance Date, the Class B Percentage multiplied by the sum of, without duplication,
(i) the Unguaranteed Percentage of all payments and other recoveries of principal of an SBA Loan (net of amounts reimbursable to the Servicer pursuant to this Agreement) received by the Servicer or any Subservicer in the related Due Period, excluding amounts received relating to SBA Loans which have been delinquent 24 months or have been determined to be uncollectible, in whole or in part, by the Servicer to the extent that the Class B Certificateholders have previously received the Class B Percentage of the Principal Balance of such SBA Loans, including distributions of principal that have been deposited into the Spread Account to raise the amount on deposit in the Spread Account to the Specified Spread Account Requirements; (ii) the principal portion of any Unguaranteed Interest actually purchased by the Seller for breach of a representation and warran-ty or other defect and actually received by the Trustee as of the related Determination Date; (iii) any Substitution Adjustments deposited in the

Principal and Interest Account and transferred to the Certificate Account as of the related Determination Date; (iv) the Unguaranteed Percentage of all losses on SBA Loans which were finally liquidated during the applicable Due Period; and (v) the Unguaranteed Percentage of the then outstanding principal balance of any SBA Loan which, as of the first day of the related Due Period, has been delinquent 24 months or has been determined to be uncollectible, in whole or in part, by the Servicer.

CLASS B REMITTANCE RATE: During the initial Interest Accrual Period 8.25% per annum. During each subsequent Interest Accrual Period the Class B Remittance Rate as it relates to all of the SBA Loans other than the Monthly Reset Loans is determined as follows: (a) for the March, April and May Remittance Dates of each year, the Remittance Rate will be the Prime Rate as established on the Adjustment Date in the preceding month of January minus 75 basis points; (b) for the June, July and August Remittance Dates of each year, the Remittance Rate will be the Prime Rate as established on the Adjustment Date in the preceding month of April minus 75 basis points; (c) for the September, October and November Remittance Dates of each year, the Remittance Rate will be the Prime Rate as established in the Adjustment Date in the preceding month of July minus 75 basis points; and (d) for the December, January and February Remittance Dates of each year, the Remittance Rate will be the Prime Rate as established on the Adjustment Date in the preceding month of October minus 75 basis points. With respect to that portion of the Class B Remittance Rate which is derived from the Monthly Reset Loans, the Class B Remittance Rate shall be the Prime Rate as established on the Adjustment Date in the two months preceding such Remittance Date minus 75 basis points.

CLEARING AGENCY: An organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act. The initial Clearing Agency shall be The Depository Trust Company.

CLEARING AGENCY PARTICIPANT: A broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

CLOSING DATE:  June 29, 1995.

CODE: The Internal Revenue Code of 1986, as amended, or any successor legislation thereto.

COLLATERAL: All items of property (including a Mortgaged Property), whether real or personal, tangible or intangible, or otherwise, pledged by an Obligor or others to the Seller to secure payment under an SBA Loan.

COMMERCIAL PROPERTY: Real property (other than agricultural property or Residential Property) that is generally used by the Obligor in the conduct of its business.

COMPENSATING INTEREST:  As defined in Section 6.8.

CURTAILMENT: With respect to an SBA Loan, any payment of principal received during a Due Period as part of a payment that is in excess of five times the amount of the Monthly Payment due for such Due Period and which is not intended to satisfy the SBA Loan in full, nor is intended to cure a delinquency.

CUT-OFF DATE:  May 31, 1995.

DEFINITIVE CERTIFICATES: Certificate of any Class issued in definitive, fully registered, certificated form without interest coupons in minimum denominations of $100,000 and integral multiples of $1,000 in excess of such minimum amount.

DELETED SBA LOAN:  An SBA Loan replaced by a Qualified Substitute SBA Loan.

DEPOSITORY AGREEMENT:  With respect to any Class of Book-Entry
Certificates, the agreement among the Seller, the Trustee and the Clearing
Agency.

DESIGNATED DEPOSITORY INSTITUTION: With respect to the Principal and Interest Account, an entity which is an institution whose deposits are insured by either the BIF or SAIF the unsecured and uncollateralized long-term debt obligations of which shall be rated A2 or better by the Rating Agency, and which is either (i) a federal savings association duly orga-nized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws, or (iv) a principal subsidiary of a bank holding company, in each case acting or designated by the Servicer as the depository institution for the Principal and Interest Account.

DETERMINATION DATE: That day of each month which is the third Business Day prior to the 15th day of such month.

DUE DATE: The day of the month on which the Monthly Payment is due from the Obligor on an SBA Loan.

DUE PERIOD: With respect to each Remittance Date, the calendar month preceding the month in which such Remittance Date occurs.

ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

ERISA PLAN:  As defined in Section 4.2(g).

EVENT OF DEFAULT:  As described in Section 10.01.

EXCESS PAYMENTS: With respect to a Due Period, any amounts received on an SBA Loan in excess of the Monthly Payment due on the Due Date relating to such Due Period which does not constitute either a Curtailment or a Prin-cipal Prepayment or payment with respect to an overdue amount. Excess Payments are payments of principal for purposes of this Agreement.

EXCESS PROCEEDS: As of any Remittance Date, with respect to any Liquidated SBA Loan, the excess, if any, of (a) the Unguaranteed Percentage of the total Net Liquidation Proceeds, over (b) the Principal Balance of such SBA Loan as of the date such SBA Loan became a Liquidated SBA Loan plus 30 days interest thereon at the then applicable Adjusted SBA Loan Remittance Rate; provided, however, that such excess shall be reduced by the amount by which interest accrued on the advance, if any, made by the Servicer at the related SBA Loan Interest Rate(s) exceeds interest accrued on such advance at the then applicable weighted average Class A and Class B Remittance Rates.

EXCESS SPREAD:  With respect to any Remittance Date, the amount by which
(i) the interest collected by the Servicer or any Subservicer on the principal portion of the Guaranteed Interest of each SBA Loan exceeds (ii) the sum of (a) the interest payable to the Registered Holder, (b) the SBA Fiscal Agent's Fee and (c) with respect to the Additional Fee SBA Loans, the Additional Fee.

EXCHANGE ACT:  The Securities Exchange Act of 1934, as amended.

EXPENSE ACCOUNT: The expense account established and maintained by the Trustee in accordance with Section 6.3 hereof.

EXTRA INTEREST: With respect to each SBA Loan, for each Remittance Date the product of (i) the principal portion of the Unguaranteed Interest of such SBA Loan for such Remittance Date and (ii) one-twelfth of the applica-ble Extra Interest Percentage.

EXTRA INTEREST PERCENTAGE:  With respect to each SBA Loan, the excess of
(i) the SBA Loan Interest Rate that would be in effect for such SBA Loan as of the Cut-Off Date over (ii) the sum of the rates used in determining the Servicing Fee and the Annual Expense Escrow Amount and 7.71% per annum (i.e., the initial weighted average Class A and Class B Remittance Rates without giving effect to any applicable lifetime floors or caps on the SBA Loans).

FDIC:  The Federal Deposit Insurance Corporation and any successor thereto.

FHLMC: The Federal Home Loan Mortgage Corporation and any successor thereto.

FIDELITY BOND:  As described in Section 5.7.

FNMA:  The Federal National Mortgage Association and any successor thereto.

FORECLOSED PROPERTY:  As described in Section 5.8.

FORECLOSED PROPERTY DISPOSITION: The final sale of a Foreclosed Property acquired in foreclosure or by deed in lieu of foreclosure. The proceeds of any Foreclosed Property Disposition constitute part of the definition of Liquidation Proceeds.

GUARANTEED INTEREST: As to any SBA Loan, the right to receive the guaranteed portion of the principal balance thereof together with interest thereon at a per annum rate in effect from time to time in accordance with the terms of the related SBA Form 1086. Certificateholders have no right or interest in the Guaranteed Interest.

INITIAL DEPOSIT: A deposit of $341,268 required to be made by the Spread Account Depositor into the Spread Account on the Closing Date, such deposit being equal to 2% of the Original Pool Principal Balance.

INSTITUTIONAL ACCREDITED INVESTOR: A Person which is an institution and is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that is not otherwise a QIB.

INSURANCE PROCEEDS: Proceeds paid by any insurer pursuant to any insurance policy covering an SBA Loan, Collateral or Foreclosed Property, including but not limited to title, hazard, life, health and/or accident insurance policies.

INTEREST ACCRUAL PERIOD: With respect to each Remittance Date, the period commencing on the 15th day of the month preceding such Remittance Date and ending on the 14th day of the month of such Remittance Date. However, for the Remittance Date occurring in July 1995, the period commencing on the Closing Date and ending on July 14, 1995.

LEGENDED DEFINITIVE CERTIFICATE: A Definitive Certificate bearing the Securities Legend which initially shall be all Definitive Certificates.

LIQUIDATED SBA LOAN: Any defaulted SBA Loan or Foreclosed Property as to which the Servicer has determined that all amounts which it reasonably and in good faith expects to recover have been recovered from or on account of such SBA Loan.

LIQUIDATION PROCEEDS: Cash, including Insurance Proceeds, proceeds of any Foreclosed Property Disposition, revenues received with respect to the conservation and disposition of a Foreclosed Property, and any other amounts received in connection with the liquidation of defaulted SBA Loans, whether through trustee's sale, foreclosure sale or otherwise.

LOAN GUARANTY AGREEMENT: The Loan Guaranty Agreement (Deferred Participation) (SBA Form 750) dated April 17, 1992 between the SBA and Emergent Business Capital, Inc., as such agreement may be amended from time to time or such other Loan Guaranty Agreement (Deferred Participation) (SBA Form 750) as may be effective between the SBA and any successor to Emergent Business Capital, Inc. or any other party to this agreement.

LOAN-TO-VALUE RATIO OR LTV: With respect to any SBA Loan, the gross amount of the loan divided by the total net collateral value (as determined by the Seller in accordance with its underwriting criteria) of all the Collateral securing such loan.

MAJORITY CERTIFICATEHOLDERS: The Holder or Holders of Class A and Class B Certificates evidencing an Aggregate Class A Certificate Principal Balance and Aggregate Class B Certificate Principal Balance, as the case may be, in excess of 50% of the Aggregate Class A Certificate Principal Balance and Aggregate Class B Certificate Principal Balance, as the case may be.

MONTHLY ADVANCE: An advance made by the Servicer pursuant to Section 6.7 hereof.

MONTHLY PAYMENT: The monthly payment of principal and/or interest required to be made by an Obligor on the related SBA Loan, as adjusted pursuant to the terms of the related SBA Note.

MONTHLY RESET LOANS: SBA Loans whose rate of interest is reset on a Monthly basis.

MORTGAGE: The mortgage, deed of trust or other instrument creating a lien on a Mortgaged Property.

MORTGAGED PROPERTY: The underlying real property, if any, securing an SBA Loan, consisting of a Commercial Property or Residential Property and any improvements thereon.

MULTI-PARTY AGREEMENT: That certain Multi-Party Agreement dated as of June 1, 1995 among the Seller, the Trustee the Note Custodian and the SBA, substantially in the form of Exhibit K hereto, as amended from time to time by the parties thereto.

NET LIQUIDATION PROCEEDS: Liquidation Proceeds net of (i) any reimbursements to the Servicer made therefrom pursuant to Section 5.4(b) and (ii) amounts required to be released to the related Obligor pursuant to applicable law.

NONREIMBURSABLE MONTHLY ADVANCE:  As defined in Section 6.7.

NOTE CUSTODIAN: Carolina First Bank in its capacity as Note Custodian under the Multi-Party Agreement.

OBLIGOR:  The obligor on an SBA Note.

OFFERING CIRCULAR: The Offering Circular dated June 29, 1995 pursuant to which the Emergent SBA Loan Backed Adjustable Rate Certificates, Series 1995-1, Class A and Class B were initially offered and any amendments or supplements thereto.

OFFICERS' CERTIFICATE: A certificate delivered to the Trustee signed by the Chairman of the Board, the President or a Vice President or Assistant

Vice President, and by the Treasurer, the Secretary, or one of the Assis-tant Secretaries of the Seller or the Servicer as required by this Agree-ment.

OPINION OF COUNSEL: A written opinion of counsel, who may, without limitation, be counsel for the Seller or Servicer, reasonably acceptable to the Trustee and experienced in matters relating thereto.

ORIGINAL CLASS A CERTIFICATE PRINCIPAL BALANCE: $15,357,000.

ORIGINAL CLASS B CERTIFICATE PRINCIPAL BALANCE:
$1,706,377.

ORIGINAL POOL PRINCIPAL BALANCE: $17,063,377.

PAYING AGENT: Initially, First Union National Bank of North Carolina, and thereafter, any other Person that meets the eligibility standards for the Paying Agent specified in Section 13.12 hereof and is authorized by the Trustee to make payments on the Certificates on behalf of the Trustee.

PERCENTAGE INTEREST: With respect to a Class A or Class B Certificate, the portion of the Trust Fund evidenced by such Class A or Class B Certificate, expressed as a percentage, the numerator of which is the denomination rep-resented by such Class A or Class B Certificate and the denominator of which is the Original Class A Certificate Principal Balance or Original Class B Certificate Principal Balance, as the case may be. The Certifi-cates are issuable only in the minimum Percentage Interest corresponding to a minimum denomination of $100,000 and integral multiples of $1,000 in excess thereof, except for one Certificate of each Class which may be issued in a different denomination to equal the remainder of the Original Class A Certificate Principal Balance or Original Class B Certificate Principal Balance, as the case may be.

PERMITTED INSTRUMENTS: As used herein, Permitted Instruments shall include the following:

      I. direct general obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, FHA debentures, Federal Home Loan Bank consolidated senior debt obligations, and FNMA senior debt obligations, but excluding any of such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption;

      II. federal funds, certificates of deposit, time deposits and banker's acceptances (having original maturities of not more than 365 days) of any bank or trust company incorporated under the laws of the United States or any state thereof, provided that the short-term debt obligations of such bank or trust company at the date of acquisition thereof have been rated Prime-1 or better by the Rating Agency;

      III. deposits of any bank or savings and loan association which has combined capital, surplus and undivided profits of at least $3,000,000 which deposits are held only up to the limits insured by the BIF or SAIF administered by the FDIC, provided that the unsecured long-term debt obligations of such bank or savings and loan association have been rated A3 or better by the Rating Agency;

      IV. commercial paper (having original maturities of not more than 365 days) rated Prime-1 or better by the Rating Agency;

      V. debt obligations rated Aaa by the Rating Agency (other than any such obligations that do not have a fixed par value and/or whose terms do not promise a fixed dollar amount at maturity or call date);

      VI. investments in money market funds rated Aaa or better by the Rating Agency the assets of which are invested solely in instruments described in clauses (i)-(v) above; and

            (vii) any other investment acceptable to the Rating Agency, written confirmation of which shall be furnished to the Trustee prior to any such investment.

PERSON: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, national banking association, unincorporated organization or government or any agency or political subdivision thereof.

PLACEMENT AGENT:  Prudential Securities Incorporated.

POOL PRINCIPAL BALANCE: The aggregate Principal Balances as of any date of determination.

PRIME RATE: With respect to any applicable Adjustment Date, the lowest prime lending rate published in the Eastern Edition of The Wall Street Journal on such Adjustment Date.

PRINCIPAL AND INTEREST ACCOUNT: The principal and interest account established by the Servicer pursuant to Section 5.3 hereof.

PRINCIPAL BALANCE: With respect to any SBA Loan or related Foreclosed Property, at any date of determination, (i) the Unguaranteed Percentage of the principal balance of the SBA Loan outstanding as of the Cut-Off Date, after application of principal payments received on or before such date, minus (ii) the sum of (a) the Unguaranteed Percentage of the principal portion of the Monthly Payments received during each Due Period ending prior to the most recent Remittance Date, which were distributed pursuant to Section 6.5 on any previous Remittance Date, and (b) the Unguaranteed Percentage of all Principal Prepayments, Curtailments, Excess Payments, Insurance Proceeds, Released Mortgaged Property Proceeds, Net Liquidation Proceeds and net income from a Foreclosed Property to the extent applied by the Servicer as recoveries of principal in accordance with the provisions hereof, which were distributed pursuant to Section 6.5 on any previous Remittance Date. The Principal Balance of any Liquidated SBA Loan or any SBA Loan that has been paid off will equal $0.

PRINCIPAL PREPAYMENT: Any payment or other recovery of principal on an SBA Loan equal to the outstanding principal balance thereof, received in advance of the final scheduled Due Date which is intended to satisfy an SBA Loan in full.

PRIOR LIEN: With respect to any SBA Loan secured by a lien on a Mortgaged Property which is not a first priority lien, each mortgage loan relating to the corresponding Mortgaged Property having a prior priority lien.

QIB:  A "qualified institutional buyer" as defined in Rule 144A.

QUALIFIED SUBSTITUTE SBA LOAN: An SBA loan or SBA loans substituted for a Deleted SBA Loan pursuant to Section 2.5 or 3.3 hereof, which (i) has or have an SBA Loan interest rate or rates of not less than (and not more than two percentage points more than) the SBA Loan Interest Rate for the Deleted SBA Loan, (ii) relates or relate to the same type of Collateral as the Deleted SBA Loan, (iii) matures or mature no later than (and not more than one year earlier than) the Deleted SBA Loan, (iv) has or have a Loan-to-Value Ratio or Loan-to-Value Ratios at the time of such substitution no higher than the Loan-to Value Ratio of the Deleted SBA Loan at such time,
(v) has or have a principal balance or principal balances relating to an unguaranteed interest or unguaranteed interests (after application of all payments received on or prior to the date of substitution) equal to or less than the Principal Balance of the Unguaranteed Interest or Unguaranteed Interests as of such date of the Deleted SBA Loan, (vi) has or have the same Unguaranteed Percentage at the time of substitution as the Deleted SBA Loan, and (vii) complies or comply as the date of substitution with each representation and warranty set forth in Section 3.2.

RATING AGENCY:  Moody's Investors Service, Inc. or any successor thereto.

RECORD DATE: The close of business on the last day of the month immediately preceding the month of the related Remittance Date.

REGISTERED HOLDER: With respect to any SBA Loan, the Person identified as such in the applicable SBA Form 1086, and any permitted assignees thereof.

REIMBURSABLE AMOUNTS: As of any date of determination, an amount payable to the Servicer and/or the Seller with respect to (i) the Monthly Advances and Servicing Advances reimbursable pursuant to Section 5.4(c), (ii) any advances reimbursable pursuant to Section 9.1 and not previously reimbursed pursuant to Section 6.3(c)(i), and (iii) any other amounts reimbursable to the Servicer or the Seller pursuant to this Agreement.

RELEASED MORTGAGED PROPERTY PROCEEDS: As to any SBA Loan secured by a Mortgaged Property, proceeds received by the Servicer in connection with
(a) a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or (b) any release of part of the Mortgaged

Property from the lien of the related Mortgage, whether by partial condemnation, sale or otherwise, which are not released to the Obligor in accordance with applicable law, the SBA or the Registered Holder in accordance with the SBA Rules and Regulations, the Servicer's customary SBA loan servicing procedures and this Agreement.

REMITTANCE DATE: The 15th day of any month or if such 15th day is not a Business Day, the first Business Day immediately following, commencing in July 1995.

RESIDENTIAL PROPERTY: Any one or more of the following, (i) single family dwelling unit not attached in any way to another unit, (ii) row house,
(iii) two-family house, (iv) low-rise condominium, (v) planned unit devel-opment, (vi) three- or four-family house, (vii) high-rise condominium,
(viii) mixed use building or (ix) manufactured home (as defined in FNMA/FHLMC Seller-Servicers' Guide) to the extent that it constitutes real property in the state in which it is located.

RESPONSIBLE OFFICER: When used with respect to the Trustee, any officer assigned to the Corporate Trust Division, including any Vice President, Assistant Vice President, any Assistant Secretary, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject. When used with respect to the Seller, the President, any Vice President, Assistant Vice President, or any Secretary or Assistant Secretary.

RULE 144A:  Rule 144A under the Securities Act.

RULE 144A CERTIFICATE: A certificate substantially in the form of Exhibit N hereto.

RULE 144A INFORMATION: The Offering Circular; copies of the statements and reports distributed to Certificateholders in respect of the next preceding Distribution Date pursuant to Section 6.6; and such other documents as the Borrower may, at the time of the Trustee's or the Servicer's receipt of a request for information pursuant to Section 4.7, have most recently fur-nished to the Trustee and the Servicer under a statement that such docu-ments are furnished for the purpose of responding to requests for Rule 144A Information.

SAIF:  The Savings Association Insurance Fund, or any successor thereto.

SBA: The United States Small Business Administration, an agency of the United States Government.
SBA FILE:  As described in Exhibit A.

SBA FISCAL AGENT: Colson Services Corp., in its capacity as Agent of the SBA or any successor thereto appointed by the SBA.

SBA FISCAL AGENT'S FEE: With respect to each SBA Loan, the monthly fee payable to the SBA Fiscal Agent in accordance with the SBA Rules and Regulations.


SBA Form 1086: The Secondary Participation Guaranty and Certification Agreement on SBA Form 1086, pursuant to which investors purchase the SBA Guaranteed Portion.

SBA LOAN: An individual loan which is transferred to the Trustee pursuant to this Agreement and listed on the SBA Loan Schedule as amended from time to time, together with the rights and obligations of a holder thereof and payments thereon and proceeds therefrom, the SBA Loans originally subject to this Agreement being identified on the SBA Loan Schedule. Any loan which, although intended by the parties hereto to have been, and which purportedly was, transferred and assigned to the Trust Fund by the Seller (as indicated by the SBA Loan Schedule), in fact was not transferred and assigned to the Trust Fund for any reason whatsoever, including, without limitation, the incorrectness of the statement set forth in Section 3.2(h) hereof with respect to the loan, shall nevertheless be considered an "SBA Loan" for all purposes of this Agreement.

SBA LOAN INTEREST RATE: With respect to any date of determination, the then applicable annual rate of interest borne by an SBA Loan, pursuant to its terms, which, as of the Cut-Off Date, is shown on the SBA Loan Schedule.

SBA LOAN SCHEDULE: The schedule of SBA Loans attached hereto as Exhibit F, such schedule identifying each SBA Loan by address of the related premises, and the name of the Obligor and setting forth as to each SBA Loan the following information: (i) the Principal Balance as of the close of busi-ness on the Cut-Off Date, (ii) the Account Number, (iii) the original principal amount of the SBA Loan, (iv) the SBA Loan Date and original number of months to maturity, in months, (v) the SBA Loan Interest Rate as of the Cut-Off Date and guaranteed rate payable to the Registered Holder and the SBA Fiscal Agent, (vi) when the first Monthly Payment was due,
(vii) the Monthly Payment as of the Cut-Off Date, (viii) the remaining number of months to maturity as of the Cut-Off Date, (ix) the Unguaranteed Percentage, (x) the SBA loan number, (xi) the margin which is added to the Prime Rate to determine the SBA Loan Interest Rate, and (xii) the lifetime minimum and maximum SBA Loan Interest Rates, if applicable.
SBA NOTE: The note or other evidence of indebtedness evidencing the indebtedness of an Obligor under an SBA Loan.

SBA RULES AND REGULATIONS: The Small Business Act, as amended, codified at 15 U.S.C. 631, et seq., all rules and regulations promulgated from time to time thereunder and the Loan Guaranty Agreement.

SECURITIES ACT: The Securities Act of 1933, as amended, and the rules, regulations and published interpretations of the Securities and Exchange Commission promulgated thereunder from time to time.

SECURITIES LEGEND:  The legend set forth in Exhibit M hereto.

SELLER: Emergent Business Capital, Inc., a South Carolina corporation, and its successors and assigns as Seller hereunder.

SERIES:  1995-1.

SERVICER: Emergent Business Capital, Inc., a South Carolina corporation, and its successors and assigns as Servicer hereunder.

SERVICER'S CERTIFICATE:  The certificate as defined in Section 6.6.

SERVICING ADVANCES: All reasonable and customary "out-of-pocket" costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (i) the preserva-tion, restoration and protection of the Mortgaged Property or other Collateral, (ii) any enforcement or judicial proceedings, including fore-closures, (iii) the management and liquidation of the Foreclosed Property,
(iv) compliance with the obligations under clause (iv) of Section 5.1(a) and Sections 5.2 and 5.6, which Servicing Advances are reimbursable to the Servicer to the extent provided in Section 5.4(c) and (v) in connection with the liquidation of an SBA Loan, expenditures relating to the purchase or maintenance of any Prior Lien pursuant to Section 5.11, for all of which costs and expenses the Servicer is entitled to reimbursement thereon up to a maximum rate per annum equal to the related SBA Loan Interest Rate, except that any amount of such interest accrued at a rate in excess of the weighted average Class A and Class B Remittance Rates with respect to the Remittance Date on or prior to which the Unguaranteed Percentage of the Net Liquidation Proceeds will be distributed shall be reimbursable only from Excess Proceeds and except that the Servicer shall not be required to advance any such amounts if, in its reasonable judgment, the Servicer determines that the amount of such proposed Servicing Advance will not be recoverable from Liquidation Proceeds, Released Mortgaged Property Pro-ceeds, Insurance Proceeds or otherwise in respect of the SBA Loans.

SERVICING FEE: As to each SBA Loan, the annual fee payable to the Servicer. Such fee shall be calculated and payable monthly from the amounts received in respect of interest on the Guaranteed Interest and the Unguaranteed Interest of such SBA Loan, shall accrue at the rate of 0.40% per annum and shall be computed on the basis of the same principal amount and for the period respecting which any related interest payment on an SBA Loan is computed. The Servicing Fee is payable solely from the interest portion of related (i) Monthly Payments, (ii) Liquidation Proceeds or (iii) Released Mortgaged Property Proceeds collected by the Servicer, or as otherwise provided in Section 5.4. The Servicing Fee includes any servicing fees owed or payable to any Subservicer.

SERVICING OFFICER: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the SBA Loans whose name appears on a list of servicing officers furnished to the Trustee by the Servicer, as such list may from time to time be amended.

SPECIFIED SPREAD ACCOUNT REQUIREMENT: The maximum amount of Spread Balance required to be on deposit at any time in the Spread Account which, with respect to any Remittance Date, shall be equal to the sum of (i) the then outstanding principal balance of the Unguaranteed Interests of all SBA Loans 180 days or more delinquent and (ii) the greater of (a) 4.0% of the then outstanding aggregate principal balance of the Unguaranteed Interests of all SBA Loans or (b) the amount of the Initial Deposit; provided, however, that for purposes of clauses (i) and (ii)(a), there shall be excluded the principal portion of the Unguaranteed Interests of SBA Loans which have been delinquent 24 months or have been determined to be uncol-lectible, in whole or in part, by the Servicer, to the extent that the Certificateholders have previously received the principal portion of the Unguaranteed Interests of such SBA Loans.

SPREAD ACCOUNT: The Spread Account established in accordance with the terms of the Spread Account Agreement and maintained by the Spread Account Custodian for distribution in accordance with the provisions of Section 6.2 hereof.

SPREAD ACCOUNT AGREEMENT: The Agreement dated as of June 1, 1995 by and among the Spread Account Depositor and the Spread Account Custodian, substantially in the form attached hereto as Exhibit L, as amended from time to time by the parties thereto.

SPREAD ACCOUNT CUSTODIAN: First Union National Bank of North Carolina, in its capacity as Spread Account Custodian under the Spread Account
Agreement, or any successor thereto.

SPREAD ACCOUNT DEPOSITOR: Emergent Business Capital Holdings Corporation, a Delaware corporation.

SPREAD ACCOUNT EXCESS:  As defined in Section 6.2(b)(iii).

SPREAD BALANCE: As of any date of determination, the sum of the aggregate amount then on deposit in the Spread Account.

SUBSERVICER: Any person with whom the Servicer enters into a Subservicing Agreement and who satisfies any requirements set forth in Section 5.1(b) hereof in respect of the qualification of a Subservicer.

SUBSERVICING AGREEMENT: Any agreement between the Servicer and any Subservicer relating to subservicing and/or administration of certain SBA Loans as provided in Section 5.1(b), a copy of which shall be delivered, along with any modifications thereto, to the Trustee and the SBA.

SUBSTITUTION ADJUSTMENT: As to any date on which a substitution occurs pursuant to Section 2.5 or 3.3, the amount (if any) by which the aggregate unguaranteed portions of the principal balances (after application of principal payments received on or before the date of substitution) of any Qualified Substitute SBA Loans as of the date of substitution are less than the aggregate of the Principal Balance of the related Deleted SBA Loans.

TAX RETURN: The federal income tax return to be filed on behalf of the Trust Fund together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provision of federal, state or local tax laws.

TERMINATION PRICE:  The price defined in Section 11.1 hereof.

TRUST FUND: All right, title and interest of Seller in and to the following, whether now existing or hereafter acquired: (i) an undivided interest equal to the Unguaranteed Percentage in each SBA Loan, (ii) an undivided interest equal to the Unguaranteed Percentage in each SBA Loan,
(iii) with respect to each SBA Loan, the SBA File relating to such SBA Loan, (iv) with respect to each SBA Loan, all rights and claims against the SBA, (v) with respect to each SBA Loan, all rights and claims against the holder of the Guaranteed Portion of each SBA Loan, (vi) with respect to any SBA Loan, all rights under any insurance policy, (vii) with respect to any SBA Loan in default, an undivided interest equal to the Unguaranteed Per-centage in any cash or other proceeds received on foreclosure, or liquidation whether through trustee's sale, foreclosure sale or otherwise,
(viii) the seller's interest in any Mortgage securing an SBA Loan, and (ix) proceeds of the foregoing.

TRANSFEREE CERTIFICATE: As defined in Section 4.2(d) and substantially in the form annexed hereto as Exhibit O.

TRUSTEE: First Union National Bank of North Carolina, or its successor in interest, or any successor trustee appointed as herein provided.

TRUSTEE'S DOCUMENT FILE:  The documents delivered pursuant to Section 2.4.

UNGUARANTEED INTEREST: That portion of an SBA Loan not guaranteed by the SBA pursuant to the SBA Rules and Regulations.

UNGUARANTEED PERCENTAGE: With respect to any SBA Loan, the quotient, expressed as a percentage, the numerator of which shall be the principal portion of the Unguaranteed Interest of such SBA Loan as of the Cut-Off Date and the denominator of which shall be the sum of the principal portion of the Unguaranteed Interest and the principal portion of the Guaranteed Interest of such SBA Loan as of the Cut-Off Date.

UNLEGENDED DEFINITIVE CERTIFICATE: A Definitive Certificate which does not bear the Securities Legend and which can only be issued if the Borrower determines under applicable law that the placement of the Securities Legend on such Definitive Certificate is no longer required.

                                  ARTICLE
                                     1.

                   SALE AND CONVEYANCE OF THE TRUST FUND

            Section 2.1  Sale and Conveyance of Trust Fund.

            1. The Seller hereby sells, transfers, assigns, sets over and conveys to the Trustee without recourse and for the benefit of the SBA and the Certificateholders, as their interests may appear, all of the right, title and interest of the Seller, whether now existing or hereafter acquired, in and to the Trust Fund.

            2. The rights of the Certificateholders to receive payments with respect to the SBA Loans in respect of the Certificates, and all ownership interests of the Certificateholders in such payments, shall be as set forth in this Agreement.

            Section 2.2  Possession of SBA Files.

            3. Upon the issuance of the Certificates, the ownership of each SBA Note, the Mortgage and the contents of the related SBA File is vested in the Trustee for the benefit of the SBA and the Certificate-holders, as their interests may appear.

            4. Pursuant to Section 2.4, the Seller has delivered or caused to be delivered each SBA Note to the Note Custodian.

            Section 2.3  Books and Records.

            The sale of the Unguaranteed Interest of each SBA Loan shall be reflected on the Seller's balance sheets and other financial statements as a sale of assets by the Seller and the Seller shall respond to any third-party inquiry that such transfer is so reflected as a sale. The Seller shall be responsible for maintaining, and shall maintain, a complete set of books and records for each SBA Loan which shall be clearly marked to reflect the ownership of each SBA Loan by the Trustee for the benefit of the SBA and the Certificateholders, as their interests may appear.

            Section 2.4 Delivery of SBA Loan Documents.

            The Seller, contemporaneously with the delivery of this Agreement, has delivered or caused to be delivered to the Trustee or, with respect to the SBA Notes being delivered pursuant to (a) below, to the Note Custodian, each of the following documents for each SBA Loan:

            5. The original SBA Note, endorsed by means of an allonge as follows: "Pay to the order of Carolina First Bank, and its successors and assigns, as agent for First Union National Bank of North Carolina as trustee under that certain Pooling and Servicing Agreement dated as of June 1, 1995, for the benefit of the holders of Emergent SBA Loan-Backed Certificates, Series 1995-1, Class A and Class B, and the United States

Small Business Administration as their respective interests may appear, without recourse" and signed, by facsimile or manual signature, in the name of the Seller by a Responsible Officer, with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Seller, if the Seller was not the originator;

            6. With respect to those SBA Loans secured by Mortgaged Properties, either: (i) the original Mortgage, with evidence of recording thereon, (ii) a copy of the Mortgage certified as a true copy by a Responsible Officer of the Seller where the original has been transmitted for recording until such time as the original is returned by the public recording office or duly licensed title or escrow officer or (iii) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost;

            7. With respect to those SBA Loans secured by Mortgaged Properties, either: (i) the original Assignment of Mortgage from the Seller endorsed as follows: "First Union National Bank of North Carolina ("Assignee"), its successors and assigns, as trustee under the Pooling and Servicing Agreement dated as of June 1, 1995, subject to the Multi-Party Agreement dated as of June 1, 1995" with evidence of recording thereon (provided, however, that where permitted under the laws of the jurisdiction wherein the Mortgaged Property is located, the Assignment of Mortgage may be effected by one or more blanket assignments for SBA Loans secured by Mortgaged Properties located in the same county), or (ii) a copy of such Assignment of Mortgage certified as a true copy by a Responsible Officer of the Seller where the original has been transmitted for recording (provided, however, that where the original Assignment of Mortgage is not being delivered to the Trustee, such Responsible Officer may complete one or more blanket certificates attaching copies of one or more Assignments of Mortgage relating to the Mortgages originated by the Seller);

            8. With respect to those SBA Loans secured by Mortgaged Properties, either: (i) originals of all intervening assignments, if any, showing a complete chain of title from the originator to the Seller, in-cluding warehousing assignments, with evidence of recording thereon if such assignments were recorded, (ii) copies of any assignments certified as true copies by a Responsible Officer of the Seller where the originals have been submitted for recording until such time as the originals are returned by the public recording officer, or (iii) copies of any assignments certified by the public recording office in any instances where the original recorded assignments have been lost;

            9. With respect to those SBA Loans secured by Mortgaged Properties, either: (i) originals of all title insurance policies relating to the Mortgaged Properties to the extent the Seller obtained such policies or (ii) copies of any title insurance policies to the extent the Seller obtained such policies certified as true by the Seller;

            10. For all SBA Loans, blanket assignment of all collateral securing the SBA Loan, including without limitation, all rights under applicable guarantees and insurance policies;

            11. For all SBA Loans, irrevocable power of attorney of the Seller to the Trustee to execute, deliver, file or record and otherwise deal with the Collateral for the SBA Loans in accordance with the Agree-ment. The power of attorney will be delegable by the Trustee to the Servicer and any successor servicer and will permit the Trustee or its delegate to prepare, execute and file or record UCC financing statements and notices to insurers; and

            12. For all SBA Loans, blanket UCC-1 financing statements identifying by type all Collateral for the SBA Loans in the SBA Loan Pool and naming the Trustee as Secured Parties and the Seller as the Debtor.
The UCC-1 financing statements will be filed promptly following the Closing Date in New York, North Carolina and South Carolina and will be in the nature of protective notice filings rather than true financing statements.

            The Seller shall, within ten Business Days after the receipt thereof, and in any event, within 270 days of the Closing Date, deliver or cause to be delivered to the Trustee: (i) the original recorded Mortgage in those instances where a copy thereof certified by the Seller was delivered to the Trustee; (ii) the original recorded Assignment of Mortgage from the Seller to the Trustee, which, together with any intervening assignments of Mortgage, evidences a complete chain of title from the originator to the Trustee in those instances where copies thereof certified by the Seller were delivered to the Trustee; and (iii) any intervening as-signments of Mortgage in those instances where copies thereof certified by the Seller were delivered to the Trustee. Notwithstanding anything to the contrary contained in this Section 2.4, in those instances where the public recording office retains the original Mortgage, Assignment of Mortgage or the intervening assignments of the Mortgage after it has been recorded, the Seller shall be deemed to have satisfied its obligations hereunder upon delivery to the Trustee of a copy of such Mortgage, Assignment of Mortgage or assignments of Mortgage certified by the public recording office to be a true copy of the recorded original thereof. All SBA Loan documents held by the Trustee or the Note Custodian, as the case may be, as to each SBA Loan are referred to herein as the "Trustee's Document File."

            Although it is the intent of the parties to this Agreement that the conveyance of the Seller's right, title and interest in and to the Unguaranteed Interests of the SBA Loans and other assets in the Trust Fund pursuant to this Agreement shall constitute a purchase and sale and not a loan, in the event that such conveyance is deemed to be a loan, it is the intent of the parties to this Agreement that the Seller shall be deemed to have granted to the Trustee a first priority perfected security interest in all of the Seller's right, title and interest in, to and under the Unguaranteed Interests of the SBA Loans and other assets in the Trust Fund, and that this Agreement shall constitute a security agreement under applicable law.

            All recordings required pursuant to this Section 2.4 shall be accomplished by and at the expense of the Servicer.

                              Section 13. Acceptance by Trustee of
                                                      the Trust Fund; Cer-
                        tain Substitutions; Certification by Trustee.

            14. The SBA shall cause the Note Custodian to execute and deliver on the Closing Date, for each SBA Loan, an acknowledgment of receipt of the original SBA Note by the Note Custodian by facsimile with an originally executed copy to follow, in the form attached as Exhibit 1 to the Multi-Party Agreement, and declares that the Note Custodian will hold such documents and any amendments, replacements or supplements thereto, as agent for the benefit of the SBA and the Certificateholders. The Trustee agrees, for the benefit of the SBA and the Certificateholders, to review each Trustee's Document File within 90 days after the Closing Date (or, with respect to any Qualified Substitute SBA Loan, within 45 days after the assignment thereof) and to deliver to the Certificateholders, the Seller, the SBA and the Servicer a certification in the form attached hereto as Exhibit E-1. Within 360 days after the Closing Date (or, with respect to any Qualified Substitute SBA Loan, within 360 days after the assignment thereof), the Trustee shall deliver to the Servicer, the Seller, the SBA, each Rating Agency and any Certificateholder who requests a copy from the Trustee a final certification in the form attached hereto as Exhibit E-2 evidencing the completeness of the Trustee's Document Files.

            15. If the Trustee or the SBA, as the case may be, during the process of reviewing the Trustee's Document Files finds any document constituting a part of a Trustee's Document File which is not properly executed, has not been received, is unrelated to an SBA Loan identified in the SBA Loan Schedule, or does not conform in a material respect to the requirements of Section 2.4 or the description thereof as set forth in the SBA Loan Schedule, the Trustee or the SBA, as the case may be, shall promptly so notify the Servicer and the Seller. In performing any such review, the Trustee or the SBA, as the case may be, may conclusively rely on the Seller as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's and the SBA's review of the SBA Files is limited solely to confirming that the documents listed in Section 2.4 have been executed and received and relate to the SBA Loans identified in the SBA Loan Schedule. The Seller agrees to use reasonable efforts to remedy a material defect in a document constituting part of an SBA File of which it is so notified by the Trustee or the SBA, as the case may be. If, however, within 60 days after the Trustee's or SBA's notice to it respecting such material defect the Seller has not remedied the defect and such defect materially and adversely affects the value of the related SBA Loan, the Seller will (i) substitute in lieu of such SBA Loan a Qualified Substitute SBA Loan in the manner and subject to the conditions set forth in Section 3.3 or (ii) purchase the Unguaranteed Interest of such SBA Loan at a purchase price equal to the Principal Balance of such Unguaranteed Interest as of the date of purchase, plus 30 days' interest on such Principal Balance, computed at the Adjusted SBA Loan Remittance Rate as of the next succeeding Determination Date, plus any accrued unpaid Servicing Fees, Monthly Advances and Servicing Advances reimbursable to the Servicer, which purchase price shall be deposited in the Principal and Interest Account on the next succeeding Determination Date.

            16. Upon receipt by the Trustee and the SBA of a certification of a Servicing Officer of the Servicer of such purchase and the deposit of the amounts described above in the Principal and Interest Account (which certification shall be in the form of Exhibit G hereto), the Trustee and the SBA shall release to the Servicer for release to the Seller the related Trustee's Document File and the Trustee and the SBA shall execute, without recourse, and deliver such instruments of transfer necessary to transfer such SBA Loan to the Seller. All costs of any such transfer shall be borne by the Servicer.

            17. If in connection with taking any action the Servicer requires any item constituting part of the Trustee's Document File, or the release from the lien of the related SBA Loan of all or part of any Mortgaged Property or other Collateral, the Servicer shall deliver to the Trustee and the SBA a certificate to such effect in the form attached as Exhibit G hereto. Upon receipt of such certification, the Trustee or the SBA, as the case may be, shall deliver to the Servicer the requested docu-mentation and the Trustee shall execute, without recourse, and deliver such instruments of transfer necessary to release all or the requested part of the Mortgaged Property or other Collateral from the lien of the related SBA Loan.

            On the Remittance Date in March of each year, the Trustee shall deliver to the Seller, the SBA and the Servicer a certification detailing all transactions with respect to the SBA Loans for which the Trustee holds a Trustee's Document File pursuant to this Agreement during the prior calendar year. Such certification shall list all Trustee's Document Files which were released by or returned to the Trustee or the Note Custodian during the prior calendar year, the date of such release or return and the reason for such release or return. The Note Custodian shall also provide such certification to the Seller, the SBA and the Servicer regarding the Trustee's Document Files held by it.

            Section 2.6 Authentication of Certificates.

            The Trustee acknowledges the assignment to it of the SBA Loans and the delivery to the Trustee and the Note Custodian of the Trustee's Document Files and, concurrently with such delivery, has authenticated or caused to be authenticated and delivered to or upon the order of the Seller, in exchange for the SBA Loans, the Trustee's Document Files and the other assets included in the definition of Trust Fund, Certificates duly authenticated by the Trustee in authorized denominations.

            Section 2.7 Fees and Expenses of the Trustee.

            The fees and expenses of the Trustee including (i) the annual fees of the Trustee, payable quarterly in advance, (ii) any other fees and expenses to which the Trustee is entitled hereunder, and
(iii) reimbursements to the Servicer for any advances made by the Servicer to the Expense Account pursuant to Section 6.3 hereof, shall be paid from the Expense Account in the manner set forth in Section 6.3 hereof; provid-ed, however, that the Seller shall be liable for any expenses of the Trust Fund incurred prior to the Closing Date. The Trustee shall be paid fees and expenses in excess of amounts available in the Expense Account by the Servicer pursuant to the terms of Section 12.5 hereof. The Servicer and the Trustee hereby covenant with the Certificateholders that every material contract or other material agreement entered into by the Trustee, or the Servicer, acting as attorney-in-fact for the Trustee, on behalf of the Trust Fund shall expressly state therein that no Certificateholder shall be personally liable in connection with such contract or agreement.

                                 ARTICLE 1.

                       REPRESENTATIONS AND WARRANTIES

                                    Section 3.1 Representations of the
                              Seller.

            The Seller hereby represents and warrants to the Trustee and the Certificateholders as of the Closing Date:

            1. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Seller and perform its obligations hereunder; the Seller has corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action; this Agreement evidences the valid, binding and enforceable obligation of the Seller; and all requisite corporate action has been taken by the Seller to make this Agreement valid, binding and enforceable upon the Seller in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or the application of equitable principles in any proceeding, whether at law or in equity, none of which will affect the ownership of the SBA Loans by the Trustee, as trustee;

            2. All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc., under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Seller makes no such representation or warranty), that are necessary or advisable in connection with the purchase and sale of the Certificates and the execution and delivery by the Seller of the documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions con-templated by this Agreement and the other documents on the part of the Seller and the performance by the Seller of its obligations under this Agreement and such of the other documents to which it is a party;

            3. The consummation of the transactions contemplated by this Agreement will not result in the breach of any terms or provisions of the articles of incorporation or by-laws of the Seller or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any material agreement, indenture or loan or credit agreement or other material instru-ment to which the Seller or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject, the violation of which would have a material adverse effect on the Certificateholders, the properties related to an SBA Loan or the consummation of the transactions contemplated herein;

            4. Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby and thereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not mis-leading;

            5. The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

            6. There is no action, suit, proceeding or investigation pending or, to the best of the Seller's knowledge, threatened against the Seller which, either in any one instance or in the aggregate, may (i) result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted, or in any material liability on the part of the Seller or of any action taken or to be taken in connection with the obligations of the Seller contemplated herein, or which would be likely to impair materially the ability of the Seller to perform under the terms of this Agreement or (ii) which would draw into question the validity of this Agreement or the SBA Loans;

            7. The Trust Fund will not constitute an "investment company" within the meaning of the Investment Company Act;

            8. The Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (fi-nancial or other) or operations of the Seller or its properties or might have consequences that would materially and adversely affect its perfor-mance hereunder;

            9. No Certificateholder is subject to state licensing requirements solely by virtue of holding the Certificates;

            10. The transfer, assignment and conveyance of the SBA Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction and do not violate the SBA Rules and Regula-tions;

            11. The origination and collection practices used by the Seller with respect to each SBA Note and Mortgage have been in all material respects legal, proper, prudent and customary in the SBA loan origination and servicing business;

            12. Each SBA Loan was selected from among the existing SBA loans in the Seller's portfolio at the date hereof in a manner not designed to adversely affect the Certificateholders;

            13. The Seller received fair consideration and reasonably equivalent value in exchange for the sale of the Unguaranteed Interest of the SBA Loans evidenced by the Certificates;

            14. Neither the Seller nor any of its affiliates sold any interest in any SBA Loan evidenced by the Certificates with any intent to hinder, delay or defraud any of their respective creditors; and

            15. The Seller is solvent, and the Seller will not be rendered insolvent as a result of the transfer of the SBA Loans to the Trust Fund or the sale of the Certificates.

            Section 3.2   Individual SBA Loans.

            The Seller hereby represents and warrants to the Trustee, and the Certificateholders, with respect to each SBA Loan originated by the Seller, as of the Closing Date:

            16. The information with respect to each SBA Loan set forth in the SBA Loan Schedule is true and correct;

            17. All of the original or certified documentation set forth in Section 2.4 (including all material documents related thereto) has been or will be delivered to the Trustee or the Note Custodian, on behalf of the Trustee, on the Closing Date or as otherwise provided in Section 2.4;

            18. Each Mortgaged Property is improved by a Commercial Property or a Residential Property and does not constitute other than real property under state law;

            19. Except with respect to no more than 1.2% of the SBA Loans, each SBA Loan has been originated by the Seller and is being serviced by the Servicer or one or more Subservicers;
            20. For each month, the amount of interest payable by each Obligor in accordance with the terms of the related SBA Loan, net of the amount of interest payable to the related Registered Holder, the Excess Spread related to such SBA Loan and the Note Custodian's Fee, is at least equal to the sum of (i) the amount of interest payable to the Certifi-cateholders on the related Remittance Date, (ii) the Servicing Fee, and
(iii) the Annual Expense Escrow Amount, in each case for the same month;

            21. Each SBA Note will, with respect to principal payments, adjust quarterly and provide for a schedule of Monthly Payments which are, if timely paid, sufficient to fully amortize the principal balance of such SBA Note on its maturity date;

            22. With respect to those SBA Loans secured by a Mortgaged Property, each Mortgage is a valid and subsisting lien of record on the Mortgaged Property subject only to any applicable Prior Liens on such Mort-gaged Property and subject in all cases to such exceptions that are generally acceptable to banking institutions in connection with their regular commercial lending activities, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage;

            23. Immediately prior to the transfer and assignment herein contemplated, the Seller held good and indefeasible title to, and was the sole owner of, the Unguaranteed Interest of each SBA Loan conveyed by the Seller subject to no liens, charges, mortgages, encumbrances or rights of others except as set forth in Section 3.2(g) or other liens which will be released simultaneously with such transfer and assignment; and immediately upon the transfer and assignment herein contemplated, the Trustee will hold good and indefeasible title, to, and be the sole owner of, each SBA Loan subject to no liens, charges, mortgages, encumbrances or rights of others except as set forth in Section 3.2(g), the interests of the SBA or other liens which will be released simultaneously with such transfer and as-signment;

            24. As of the Cut-Off Date, no SBA Loan is 30 or more days delinquent in payment;

            25. To the best of the Seller's knowledge, there is no delinquent tax or assessment lien on any Mortgaged Property, and each Mortgaged Property is free of material damage and is in good repair;

            26. The SBA Loan is not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the SBA Note or any related Mortgage, or the exercise of any right thereunder, render either the SBA Note or any related Mortgage unenforceable in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

            27. Each SBA Loan at the time it was made complied and, as of the Closing Date, complies in all material respects with applicable state and federal laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and the SBA Rules and Regulations;

            28. Except with respect to no more than 1.2% of the SBA Loans which were acquired and re-underwritten by the Seller in accordance with its customary underwriting procedures, the SBA Loans were originated by the Seller in accordance with the underwriting criteria set forth in the Offering Circular;

            29. Pursuant to the SBA Rules and Regulations, the Seller requires that the improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage representing coverage described in Section 5.6;

            30. Pursuant to the SBA Rules and Regulations, the Seller requires that if a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy is in effect with respect to such Mortgaged Property with a generally acceptable carrier in an amount representing coverage described in Section 5.6;

            31. Each SBA Note, any related Mortgage and any other agreement pursuant to which Collateral is pledged to the Seller is the legal, valid and binding obligation of the maker thereof and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law), none of which will prevent the ultimate realization of the security provided by the Collateral or other agreement, and all parties to each SBA Loan had full legal capacity to execute all SBA Loan documents and convey the estate therein purported to be conveyed;

            32. The Servicer has caused and will cause to be performed any and all acts reasonably required to be performed to preserve the rights and remedies of the Trustee in any insurance policies applicable to the SBA Loans including, without limitation, in each case, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the Trustee or the Seller, respectively;

            33. Each original Mortgage was recorded, and all subsequent assignments of the original Mortgage have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the related Obligor (or, subject to Sec-tion 2.4 hereof, are in the process of being recorded);

            34. Each SBA Loan conforms, and all such SBA Loans in the aggregate conform, to the description thereof set forth in the Offering Circular;

            35. The terms of the SBA Note and the related Mortgage or other security agreement pursuant to which Collateral was pledged have not been impaired, altered or modified in any respect, except by a written instrument which has been recorded, if necessary, to protect the interest of the SBA and the Certificateholders and which has been delivered to the Trustee;

            36. There are no material defaults in complying with the terms of any applicable Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable;

            37. There is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property, nor is such a proceeding currently occurring, and such property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the SBA Loan or the use for which the premises were intended;

            38. Each Mortgaged Property which is the primary collateral for the related SBA Loan was, at the time of origination of such SBA Loan, and to the best of the Seller's knowledge, is, as of the Cut-Off Date, free of contamination from toxic substances or hazardous wastes that would have a material adverse effect on either the value of the Mortgaged Property or the ability of the Mortgagee to obtain rights and benefits intended to be afforded by the related Mortgage;

            39. The proceeds of the SBA Loan have been fully disbursed, and there is no obligation on the part of the Seller to make future advances thereunder. Any and all requirements as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing or recording the SBA Loans were paid;

            40. There is no obligation on the part of the Seller or any other party (except for any guarantor of an SBA Loan) to make Monthly Payments in addition to those made by the Obligor;

            41. No statement, report or other document signed by the Seller constituting a part of the SBA File contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained therein not misleading;

            (aa) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mort-gage, and no fees or expenses are or will become payable by the Certif-icateholders to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Obligor;

            (bb) No SBA Loan has a shared appreciation feature, or other contingent interest feature;

            (cc) With respect to each SBA Loan secured by a Mortgaged Property and that is not a first mortgage loan, either (i) no consent for the SBA Loan is required by the holder of any related Prior Lien or
(ii) such consent has been obtained;

            (dd) Each SBA Loan was originated to a business located in the State identified in the SBA Loan Schedule;

            (ee) All parties which have had any interest in the SBA Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein any Mortgaged Property is located, and
(2)(A) organized under the laws of such state, or (B) qualified to do business in such state, or (C) federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state;

            (ff) Any related Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to the Mortgagor which would materially interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mort-gage;

            (gg) As of the Closing Date there is no material default (in the case of a payment default, a payment more than 30 days past due), breach, violation or event of acceleration existing under the SBA Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and neither the Servicer nor the Seller have waived any default, breach, violation or event of acceleration;

            (hh) All parties to the SBA Note and any related Mortgage or other document pursuant to which Collateral was pledged had legal capacity to execute the SBA Note and any such Mortgage or other document and each SBA Note and Mortgage or other document have been duly and properly executed by such parties;

            (ii) The SBA Loan was not selected for inclusion under this Agreement from the Seller's portfolio of comparable SBA loans on any basis which would have a material adverse effect on a Certificateholder; and

            (jj) All amounts received after the Cut-Off Date with respect to the SBA Loans have been, to the extent required by this Agreement, deposited into the Principal and Interest Account and are, as of the Closing Date, in the Principal and Interest Account.

            (kk) At origination, the realizable value of the collateral securing each SBA Loan, together with the amount of each personal guarantee with respect thereto, equalled or exceeded 100% of the principal amount of each SBA Loan.

            Section 3.3 Purchase and Substitution of Defective
                  SBA Loans.

            It is understood and agreed that the representations and warranties set forth in Sections 3.1 and 3.2 shall survive delivery of the Certificates to the Certificateholders. Upon discovery by the Servicer, any Subservicer or the Trustee of a breach of any of such representations and warranties which materially and adversely affects the value of the SBA Loans or the interest of the Certificateholders or the SBA therein or which materially and adversely affects the interests of the Certificateholders and the SBA in the related SBA Loan in the case of a representation and warranty relating to a particular SBA Loan (notwithstanding that such representation and warranty was made to the Seller's best knowledge), the party discovering such breach shall give prompt written notice to the others. Within 60 days of the earlier of its discovery or its receipt of notice of any breach of a representation or warranty, the Seller shall
(a) promptly cure such breach in all material respects, (b) purchase the Unguaranteed Interest of such SBA Loan by depositing in the Principal and Interest Account, on the next succeeding Determination Date, an amount and in the manner specified in Section 2.5(b), or (c) remove such SBA Loan from the Trust Fund (in which case it shall become a Deleted SBA Loan) and substitute one or more Qualified Substitute SBA Loans. Any such substitu-tion shall be accompanied by payment by the Seller of the Substitution Adjustment, if any.

            As to any Deleted SBA Loan for which the Seller substitutes a Qualified Substitute SBA Loan or Loans, the Servicer shall effect such substitution by delivering to the Trustee and the Note Custodian a certification in the form attached hereto as Exhibit G, executed by a Servicing Officer, and shall also deliver to the Trustee and the Note Custodian, as applicable, the documents constituting the Trustee's Document File for such Qualified Substitute SBA Loan or Loans.

            The Servicer shall deposit in the Principal and Interest Account the Unguaranteed Percentage of all payments of principal received in connection with such Qualified Substitute SBA Loan or Loans after the date of such substitution together with all interest (net of the portion thereof required to be paid to the related Registered Holder, the Note

Custodian's Fee and the Servicing Fee with respect to each SBA Loan). Monthly Payments received with respect to Qualified Substitute SBA Loans on or before the date of substitution will be retained by the Seller. The Trust Fund will own all payments received with respect to the Unguaranteed Interest on the Deleted SBA Loan on or before the date of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted SBA Loan. The Servicer shall give written notice to the Trustee that such substitution has taken place and shall amend the SBA Loan Schedule to reflect the removal of such Deleted SBA Loan from the terms of this Agreement and the substitution of the Qualified Substitute SBA Loan or Loans. Upon such substitution, such Qualified Substitute SBA Loan or Loans shall be subject to the terms of this Agreement in all respects, including Sections 2.4 and 2.5, and the Seller shall be deemed to have made with respect to such Qualified Substi-tute SBA Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in Sections 3.1 and 3.2. On the date of such substitution, the Seller will remit to the Servicer, and the Servicer will deposit into the Principal and Interest Account an amount equal to the Substitution Adjustment.

            In addition to the cure, purchase and substitution obligation in Section 2.5 and this Section 3.3, the Seller shall indemnify and hold harmless the Trust Fund, the Trustee and the Certificateholders against any loss, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Seller's representations and warranties contained in this Agreement. It is understood and agreed that the obligations of the Seller set forth in Sections 2.5 and 3.3 to cure, purchase or substitute for a defective SBA Loan and to indemnify the Certificateholders and the Trustee as provided in Sections 2.5 and 3.3 constitute the sole remedies of the Trustee and the Certificateholders respecting a breach of the foregoing representations and warranties.

            Any cause of action against the Servicer or the Seller relating to or arising out of the breach of any representations and warranties made in Section 2.5, 3.1 or 3.2 shall accrue as to any SBA Loan upon
(i) discovery of such breach by any party and notice thereof to the Seller and or notice thereof by the Seller to the Trustee, (ii) failure by the Seller to cure such breach or purchase or substitute such SBA Loan as specified above, and (iii) demand upon the Seller by the Trustee for all amounts payable hereunder in respect of such SBA Loan.

                                 ARTICLE 2.

                              THE CERTIFICATES

            Section 4.1   The Certificates.

            The Class A and Class B Certificates shall be substantially in the forms annexed hereto as Exhibits B-1 and B-2 and shall, upon original issue, be executed and delivered by the Servicer to the Trustee for authentication and redelivery to or upon the order of the Seller, upon re-ceipt by the Trustee and the Note Custodian of the documents specified in
Section 2.4. All Certificates shall be executed on behalf of the Servicer by its President, one of its Vice Presidents or one of its Assistant Vice Presidents, in the denominations specified in the definition of Percentage Interest, and shall be authenticated on behalf of the Trustee by one of its Responsible Officers. Certificates bearing the signatures of individuals who were at the time of the execution or authentication of the Certificates the proper officers of the Servicer or a Responsible Officer of the Trustee, as the case may be, shall bind the Servicer or the Trustee, as the case may be, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the delivery of such Certificates or did not hold such offices at the date of such Certificates. All Certificates issued hereunder shall be dated the date of their authentication. Each Certificate shall have a Note attached to it in the form of Exhibit Q hereto.

            Section 4.2 Registration of Transfer and Exchange
                              of Certificates.

                  1. The Certificate Registrar shall cause to be maintained in accordance with the provisions of Section 4.5 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of the Certifi-cates and of transfers and exchanges of Certificates as herein provided. The Trustee shall serve as the initial Certificate Registrar for the purpose of registering transfers and exchanges of Certificates as herein provided. The exchange, transfer and registration of Notes in the form of Exhibit Q shall be made simultaneously with and only in conjunction with the exchange, transfer and registration of the related Certificates.

                  2. No restrictions to transfer shall apply to the transfer or registration of transfer of an Unlegended Definitive Certificate to a transferee that takes delivery in the form of a Definitive Certificate. By acceptance of a Legended Definitive Certificate, whether upon original issuance or subsequent transfer, each Holder of such a Certificate acknowledges the restrictions on the transfer of such Certifi-cate set forth in the Securities Legend and agrees that it will transfer such a Certificate only as provided herein.

            The following restrictions shall apply with respect to the transfer and registration of transfer of a Legended Definitive Certificate to a transferee that takes delivery in the form of a Definitive Certificate:


          I. The Trustee shall register the transfer of a Legended Definitive Certificate if the requested transfer is (x) to the Seller, an affiliate (as defined in Rule 144(a)(1) under the Securities Act) of the Seller or the Placement Agent or (y) being made by a transferor who has provided the Trustee with a Rule 144A Certificate in the form of Exhibit N hereto.

                1. The Trustee shall register the transfer of a Legended Definitive Certificate if (x) the transferor has advised the Seller and the Trustee in writing that the Certificate is being transferred to an Institutional Accredited Investor; and (y) prior to transfer the transferor furnishes to the Trustee and the Seller a letter of the transferee substan-tially in the form of Exhibit P hereto. In addition, the Seller or the Trustee may as a condition of the registration of any such transfer require the transferor to furnish such other certifications, legal opinions or other information (at the transferor's expense) as it may reasonably require to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration re-quirements of the Securities Act and other applicable laws.

            A transferee shall only be able to take delivery of an Unlegended Definitive Certificate if and after the Seller submits to the Trustee an Officers' Certificate of the Seller stating that the Securities Legend is not required on such Definitive Certificate by applicable law. Upon the Seller submitting such Officers' Certificate to the Trustee, the Holder of such Certificate may submit such Certificate to the Trustee to exchange such Certificate for an Unlegended Definitive Certificate and the Trustee shall satisfy such request notwithstanding anything else herein to the contrary, and delivery permitted herein of a Legended Definitive Cer-tificate may be made in the form of an Unlegended Definitive Certificate.


1. Transfers of beneficial interests in the Book-Entry Certificates, or transfers by Holders of Definitive Certificates to transferees that take delivery in the form of beneficial interests in the Book-Entry Cer-tificates, may be made only in accordance with this Section 4.2(c) and in accordance with the rules of the Clearing Agency.


          I. In the case of a beneficial interest in a Book-Entry Certificate being transferred to an Institutional Accredited Investor, such transferee shall be required to take delivery in the form of a Definitive Certificate or Certificates and the Trustee shall register such transfer only upon compliance with the provisions of Section 4.2(b)(ii), mutatis mutandis.

                1. In the case of a beneficial interest in a Book-Entry Certificate being transferred to a transferee that takes delivery in the form of a Definitive Certificate or Certificates, except as set forth in clause (i) above, the Trustee shall register such transfer only upon compliance with the provisions of Section 4.2(b)(i) or (ii), mutatis mutandis.

           2. In the case of a Definitive Certificate being transferred to a transferee that takes delivery in the form of a beneficial interest in a Book-Entry Certificate, the Trustee shall register such transfer if the transferor has provided the Trustee with a Rule 144A Certificate in the form of Exhibit N hereto.

           3. No restrictions shall apply with respect to the transfer or registration of transfer of a beneficial interest in a Book-Entry Certifi-cate to a transferee that takes delivery in the form of a beneficial interest in such Book-Entry Certificate.


1. An exchange of a beneficial interest in a Book-Entry Certificate for a Definitive Certificate or Certificates, an exchange of a Definitive Certificate or Certificates for a beneficial interest in a Book-Entry Certificate and an exchange of a Definitive Certificate or Certificates for another Definitive Certificate or Certificates (in each case, whether or not such exchange is made in anticipation of subsequent transfer, and in the case of a Book-Entry Certificate, so long as the Book-Entry Certificate remains outstanding and is held by or on behalf of the Clearing Agency) may be made only in accordance with this Section 4.2(d) and in accordance with the rules of the Clearing Agency.


         I. A Holder of a beneficial interest in a Book-Entry Certificate may at any time exchange such beneficial interest for a Definitive Certificate or Certificates of the same Class.

               1. A Holder of a Definitive Certificate may exchange such Certificate for a beneficial interest in the Book-Entry Certificate of the same Class if such Holder furnishes to the Seller and to the Trustee a cer-tificate substantially in the form of Exhibit O hereto.

                2. A Holder of a Definitive Certificate may exchange such Certificate for an equal aggregate principal amount of Definitive Certifi-cates in different authorized denominations without any certification.

                         a. b. Upon acceptance for exchange or transfer of a Definitive Certificate for a beneficial interest in the Book-Entry Certificate of the same Class as provided herein, the Trustee shall cancel such Definitive Certificate and shall request the Clearing Agency to endorse on the schedule affixed to such Book-Entry Certificate (or on a continuation of such schedule affixed to such Book-Entry Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and an increase in the principal amount of such Book-Entry Certificate equal to the principal amount of such Definitive Certificate exchanged or transferred therefor.

                  c. Upon acceptance for exchange or transfer of a beneficial interest in a Book-Entry Certificate for a Definitive Certificate of the same Class as provided herein, the Trustee shall request the Clearing Agency to endorse on the schedule affixed to such Book-Entry Certificate (or on a continuation of such schedule affixed to such Book-Entry Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the principal amount of such Book-Entry Certificate equal to the principal amount of such Definiti-ve Certificate issued in exchange therefor or upon transfer thereof.


1. The following provisions shall apply to the placement of the Securities Legend on any Definitive Certificate issued in exchange for or upon transfer of another Definitive Certificate or of a beneficial interest in a Book-Entry Certificate and to the removal of the Securities Legend from any Legended Definitive Certificate.


              I. Unless determined otherwise by the Seller in accordance with applicable law, a Definitive Certificate issued upon transfer of or exchange for a beneficial interest in a Book-Entry Certificate shall bear the Securities Legend.

                1. Upon the transfer, exchange or replacement of a Legended Definitive Certificate, or upon specific request of a Holder of a Legended Definitive Certificate for removal of the Securities Legend therefrom, the Trustee shall deliver an Unlegended Definitive Certificate or Certificates if there is provided to the Seller evidence reasonably satisfactory to the Seller (which may include an Opinion of Counsel) that neither the Secu-rities Legend nor the restrictions on transfer set forth therein are required to ensure compliance with the Securities Act.
                2. Upon the transfer, exchange or replacement of an Unlegended Definitive Certificate, the Trustee shall deliver a Legended or Unlegended Definitive Certificate or Certificates, as the Holder may request.


1. Each transferee of a Class B Certificate shall be deemed to have agreed with and represented to the Seller and the Trustee that such Person is not an employee benefit plan subject to ERISA or a plan or individual retirement account subject to Section 4975 of the Code (an "ERISA Plan") and has not used any assets of any such plan or account to acquire such Certificate.

            1. The provisions of this Section 4.2(h) shall be subject in every respect to Sections 4.2(b) through (g). The Holder of a beneficial interest in a Book-Entry Certificate may, subject to the rules and procedures of the Clearing Agency, cause the Clearing Agency to notify the Trustee in writing of a request for transfer or exchange of such beneficial interest for a Definitive Certificate or Certificates. Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Seller, the Certificate Registrar or the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or its attorney duly authorized in writing. Upon surrender for registration of transfer of any Certificate at any office or agency of the Seller maintained for such purpose pursuant to Section 4.5, the Authenticating Agent or the Trustee shall execute and the Trustee or the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate original Percentage Interest of the same Class. The Trustee may decline to accept any request for an exchange or registration of transfer of any Certificate during the period commencing on any Record Date and ending on the related Remittance Date. At the option of the Certif-icateholders, Certificates may be exchanged for other Certificates of a like aggregate original Percentage Interest of the same Class upon surren-der of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Authenticat-ing Agent or the Trustee shall execute and the Trustee or the Authenticat-ing Agent shall authenticate, date and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

                  1. No service charge shall be made to a Certificate-holder for any registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates.

                  2. All Certificates surrendered for registration of transfer or exchange shall be cancelled by the Certificate Registrar or the Trustee in accordance with their standard procedures.

                  3. The Certificate Registrar shall provide to the Trustee (unless the Trustee is acting as Certificate Registrar) (i) upon receipt of a written request from the Trustee, notice of each registration of transfer of a Certificate, (ii) an updated copy of the Certificate Register at the beginning of each calendar quarter and (iii) upon receipt of a written request therefor, a list of Holders of the Certificates.

            Section 4.3 Mutilated, Destroyed, Lost or
                              Stolen Certificates.

            If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Trustee and the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Servicer, the Trustee and the Certificate Registrar such security or indemnity (which, in the case of an insurance company, shall be limited to a letter of indemnity) as may be required by each of them to save each of them harmless, then, in the absence of notice to the Servicer, the Trustee and the Certificate Regis-trar that such Certificate has been acquired by a bona fide purchaser, the Servicer shall execute and deliver, and the Trustee shall authenticate, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest, but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section 4.3, the Servicer and the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. Any duplicate Certificate issued pursuant to this Section 4.3 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the mutilated, destroyed, lost or stolen Certificate shall be found at any time.

            Section 4.4 Persons Deemed Owners.

            Prior to due presentation of a Certificate for registration of transfer, the Servicer, the Seller, the Trustee, the Paying Agent and the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving remittances pursuant to Section 6.5 and for all other purposes whatsoever, and the Seller, the Servicer, the Trustee and the Certificate Registrar shall not be affected by notice to the contrary.
            Section 4.5 Maintenance of Office or Agency.

            The Trustee shall maintain in New York City or the City of Charlotte, North Carolina an office or agency where the Certificates may be surrendered for registration of transfer or exchange and presented for final distribution and where notices and demands in respect of the Certificates and this Agreement may be served. The Trustee initially appoints its corporate trust office in Charlotte, North Carolina as its presenting agent for said purposes. The Certificate Registrar will give prompt written notice to the Seller, the Servicer, the Trustee and the Certificateholders of any change in the location of such office or agency.

            Section 4.6  Book-Entry Certificates.

            2. The Book-Entry Certificates upon original issuance (i) shall be delivered by the Trustee in typewritten form to the initial Clearing Agency, (ii) shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of the initial Clearing Agency and (ii) shall bear a legend substantially to the following effect:

            "Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corpora-tion ("DTC"), to the Seller or its agent for registration of transfer, exchange or payment, and any certificate issued is regis-tered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

            A Book-Entry Certificate may be deposited with such other Clearing Agency as the Seller may from time to time designate, and shall bear such legend as may be appropriate; provided that such successor Clear-ing Agency maintains a book-entry system that qualifies to be treated as "registered form" under Section 163(f)(3) of the Code.

            3. If at any time the Clearing Agency for the Book-Entry Certificates notifies the Depositor or the Trustee that it is unwilling or unable to continue as Clearing Agency for the Book-Entry Certificates or if at any time the Clearing Agency shall no longer be eligible to act as such under this Section 4.6, the Seller shall appoint a successor Clearing Agen-cy with respect to the Book-Entry Certificates. Any such successor Clear-ing Agency must maintain a book-entry system that qualifies under Section 163(f)(3) of the Code. If a successor Clearing Agency for such Book-Entry Certificate is not appointed by the Seller within 90 days after the Seller receives such notice or a copy thereof from the Trustee or becomes aware of such ineligibility or unwillingness, the Seller's election pursuant to this
Section 4.6 that such Certificates be represented by Book-Entry Certifi-cates shall no longer be effective and the Servicer shall execute and the Trustee and/or the Authenticating Agent shall authenticate and deliver Def-initive Certificates of the same Class and in any authorized denominations having an aggregate Percentage Interest equal to the aggregate Percentage Interest of such Book-Entry Certificates in exchange for such Book-Entry Certificate.

            If the Trustee has instituted or has been directed to institute any judicial proceeding in a court to enforce the rights of the Certificateholders under the Certificates, and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of the Certificates, the Certificates represented by the Book-Entry Certificates shall no longer be represented by such Book-Entry Certificates. In such event, the Servicer shall execute and the Trustee and/or the Authenticating Agent shall authenticate and deliver, in exchange for the Book-Entry Certificates, Definitive Certificates of the same Class, in authorized denominations, in an aggregate Percentage Interest equal to the Percentage Interest represented by such Book-Entry Certificates.

            4. The Book-Entry Certificates shall in all respects be entitled to the same benefits under this Agreement as Definitive
Certificates authenticated and delivered hereunder.

            5. Beneficial interests in the Book-Entry Certificate will be sold in minimum denominations of $100,000 and integral multiples of $1,000 above such minimum amount. Owners of a beneficial interest in the Book-Entry Certificate will be entitled to receive physical delivery of Definit-ive Certificates only as provided herein. The Definitive Certificates will be sold in minimum denominations of $100,000 and in integral multiples of $1,000 above such minimum amount.

            6. The Seller, the Servicer, the Paying Agent, the Certificate Registrar and the Trustee may deal with the Clearing Agency and the Clearing Agency Participants for all purposes (including the making of distributions on the Certificates of each Class) as the authorized repre-sentatives of the Certificate Owners;

            7. To the extent that the provisions of this Section 4.6 conflict with any other provisions of this Agreement, the provisions of this Section 4.6 shall control with respect to each affected Certificate.

            8. The rights of Certificate Owners of Book-Entry Certificates shall be exercised only through the Clearing Agency and the applicable Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Depository Agreement applicable to each Class of Book-Entry Certificates, except to the extent that Definitive Certificates of such Class are issued, the ini-tial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on such Book-Entry Certificates to such Clearing Agency Partici-pants.

            Section 4.7 Rule 144A Information. Upon request of any Holder of a Certificate or of any beneficial interest therein, if the Trust is at the time of such request not subject to the reporting requirements of sec-tion 13 or 15(d) of the Exchange Act, the Servicer shall promptly furnish Rule 144A Information to such Holder or to a prospective purchaser of such Certificate designated by such Holder in order to permit compliance by such Holder with Rule 144A in connection with the resale of such Certificate by such Holder.

            Section 4.8 Notices to Clearing Agency. Whenever notice or other communication to the Certificate Owners of Book-Entry Certificates is required under this Agreement, except to the extent that Definitive Certi-ficates shall have been issued to Certificate Owners, the Servicer or the Trustee shall give all such notices and communications specified herein to be given to the Certificate Owners of Book-Entry Certificates to the Clear-ing Agency for distribution to the Certificate Owners of such Book-Entry Certificates.

            Section 4.9 Definitive Certificates. If (i) (A) the Seller advises the Trustee in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities under the appli-cable Depository Agreement or the Trustee is so advised by the Clearing Agency in writing, and (B) the Seller is unable to locate a qualified successor, or (ii) Certificate Owners of a Class representing beneficial interests aggregating not less than 50% of the aggregate Percentage Interest of such Class advise the Trustee and the applicable Clearing Agency through the applicable Clearing Agency Participants in writing that the continuation of a book-entry system through the applicable Clearing Agency is no longer in the best interests of the Certificate Owners of such Class, the Trustee shall notify all Certificate Owners of such Class, through the applicable Clearing Agency Participants, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners of such Class requesting the same. Upon surrender to the Certificate Registrar of the Certificates of such Class by the applica-ble Clearing Agency accompanied by registration instructions from the applicable Clearing Agency for registration, the Certificate Registrar shall issue the Definitive Certificates of such Class. Neither the Deposi-tor, the Borrower, the Certificate Registrar nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates of such Class, all references herein to obligations imposed upon or to be performed by the applicable Clearing Agency shall be deemed to be imposed upon and performed by the Paying Agent and the Certificate Registrar, to the extent applicable with respect to such Definitive Certificates, and the Trustee, the Paying Agent and the Certificate Registrar shall recognize the Holders of the Definitive Certi-ficates of such Class as Certificateholders of such Class hereunder.

            Section 4.10. Lists of Certificateholders. At such time, if any, as Book-Entry Certificates are no longer outstanding, if three or more Certificateholders or any Certificateholder holding 5% or more of the Percentage Interest (i) request in writing from the Trustee a list of names and addresses of Certificateholders, (ii) state that such Certificate-holders desire to communicate with other Certificateholders with respect to their rights hereunder or under the Certificates, and (iii) provide a copy of the communication which such Certificateholders propose to transmit (for information purposes and not review), then the Trustee shall, within 10 Business Days after the receipt of such request, afford the requesting Cer-tificateholders access during normal business hours to the list of the Certificateholders held by the Trustee, if any, as of the most recent Record Date. If such Record Date list is as of a date more than 90 days prior to the date of receipt of such Certificateholders' request, the Trustee shall promptly prepare or cause to be prepared a current list and promptly afford the requesting Certificateholders access to the new list upon its receipt by the Trustee. The expense of providing any such infor-mation requested by the requesting Certificateholders shall be borne by such Certificateholders and shall not be borne by the Trustee.

                                 ARTICLE 1.

                 ADMINISTRATION AND SERVICING OF SBA LOANS

            Section 5.1 Duties of the Servicer.


          I. The Servicer covenants and agrees that it shall act as agent (and the Servicer is hereby appointed to act as agent) on behalf of the Trust Fund and that, in such capacity, it shall: (i) prepare and file, or cause to be prepared and filed, in a timely manner, any Tax Return required to be filed by the Trust Fund; (ii) prepare and forward, or cause to be prepared and forwarded, to the Trustee, the Certificateholders and to the Internal Revenue Service and any other relevant governmental taxing authority all information returns or reports as and when required to be provided to them in accordance with any provision of federal, state or local income tax laws;
      (iii) to the extent that the affairs of the Trust Fund are within its control, conduct such affairs at all times that any Certificates are outstanding so as to maintain the status of the Trust Fund as a grantor trust under any applicable federal, state and local laws;
      (iv) pay the amount of any and all federal, state, and local taxes, imposed on the Trust Fund when and as the same shall be due and payable (but such obligation shall not prevent the Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Servicer from withholding pay-ment of such tax, if permitted by law, pending the outcome of such proceedings); (v) ensure that any such returns or reports filed on behalf of the Trust Fund are properly executed by the appropriate person; and (vi) represent the Trust Fund in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of the Trust Fund, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any item of the Trust Fund and otherwise act on behalf of the Trust Fund in relation to any tax matter involving the Trust Fund. The Servicer shall indemnify the Trustee and the Trust Fund for any liability it may incur in connection with this
      Section 5.1(a), which indemnification shall survive the termination of the Trust Fund; provided, however, that the Servicer shall not indemnify the Trustee for the Trustee's negligence or wilful misconduct.

                  1. The Servicer, as independent contract servicer, shall service and administer the SBA Loans and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement, the Multi-Party Agreement and the SBA Rules and Regulations. The Servicer may enter into Subservicing Agreements for any servicing and administration of SBA Loans with any entity approved with prior written consent by the SBA. Any such Subservicing Agreement shall be consistent with and not violate the provisions of this Agreement and the Multi-Party Agreement. The Servicer shall be entitled to terminate any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement and to either itself directly service the related SBA Loans or enter into a Subservicing Agreement with a successor subservicer which qualifies hereunder.

                  2. Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and primarily liable to the Trustee, the SBA and the Certificateholders for the servicing and administering of the SBA Loans in accordance with the provisions of this Agreement, the Multi-Party Agreement and the SBA Rules and Regulations without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the SBA Loans. For purposes of this Agreement, the Servicer shall be deemed to have received payments on SBA Loans when any Subservicer has received such payments. The Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Servicer by such Subservicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

               3. Any Subservicing Agreement that may be entered into and any transactions or services relating to the SBA Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Servicer alone, and the Trustee, the SBA and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Sec-tion 5.1(e).

             4. In the event the Servicer shall for any reason no longer be the Servicer (including by reason of an Event of Default), the Trustee or its designee shall, subject to Section 10.2 hereof, thereupon assume all of the rights and obligations of the Servicer under each Subservicing Agreement that the Servicer may have entered into, unless the Trustee is then permitted and elects to terminate any Subservicing Agreement in accordance with its terms. The Trustee, its designee or the successor servicer for the Trustee shall be deemed to have assumed all of the Servicer's interest therein and to have replaced the Servicer as a party to each Subservicing Agreement to the same extent as if the Subservicing Agreements had been assigned to the assuming party, except that the Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreements. The Servicer at its expense and without right of reimbursement therefor, shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the SBA Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party.

                  5. Consistent with the terms of this Agreement, the Multi-Party Agreement, the SBA Agreement (as defined in the Multi-Party Agreement) and the SBA Rules and Regulations, the Servicer may waive, modify or vary any term of any SBA Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Obligor if in the Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the SBA and the Certificateholders, provided, however, that (unless (x) the Obligor is in default with respect to the SBA Loan, or such default is, in the judgment of the Servicer, imminent and (y) the Servicer determines that any modification would not be considered a new loan for federal income tax purposes) the Servicer may not permit any modification with respect to any SBA Loan that would change the SBA Loan Interest Rate, defer (subject to Sec-tion 5.9), or forgive the payment of any principal or interest (unless in connection with the liquidation of the related SBA Loan), or extend the final maturity date on such SBA Loan without the consent of the SBA. The Servicer may exercise all unilateral servicing actions permitted by participating lenders in accordance with the SBA Rules and Regulations. No costs incurred by the Servicer or any Subservicer in respect of Servicing Advances shall for the purposes of distributions to Certifi-cateholders be added to the amount owing under the related SBA Loan. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered to execute and deliver on behalf of the Trustee, the SBA and each Certificateholder, all instruments of satisfaction or cancellation, or of partial or full re-lease, discharge and all other comparable instruments, with respect to the SBA Loans and with respect to any Mortgaged Properties or other Collateral. If reasonably required by the Servicer, each Certifi-cateholder and/or the Trustee shall furnish the Servicer, within 5 Busi-ness Days of receipt of the Servicer's request, with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement. Any such request to the Trustee shall be accompanied by a certification in the form of Exhibit G attached hereto signed by a Servicing Officer.

            The Servicer, in servicing and administering the SBA Loans, shall employ or cause to be employed procedures (including collection, foreclosure and Foreclosed Property management procedures) and exercise the same care that it customarily employs and exercises in servicing and admin-istering SBA loans for its own account, in accordance with the SBA Rules and Regulations and giving due consideration to the Certificateholders' and the SBA's reliance on the Servicer.

                  6. On and after such time as the Trustee receives the resignation of, or notice of the removal of, the Servicer from its rights and obligations under this Agreement, and with respect to resignation pursuant to Section 9.4, after receipt of the Opinion of

      Counsel required pursuant to Section 9.4 addressed to the SBA and the Trustee, the Trustee or its designee shall assume all of the rights and obligations of the Servicer, subject to Section 10.2 hereof. The Servicer shall, upon request of the Trustee but at the expense of the Servicer, deliver to the Trustee all documents and records (including computer tapes and diskettes) relating to the SBA Loans and an accounting of amounts collected and held by the Servicer and otherwise use its best efforts to effect the orderly and efficient transfer of servicing rights and obligations to the assuming party.

            Section 5.2 Liquidation of SBA Loans.

            In the event that any payment due under any SBA Loan and not postponed pursuant to Section 5.1 is not paid when the same becomes due and payable, or in the event the Obligor fails to perform any other covenant or obligation under the SBA Loan, the Servicer shall take such action in accordance with the SBA Rules and Regulations as it shall deem to be in the best interests of the Certificateholders and the SBA. With respect to any such SBA Loan for which the SBA has expressed to the Servicer the SBA's desire to assume servicing of such SBA Loan consistent with the SBA Rules and Regulations, the Trustee shall, upon written direction of the Servicer, deliver to the SBA or its designee all or any portion of the Trustee's Document File relating to such SBA Loan and the Trustee shall execute such documents, including but not limited to an endorsement of the related SBA Note and an assignment of the related Mortgage, as the Servicer shall request. Expenses incurred in connection with any such action shall be the responsibility of the Servicer and shall not be chargeable to the Principal and Interest Account or the Certificate Account except in the event the Trustee is serving as successor to the Servicer hereunder. Subject to the SBA Rules and Regulations and with the prior written consent of the SBA, the Servicer shall foreclose upon or otherwise comparably effect the owner-ship in the name of the SBA of Mortgaged Properties or other Collateral relating to defaulted SBA Loans as to which no satisfactory arrangements can be made for collection of delinquent payments in accordance with the provisions of Section 5.8. In the event, the Trustee is successor to the Servicer, it shall not foreclose on any Mortgaged Properties without the SBA's prior written consent. In connection with any foreclosures or other conversions, the Servicer shall exercise collection and foreclosure proce-dures with the same degree of care and skill in its exercise or use as it would exercise or use under the circumstances in the conduct of its own affairs. The Unguaranteed Percentage of any amounts advanced in connection with such foreclosure or other action shall constitute "Servicing Advances." The Servicer shall take into account the existence of any hazardous substances, hazardous wastes or solid wastes on Mortgaged Proper-ties in determining whether to foreclose upon or otherwise comparably convert the ownership of such Mortgaged Property, and will not foreclose on a Mortgaged Property where it has cause to believe such substances exist unless it had received a Phase 1 environmental report and such report suggests that the benefits of foreclosure outweigh the costs. In the event the Trustee is serving as successor to the Servicer hereunder it shall not be required to foreclose on any Mortgaged Properties unless it shall have received a Phase I environmental report indicating no environmental problems and it shall have received adequate indemnification from the SBA or the Certificateholders against any claims, losses or expenses from potential liability from any environmental contamination.

            After an SBA Loan has become a Liquidated SBA Loan, the Servicer shall promptly prepare and forward to the Trustee and the SBA and, upon request, any Certificateholder, a Liquidation Report, in the form attached hereto as Exhibit H, detailing the Liquidation Proceeds received from the Liquidated SBA Loan, expenses incurred with respect thereto, and any loss incurred in connection therewith.

            Section 5.3 Establishment of Principal and
                              Interest Accounts; Deposits in
                              Principal and Interest Accounts.


1. The Servicer shall cause to be established and maintained one or more Principal and Interest Accounts, in one or more Designated Depository Institutions (provided, however, that one or more Principal and Interest Accounts may be established and maintained with First Union National Bank of North Carolina so long as First Union National Bank of North Carolina remains a Designated Depository Institution), in the form of time deposit or demand accounts, which may be interest-bearing or such accounts may be trust accounts wherein the moneys therein are invested in Permitted Instru-ments, titled "Emergent Business Capital, Inc., in trust for the registered holders of Emergent SBA Loan-Backed Adjustable Rate Certificates, Series 1995-1, Class A and Class B." Such Principal and Interest Accounts shall be insured by the BIF or SAIF administered by the FDIC to the maximum extent provided by law. The creation of any Principal and Interest Account shall be evidenced by a letter agreement in the form of Exhibit C hereto.

            A copy of such letter agreement shall be furnished to the Trustee, the SBA and, upon request, any Certificateholder.
            1. The Servicer and each Subservicer shall deposit without duplication (within two Business Days of receipt thereof) in the Principal and Interest Account and retain therein:


               I. the Unguaranteed Percentage of all payments received after the Cut-Off Date on account of principal on the SBA Loans, including the Unguaranteed Percentage of all Excess Payments, Principal Prepayments and Curtailments collected after the Cut-Off Date;

        A. all payments received after the Cut-Off Date on account of interest on the SBA Loans (net of the portion thereof required to be paid to the related Registered Holder, the SBA Fiscal Agent's Fee, any Additional Fee and the Servicing Fee with respect to each SBA Loan and other servicing compensation payable to the Servicer as permitted herein) including reimbursement of Monthly Advances and Servicing Advances;

        B.  the Unguaranteed Percentage of all Net Liquidation Proceeds;

        C. the Unguaranteed Percentage of all Insurance Proceeds (other than amounts to be applied to restoration or repair of any related Mortgaged Property, or to be released to the Obligor in accordance with customary servicing procedures);

        D. the Unguaranteed Percentage of all Released Mortgaged Property Proceeds;

        E. any amounts paid in connection with the repurchase of the Unguaranteed Interest of any SBA Loan and the amount of any Substitution Adjustment received pursuant to Sections 2.5 and 3.3;

        F. any amount required to be deposited in the Principal and Interest Account pursuant to Section 5.4 or 5.8; and

        G. the amount of any losses incurred in connection with investments in Permitted Instruments.


1. The foregoing requirements for deposit in the Principal and Interest Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments with respect to the Guaranteed Interest and the Servicing Fee with respect to each SBA Loan and to the extent received and permitted by Section 7.2, together with the difference between any Liquidation Proceeds and the related Net Liquidation Proceeds, need not be deposited by the Servicer in the Principal and Interest Account.

            1. Any interest earnings on funds held in the Principal and Interest Account paid by a Designated Depository Institution shall be for the account of the Servicer and may only be withdrawn from the Principal and Interest Account by the Servicer immediately following its monthly remittance to the Trustee pursuant to Section 5.4(b). Any reference herein to amounts on deposit in the Principal and Interest Account shall refer to amounts net of such investment earnings.

            Section 5.4 Permitted Withdrawals From the
                              Principal and Interest Account.

            The Servicer shall withdraw funds from the Principal and Interest Account for the following purposes:

            2. to reimburse itself for any accrued and unpaid Monthly Advances provided, however, that the Servicer shall reimburse itself for Monthly Advances attributable to the fact that a month has fewer than 30 days out of interest collections attributable to a month that has more than 30 days;

            3. to effect the remittance to the Trustee on each Determination Date for deposit in the Certificate Account, the portion of the Available Funds for the related Remittance Date that is net of

Compensating Interest, Monthly Advances and amounts then on deposit in the Spread Account;

            4. to reimburse itself for any accrued and unpaid Servicing Fees and for unreimbursed Servicing Advances to the extent deposited in the Principal and Interest Account (and not netted from Monthly Payments received); provided, however, that the Servicer's right to such reimburse-ment pursuant hereto shall be subordinate to the rights of the Registered Holders;

            5. to withdraw any amount received from an Obligor that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction;


         I. II. to make investments in Permitted Instruments and a) to pay to itself, as permitted by Section 5.3(d), interest paid in respect of Permitted Instruments or by a Designated Depository Institution on funds deposited in the Principal and Interest Account;

1. to withdraw any funds deposited in the Principal and Interest Account that were not required to be deposited therein or were deposited therein in error;

            1.  to pay itself servicing compensation pursuant to
Section 7.2 hereof or interest as permitted under the definition of Excess Proceeds; and

            2. to clear and terminate the Principal and Interest Account upon the termination of this Agreement.

            So long as no default or Event of Default shall have occurred and be continuing, and consistent with any requirements of the Code, the Principal and Interest Account shall either be maintained with a Designated Depository Institution as an interest-bearing account meeting the requirements set forth in Section 5.3(a), or the funds held therein may be invested by the Servicer (to the extent practicable) in Permitted Instruments, as directed in writing by the Servicer. In either case, funds in the Principal and Interest Account must be available for withdrawal without penalty, and any Permitted Instruments must mature not later than the Business Day immediately preceding the Determination Date next follow-ing the date of such investment (except that if such Permitted Instrument is an obligation of the institution that maintains such account, then such Permitted Instrument shall mature not later than such Determination Date) and shall not be sold or disposed of prior to its maturity. All Permitted Instruments must be held by or registered in the name of "Emergent Business Capital, Inc., in trust for the registered holders of Emergent SBA Loan-Backed Adjustable Rate Certificates, Series 1995-1." All interest or other earnings from funds on deposit in the Principal and Interest Account (or any Permitted Instruments thereof) shall be the exclusive property of the

Servicer, and may be withdrawn from the Principal and Interest Account pursuant to clause (d) above. The amount of any losses incurred in connection with the investment of funds in the Principal and Interest Account in Permitted Instruments shall be deposited in the Principal and Interest Account by the Servicer from its own funds immediately as realized without reimbursement therefor.

            Section 5.5 Transfer of Accounts.

            The Servicer may, upon written notice to the Trustee and the SBA, transfer any Principal and Interest Account to a different Designated Depository Institution.

            Section 5.6 Maintenance of Hazard Insurance.

            The Servicer shall comply with the SBA Rules and Regulations concerning the issuance and maintenance of fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located. If at origination of an SBA Loan, to the best of the Servicer's knowledge after reasonable investigation, the related Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) consistent with the SBA Rules and Regulations, the Servicer will require the related Obligor to purchase a flood insurance policy with a generally acceptable insurance carrier, in an amount repre-senting coverage not less than the least of (i) the full insurable value of the Mortgaged Property, or (ii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended. The Servicer shall also maintain, to the extent such insurance is available, and in accordance with the SBA Rules and Regulations and the Servicer's policies, on Foreclosed Property constituting real property, fire and hazard insurance in the amounts described above and liability insurance. Any amounts collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Proper-ty, or to be released to the Obligor in accordance with the SBA Rules and Regulations) shall be deposited in the Principal and Interest Account, subject to withdrawal pursuant to Section 5.4. It is understood and agreed that no earthquake or other additional insurance need be required by the Servicer of any Obligor or maintained on Foreclosed Property, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All policies required hereunder shall be endorsed with standard mortgagee clauses with losses payable to the Servicer or its affiliates.

            Section 5.7       Fidelity Bond.

            The Servicer shall maintain with a responsible company, and at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, in a minimum amount equal to $2,50,000, and a maximum deductible of $25,000, if commercially available, with coverage on all employees acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the SBA Loans ("Servicer Employ-ees"). The fidelity bond shall insure the Trustee, its officers and employees against losses resulting from forgery, theft, embezzlement or fraud by such Servicer Employees. The errors and omissions policy shall insure against losses resulting from the errors, omissions and negligent acts of such Servicer Employees. No provision of this Section 5.7 requir-ing such fidelity bond and errors and omissions insurance shall relieve the Servicer from its duties as set forth in this Agreement. Upon the request of the Trustee, the SBA or any Certificateholder, the Servicer shall cause to be delivered to the Trustee, the SBA or such Certificateholder a certified true copy of such fidelity bond and insurance policy. The current issuer of such fidelity bond and insurance policy is Aetna Casualty and Surety Company.

            Section 5.8 Title, Management and Disposition
                              of Foreclosed Property.

            In the event that title to a Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure (a "Foreclosed Property"), the deed or certificate of sale shall be taken in the name of the SBA.

            Unless the servicing of a Foreclosed Property is assumed by the SBA pursuant to the SBA Rules and Regulations, the Servicer, subject to Sections 5.1 and 5.2 hereof, shall manage, conserve, protect and operate each Foreclosed Property for the SBA and the Certificateholders solely for the purpose of its prudent and prompt disposition and sale. The Servicer shall, either itself or through an agent selected by the Servicer, manage, conserve, protect and operate the Foreclosed Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the Foreclosed Property is managed. The Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Servicer deems to be in the best interest of the SBA and the Certificateholders.

            The Servicer shall cause to be deposited in the Principal and Interest Account, no later than five Business Days after the receipt thereof, the Unguaranteed Percentage of all revenues received with respect to the conservation and disposition of the related Foreclosed Property net of Servicing Advances.

            The disposition of Foreclosed Property shall be carried out by the Servicer at such price, and upon such terms and conditions, as the Servicer, with SBA concurrence, deems to be in the best interest of the SBA and the Certificateholders. The Unguaranteed Percentage of the proceeds of sale of the Foreclosed Property shall promptly, but in no event later than two Business Days after receipt, be deposited in the Principal and Interest Account as received from time to time and, as soon as practicable thereafter, the expenses of such sale shall be paid, the Servicer shall, subject to Section 5.4, reimburse itself for any related unreimbursed Servicing Advances, unpaid Servicing Fees and unreimbursed Monthly Advances, and the Servicer shall deposit in the Principal and Interest Account the Unguaranteed Percentage of the net cash proceeds of such sale to be distributed to the Certificateholders in accordance with Section 6.5 hereof.

            In the event any Mortgaged Property is acquired as aforesaid or otherwise in connection with a default or imminent default on an SBA Loan, the Servicer shall dispose of such Mortgaged Property within two years after its acquisition unless the Servicer and the Trustee shall have received an Opinion of Counsel also addressed to the SBA with respect to such longer retention.

            Section 5.9 Collection of Certain SBA
                              Loan Payments.

            The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the SBA Loans, and shall, to the extent such procedures shall be consistent with this Agreement, comply with the terms and provisions of any applicable hazard insurance policy. Consistent with the foregoing and the SBA Rules and Regulations, the Servicer may in its discretion waive or permit to be waived any fee or charge which the Servicer would be entitled to retain hereunder as servicing compensation and extend the due date for payments due on an SBA Note for a period (with respect to each payment as to which the due date is extended) not greater than 180 days after the initially scheduled due date for such payment provided that the Servicer determines such extension would not be considered a new mortgage loan for federal income tax purposes. In the event the Servicer shall consent to the deferment of the due dates for payments due on an SBA Note, the Servicer shall nonetheless make payment of any required Monthly Advance with respect to the payments so extended to the same extent as if such installment were due, owing and delinquent and had not been deferred, and shall be entitled to reimbursement therefor in accordance with Section 5.4(b) hereof.

            Section 5.10      Access to Certain Documentation and
                              Information Regarding the SBA Loans.

            The Servicer shall provide to the Trustee, the SBA, the Cer-tificateholders, the FDIC, the Office of Thrift Supervision and the supervisory agents and examiners of each of the foregoing access to the documentation regarding the SBA Loans required by applicable local, state and federal regulations, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it.

            Section 5.11      Superior Liens.

            If the Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by a Prior Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the Mortgaged Property sold or foreclosed, the Servicer shall take, on behalf of the SBA and the Trust Fund, whatever actions are necessary to protect the interests of the Certificateholders and the SBA, and/or to preserve the security of the related SBA Loan. The Servicer shall immediately notify the Trustee and the SBA of any such action or circumstances. The Servicer will advance the necessary funds to cure the default or reinstate the superior lien, if such advance is in the best interests Certificateholders and the SBA. The Servicer shall thereafter take such action as is necessary to recover the amount so advanced.

                                 ARTICLE 1.

                     PAYMENTS TO THE CERTIFICATEHOLDERS

                                    Section 6.1 Establishment of
                              Certificate Account; Deposits in Certificate
                              Account; Permitted Withdrawals from
                              Certificate Account.


              I. No later than the Closing Date, the Trustee will establish and maintain with itself in its trust department a trust account titled "Certificate Account, First Union National Bank of North Carolina, as trustee for the registered holders of Emergent SBA Loan-Backed
      Adjustable Rate Certificates, Series 1995-1, Class A and Class B"
      (the "Certificate Account"). The Trustee shall, promptly upon re-ceipt, deposit in the Certificate Account and retain therein:

              A. the Available Funds (net of the amount of Monthly Advances and Compensating Interest deposited pursuant to subclause (ii) below and amounts then on deposit in the Spread Account) remitted by the Servicer;


              B. the Compensating Interest and the portion of the Monthly Advance remitted to the Trustee by the Servicer;

              C.  amounts transferred from the Spread Account pursuant to
      Section 6.2(b)(i); and

              D.  amounts required to be paid by the Servicer pursuant to
      Section 6.4(e) in connection with losses on investments of amounts in the Certificate Account.

                  1. Amounts on deposit in the Certificate Account shall be withdrawn on each Remittance Date by the Trustee, or the Paying Agent, on its behalf, to effect the distribution described in Section 6.5(b) and thereafter by the following parties in no particular order of priority:

              E. by the Trustee, to invest amounts on deposit in the Certificate Account in Permitted Instruments pursuant to Section 6.4;

              F. by the Trustee, to pay on a monthly basis to the Servicer as additional servicing compensation interest paid and earnings realized on Permitted Instruments;

              G. by the Trustee, to withdraw any amount not required to be deposited in the Certificate Account or deposited therein in error; and

              H. by the Trustee, to clear and terminate the Certificate Account upon the termination of this Agreement in accordance with the terms of
      Section 11.1 hereof.

            Section 6.2 Establishment of Spread Account;
                              Deposits in Spread Account; Permitted
                              Withdrawals from Spread Account.

                  1. No later than the Closing Date, the Trustee will establish with the Spread Account Custodian an Account in accordance with the terms of the Spread Account Agreement (the "Spread Account"). The
      Spread Account shall be the property of the Spread Account Depositor, subject to the terms hereof and of the Spread Account Agreement, and the funds held therein may be invested in Permitted Instruments. The
      Trustee or the Spread Account Custodian, as the case may be, shall, promptly upon receipt, deposit into the Spread Account or, in the case of the Trustee, transfer to the Spread Account Custodian for deposit in the Spread Account:

              I. on the Closing Date, the Initial Deposit made by the Spread Account Depositor;

              J. on each Remittance Date, that portion of the Available Funds, if any, required to be deposited into the Spread Account pursuant to
      Section 6.5(b)(vii) until the Spread Balance equals the then applicable Specified Spread Account Requirement; and

              K.  amounts required to be paid by the Servicer pursuant to
      Section 6.4(e) in connection with losses on investments of amounts in the Spread Account.

                1. Amounts on deposit in the Spread Account shall be withdrawn by the Spread Account Custodian and transferred to the Trustee for distribution in the manner set forth in subclause (c) below on each Remittance Date in the following order of priority:

              L. to deposit in the Certificate Account an amount by which (a) the sum of the Class A and Class B Interest Distribution Amounts, the Class A and Class B Principal Distribution Amounts and the Class A and Class B Carry Forward Amounts exceeds (b) the Available Funds for such Remittance Date (but excluding from such definition of Available Funds, amounts in the Spread Account);
              M. to deposit in the Certificate Account the amount, if any, required to make the full distribution to the Expense Account pursuant to Section 6.5(b)(v); and

              N. to the extent that the amount then on deposit in the Spread Account after giving effect to all required transfers from the Spread Account to the Certificate Account on such Remittance Date then exceeds the Specified Spread Account Requirement as of such Remittance Date (such excess, a "Spread Account Excess"), an amount equal to such Spread Account Excess shall be distributed by the Spread Account Custodian to the Spread Account Depositor;

and also, in no particular order of priority:

              O. to invest amounts on deposit in the Spread Account in Permitted Instruments pursuant to Section 6.4;

              P. to withdraw any amount not required to be deposited in the Spread Account or deposited therein in error; and

              Q. to clear and terminate the Spread Account upon the termination of this Agreement in accordance with the terms of Section 11.1.

                  1. Any amounts which are required to be withdrawn from the Spread Account pursuant to paragraph (b) above shall be withdrawn from the Spread Account in the following order of priority: (i) first, from any uninvested funds therein, and (ii) second, from the proceeds of the liquidation of any investments therein pursuant to Section 6.4(b).

            Section 6.3 Establishment of Expense Account;
                              Deposits in Expense Account; Permitted
                              Withdrawals from Expense Account.

                  2. No later than the Closing Date, the Trustee will establish with itself an account for the benefit of the Trustee to pay its fees and expenses related to the Trust Fund (the "Expense Account"). The Expense Account shall not constitute part of the Trust Fund and is for the benefit of the Trustee and, on a subordinate basis, for the benefit of the Servicer as described in (b)(ii) and (c) below. The Trustee shall deposit into the Expense Account:

              R. on each Remittance Date from the amounts on deposit in the Certificate Account an amount equal to one-twelfth of the Annual Expense Escrow Amount; and

              S. upon receipt, amounts required to be paid by the Servicer pursuant to Section 6.4(e) in connection with losses on investments of amounts in the Expense Account.

If, at any time the amount then on deposit in the Expense Account shall be insufficient to pay in full the fees and expenses of the Trustee then due, the Trustee shall make demand on the Servicer to advance the amount of such insufficiency, and the Servicer shall promptly advance such amount. Thereafter, the Servicer shall be entitled to reimbursement from the Expense Account for the amount of any such advance from any excess funds available pursuant to subclause (c)(ii) below. Without limiting the obligation of the Servicer to advance such insufficiency, in the event the Servicer does not advance the full amount of such insufficiency by the Business Day immediately preceding the Determination Date, the amount of such insufficiency shall be deposited into the Expense Account for payment to the Trustee pursuant to Section 6.5(b)(iii), to the extent of available funds in the Certificate Account.

                  1. The Trustee may invest amounts on deposit in the Expense Account in Permitted Instruments pursuant to Section 6.4 hereof, and the Trustee shall withdraw amounts on deposit in the Expense Account to:

              T.  pay the Trustee's fees and expenses as described in Section
      2.7 hereof;

              U. pay on a monthly basis to the Servicer as additional servicing compensation interest paid and earnings realized on Permitted
      Instruments;

              V. withdraw any amounts not required to be deposited in the Expense Account or deposited therein in error; and

              W. clear and terminate the Expense Account upon the termination of this Agreement in accordance with the terms of Section 11.1.

                  1. On the twelfth Remittance Date following the Closing Date, and on each twelfth Remittance Date thereafter, the Trustee shall determine that all payments required to be made during the prior twelve month period pursuant to subclauses (b)(i), (b)(ii) and (b)(iii) above, have been made, and, if all such payments have been made, from the amounts remaining in the Expense Account, the Trustee shall (in the following order of priority):

              X. reimburse the Servicer and/or the Seller, for reimbursable advances made pursuant to Section 9.1;
              Y. reimburse the Servicer for advances made by it pursuant to the last paragraph of subclause (a) above; and

              Z. remit to the Servicer as additional servicing compensation any amounts remaining in the Expense Account after payments made pursuant to subclauses (b)(i), (b)(ii), (b)(iii), (c)(i) and (c)(ii), above.

            Section 6.4 Investment of Accounts.

                  1. So long as no default or Event of Default shall have occurred and be continuing, and consistent with any requirements of the Code, all or a portion of any Account which is not by the terms of this Agreement to be held uninvested held by the Trustee or the Spread Account Custodian shall be invested and reinvested by the Trustee or the Spread Account Custodian, as directed in writing by the Servicer, in one or more Permitted Instruments in the name of the Trustee or the Spread Account Custodian, as the case may be, bearing interest or sold at a discount. No such investment in the Certificate Account and the Spread Account shall mature later than the Business Day immediately preceding the next Remittance Date and no such investment in the Expense Account shall mature later than the Business Day immediately preceding the date such funds will be needed to pay fees or premiums; provided, however, the Trustee or any affiliate thereof, may be the obligor on any investment which otherwise qualifies as a Permitted Instrument and any investment on which the Trustee is the obligor may mature on such Remittance Date or date when needed, as the case may be.

                2. If any amounts are needed for disbursement from any Account held by the Trustee or the Spread Account Custodian and sufficient uninvested funds are not available to make such disbursement, the Trustee or the Spread Account Custodian, as the case may be, shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Account. Neither the Trustee nor the Spread Account Custodian shall be liable for any investment loss or other charge resulting therefrom.

                3. Subject to Section 12.1 hereof, neither the Trustee nor the Spread Account Custodian shall in any way be held liable by reason of any insufficiency in any Account held by the Trustee or the Spread Account Custodian resulting from any investment loss on any Permitted Instrument included therein (except to the extent that the Trustee is the obligor thereon).

                4. The Trustee and the Spread Account Custodian shall invest and reinvest funds in the Accounts held by the Trustee or the Spread Account Custodian, to the fullest extent practicable, in such manner as the Servicer shall from time to time direct in writing, but only in one or more Permitted Instruments.

                5. All income or other gain from investments in any Account held by the Trustee or the Spread Account Custodian shall be deposited in such Account, as the case may be, immediately on receipt, and the Trustee or the Spread Account Custodian shall notify the Servicer of any loss resulting from such investments. The Servicer shall remit the amount of any such loss from its own funds, without reimbursement therefor, to the Trustee or the Spread Account Custodian, as the case may be, for deposit in the Account from which the related funds were withdrawn for investment by the next Determination Date following re-ceipt by the Servicer of such notice.

            Section 6.5 Distributions.

                6. The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund, and all ownership interests of the Certificateholders in such distributions, shall be as set forth in this Agreement.

                7. On each Remittance Date the Trustee shall withdraw from the Certificate Account the sum of (A) that portion of the Available Funds received from the Servicer pursuant to Section 6.1(a)(i), (ii) and (iv) and (B) the amounts deposited therein pursuant to Section 6.2(b)(i) and make distributions thereof in the following order of priority:

              AA. First, to the Class A Certificates in an amount up to the Class A Interest Distribution Amount;

              BB. Second, to the Class A Certificates in an amount up to the sum of (a) the Class A Principal Distribution Amount and (b) the Class A Carry Forward Amount;

              CC. Third, to the Expense Account in an amount up to one-twelfth of the Annual Expense Escrow Amount plus any amount required to be paid to the Trustee pursuant to Section 6.3(a) resulting from insufficiencies in the Expense Account;

              DD. Fourth, to the Class B Certificates in an amount up to the Class B Interest Distribution Amount;

              EE. Fifth, to the Class B Certificates, in an amount up to the sum of (a) the Class B Principal Distribution Amount and (b) the Class B Carry Forward Amount;

              FF. Sixth, to the Servicer in an amount up to the Reimbursable Amounts;

              GG. Seventh, to the Spread Account, any remaining Available Funds unless and until the amount therein equals the Specified Spread Account Requirement; and

              HH. Eighth, to the Spread Account Depositor, any amounts in excess of the Specified Spread Account Requirement;

            provided however, that no distribution to the Class B Certificateholders pursuant to clauses (iii) and (iv) above shall be made unless the amount on deposit in the Spread Account equals the Specified Spread Account Requirement; provided further that in the case of clauses
(i), (ii), (iv) and (v) above, principal received on an SBA Loan will be used first to pay all principal due on the Class A or Class B Certificates and then may be used to pay interest on the Class A or Class B Certificates and interest received on an SBA Loan will only be used to pay interest on a Class A or Class B Certificate.

            In the event the Trustee is serving as successor to the Servicer hereunder, all claims, demands, actions, suits, judgments, costs, losses and expenses of any kind asserted against or incurred by Trustee in such capacity (including legal fees and expenses to defend such claims or suits) in any way related to or arising from its role as successor Servicer hereunder, including but not limited to the origination, ownership, possession, repossession, sale, foreclosure, liquidation, redemption, other disposition of the Collateral or enforcement of any SBA Loans or rights pursuant thereto shall be payable to the Trustee before any distributions pursuant to this Section are made. In addition, in the event the Trustee is serving as successor to the Servicer hereunder, all costs and expenses incurred by the Trustee as successor to the Servicer in connection with or related to the following servicing activities shall be reimbursable to the Trustee before any other distribution pursuant to this Section is made:
(i) enforcing payment under any SBA Loan whether by foreclosure of a Mortgage Property or other Collateral or any legal action brought to obtain judgment against any Obligor on the SBA Note or Mortgage or other agreement securing Collateral or to obtain a deficiency judgment, or to enforce any other rights and remedies provided by the SBA Note, Mortgage or other agreement securing Collateral or otherwise available at law or equity; (ii) obtaining the annual accountant's report required by Section 7.5 hereof;
(iii) maintaining the insurance required pursuant to Section 5.7 hereof;
(iv) liquidating SBA Loans pursuant to Section 5.2 hereof; (v) managing, conserving, protecting and operating any Foreclosed Property pursuant to
Section 5.10 hereof; (vi) satisfying or discharging superior liens in accordance with Section 5.14 hereof; (vii) preparing and filing any tax re-turns required by Section 12.12 hereof, (viii) all legal fees and expenses reasonably incurred in connection with the foregoing servicing activities; and (ix) any other extraordinary expenses reasonably incurred in connection with servicing the SBA Loans for the benefit of the Certificateholders.

                  1. All distributions made to the Certificateholders of a particular Class will be made on a pro rata basis among the Certificateholders of record of the applicable Class on the next preceding Record Date based on the Percentage Interest represented by their respective Certificates, and shall be made by check or, upon request by a Certificateholder, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, and, in the case of wire transfers, at the expense of such Certificateholder unless such Certificateholder shall own of record Certificates which have initial Certificate Principal Balances aggregating at least $5,000,000.

            Section 6.6 Statements.

            Each month, not later than 12:00 noon New York time on the Determination Date, the Servicer shall deliver to the Trustee, by telecopy, for distribution to the Certificateholders, the receipt and legibility of which shall be confirmed telephonically, with hard copy thereof the Serv-icer's Monthly Computer Tape or such other machine readable media mutually agreeable by the Servicer and the Trustee in the form attached hereto as Exhibit J (both in hard copy and in computer tape form or such other machine readable media mutually agreeable by the Servicer and the Trustee) to be delivered on the Business Day following the Determination Date, a certificate signed by a Servicing Officer (a "Servicer's Certificate") stating the date (day, month and year), the Series number of the Certifi-cates, the date of this Agreement, and, as of the close of business on the Record Date for such month (and, for the first six Remittance Dates, accompanied by a report verifying the mathematical accuracy of the amounts shown in the Servicer's Certificate and that such amounts were computed in accordance with the terms of this Agreement from a firm of nationally recognized independent public accountants reasonably acceptable to the Trustee):

              II.  Available Funds for the related Remittance Date;

              JJ. The Aggregate Class A Certificate Principal Balance, the Aggregate Class B Certificate Principal Balance and the Pool Principal Balance as reported in the prior Servicer's Certificate pursuant to sub-clause (xii) below, or, in the case of the first Determination Date, the Original Class A and Class B Certificate Principal Balance and the Original Pool Principal Balance;

              KK. The number and Principal Balances of all SBA Loans which were the subject of Principal Prepayments during the Due Period;

              LL. The product of the Unguaranteed Percentage multiplied by all Curtailments which were received during the Due Period;

              MM. The product of the Unguaranteed Percentage multiplied by all Excess Payments and the product of the Unguaranteed Percentage multiplied by all Monthly Payments in respect of principal received during the Due Period;

              NN. The aggregate amount of interest received on each SBA Loan net of the SBA Fiscal Agent's Fee, the Additional Fee and the portion thereof payable to the Registered Holders;

              OO. The amount of the Monthly Advances to be made on the Determination Date and the Compensating Interest payment to be made on the Determination Date;

              PP. The delinquency and foreclosure information set forth in the form attached hereto as Exhibit I;

              QQ. The product of the Unguaranteed Percentage multiplied by the amount of any losses realized on a Liquidated SBA Loan;

              RR. The Class A and Class B Interest Distribution Amounts and Principal Distribution Amounts for the Remittance Date with the components thereof stated separately;

              SS. The amount available in the Spread Account as of the related Record Date in cash and from liquidation of Permitted Instruments and the amount, if any, to be transferred from the Spread Account to the Certificate Account pursuant to Section 6.2(b)(i);

              TT. The Aggregate Class A Certificate Principal Balance, Aggregate Class B Certificate Principal Balance and the Pool Principal Balance after giving effect to the distribution to be made on the Remit-tance Date;

              UU. The Specified Spread Account Requirement with respect to such Remittance Date;

              VV. The weighted average maturity and weighted average SBA Loan Interest Rate;

              WW. The Servicing Fees and amounts to be deposited to the Expense Account;

              XX. The amount of all payments and reimbursements to the Servicer pursuant to Section 5.4(c), (d), (e)(ii), (f) and (g) or any other Reimbursable Amounts;

              YY. The Class A and Class B Remittance Rates with respect to such Remittance Date; and

              ZZ. Such other information as the Certificateholders or the Rating Agency may reasonably require.

            The Trustee shall forward such report to the Certificateholders and the Rating Agency on the Remittance Date, together with a separate report indicating the amount of funds deposited in the Certificate Account pursuant to Section 6.1(a)(iv); and the amounts which are reimbursable to the Servicer or the Seller pursuant to Sections 6.3(c)(i), 6.3(c)(ii) and 6.5(b)(vi) (all reports prepared by the Trustee of such withdrawals and deposits will be based in whole or in part upon the information provided to the Trustee by the Servicer).

            To the extent that there are inconsistencies between the telecopy of the Servicer's Certificate and the hard copy thereof, the Trustee shall be entitled to rely upon the telecopy. In the case of information furnished pursuant to subclauses (ii), (iii), (iv), (v), (x) and (xii), above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class per $1,000 original dollar amount as of the Cut-Off Date.

                  1. Within a reasonable period of time after the end of each calendar year, the Servicer shall furnish to the Trustee for distribution to each Person who at any time during the calendar year was a Certificateholder such information as is reasonably necessary to provide to such Person an annual statement containing the information set forth in subclauses (vi), (x), and (xiv), above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable informa-tion shall be provided by the Servicer pursuant to any requirements of the Code as from time to time are in force.

                  2. Upon reasonable advance notice in writing, the Servicer will provide to each Certificateholder which is a savings and loan association, bank or insurance company certain reports and access to information and documentation regarding the SBA Loans sufficient to permit such Certificateholder to comply with applicable regulations of the Office of Thrift Supervision or other regulatory authorities with respect to investment in the Certificates.

                  3. The Servicer shall furnish to each Certificateholder, during the term of this Agreement, such periodic, special, or other reports or information, whether or not provided for herein, as shall be necessary, reasonable, or appropriate with respect to the Certificate-holder or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided by and in accordance with such applicable instructions and directions as the Certificateholder may reasonably require; provided, that the Servicer shall be entitled to be reimbursed by such Certificateholder for the Servicer's actual expenses incurred in providing such reports if such reports are not producible in the ordinary course of the Servicer's business. The Rating Agency shall receive copies of any such reports or information furnished to the Certificateholders.

            Section 6.7 Advances by the Servicer.

            Not later than the close of business on each Determination Date, the Servicer shall remit to the Trustee for deposit in the Certifi-cate Account an amount (as indicated in the Servicer's Certificate prepared pursuant to Section 6.6), to be distributed on the related Remittance Date pursuant to Section 6.5, equal to the amount by which (i) 30 days' interest at a rate equal to the then applicable Adjusted SBA Loan Remittance Rate on the aggregate Class A and Class B Principal Balances immediately prior to the related Remittance Date (plus or minus the difference, if any, between (A) the sum of the Class A and Class B Interest Distribution Amounts and
(B) the sum of the Adjusted Class A and Adjusted Class B Interest Distri-bution Amounts for the related Remittance Date) exceeds (ii) the amount received by the Servicer as of the related Record Date in respect of interest on the SBA Loans minus the interest payable to the Registered Holders and the SBA Fiscal Agent's Fee, such excess being defined herein as the "Monthly Advance." The Servicer may reimburse itself for Monthly Advances made pursuant to Section 5.4.

            Notwithstanding anything herein to the contrary, the Servicer shall not be obligated to make a Monthly Advance in respect of any SBA Loan if, in its reasonable judgment the Servicer determines that the amount of such proposed Monthly Advance will not be recoverable from Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds or otherwise in respect of the SBA Loans (any such Monthly Advance, a "Nonreimbursable Monthly Advance"). Any determination by the Servicer that a Monthly Advance would constitute a Nonreimburseable Monthly Advance shall be evidenced by an Officers' Certificate of the Servicer delivered to the Trustee setting out in reasonable detail the reason for such determination.

            Section 6.8 Compensating Interest.

            The Certificateholders shall be entitled to a full month's interest on the principal portion of the Unguaranteed Interest of each SBA Loan at the then applicable Class A or Class B Remittance Rate, as the case may be. Not later than the close of business on each Determination Date, with respect to each SBA Loan for which a Principal Prepayment or Curtail-ment was received during the related Due Period, the Servicer shall remit to the Trustee for deposit in the Certificate Account from amounts otherwise payable to it as servicing compensation, an amount (such amount required to be delivered to the Trustee is referred to herein as "Compen-sating Interest") (as indicated in the Servicer's Certificate prepared pursuant to Section 6.6) equal to the difference between (a) 30 days' interest at the Adjusted SBA Loan Remittance Rate on the Principal Balance of each such SBA Loan as of the beginning of the Due Period applicable to the Remittance Date on which such amount will be distributed, and (b) the amount of interest actually received on each such SBA Loan for such Due Period net of the portion thereof payable to the Registered Holder, the SBA Fiscal Agent's Fee, the Servicing Fee, the Excess Spread and the fees and expenses of the Trustee allocable to such interest.

                                    Section 6.9 Reports of Foreclosure and
                              Abandonment of Mortgaged Property.

            Each year the Servicer shall prepare the reports of foreclo-sures and abandonments of any Mortgaged Property required by Section 6050J of the Code. In order to facilitate this reporting process, the Servicer, on or before February 15th of each year, will prepare reports relating to each instance occurring during the previous calendar year in which the Servicer (i) on behalf of the Trust Fund acquires an interest in a Mort-gaged Property through foreclosure or other comparable conversion in full or partial satisfaction of the SBA Loan, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned.

                                  ARTICLE
                                     1.

                        GENERAL SERVICING PROCEDURE

                                    Section 7.1 Satisfaction of Mortgages
                              and Collateral and Release of SBA Files.

            The Servicer shall maintain the Fidelity Bond as provided for in Section 5.7 insuring the Servicer against any loss it may sustain with respect to any SBA Loan not satisfied in accordance with the procedures set forth herein.

            Upon the payment in full of any SBA Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will promptly provide the Note Custodian and the Trustee with a certification in the form of Exhibit G attached hereto (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Principal and Interest Account pursuant to Section 5.3 have been or will be so deposited) of a Servicing Officer and shall request placement of it in the Trustee's Document File. Upon receipt of such certification and request, the Note Custodian and the Trustee shall release, within 3 Business Days, the related Trustee's Document File to the Servicer. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be payable only from and to the extent of servicing compensation and shall not be chargeable to the Principal and Interest Account or the Certificate Account.

            From time to time and as appropriate for the servicing or foreclosure of any SBA Loan, the Note Custodian and the Trustee shall, upon request of the Servicer and delivery to the Note Custodian and the Trustee of a certification in the form of Exhibit G attached hereto signed by a Servicing Officer, release the related Trustee's Document File to the Servicer within 3 Business Days, and the Trustee and the Note Custodian shall execute such documents as shall be necessary to the prosecution of any such proceedings. Such servicing receipt shall obligate the Servicer to return the Trustee's Document File to the Note Custodian and the Trustee when the need therefor by the Servicer no longer exists, unless the SBA Loan has been liquidated and the Unguaranteed Percentage of the Liquidation Proceeds relating to the SBA Loan have been deposited in the Principal and Interest Account and remitted to the Trustee for deposit in the Certificate Account or the SBA File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property or other Collateral either judicially or non-judicially, and the Servicer has delivered to the Note Custodian and the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such SBA File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such SBA Loan was liquidated, the servicing receipt shall be released by the Note Custodian and the Trustee to the Servicer.

            The Trustee shall execute and deliver to the Servicer any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or other Collateral or to any legal action brought to obtain judgment against any Obligor on the SBA Note or Mortgage or other agreement securing Collateral or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the SBA Note or Mortgage or other agreement securing Collateral or otherwise available at law or in equity. Together with such documents or pleadings, the Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage or other agreement securing Collateral, except for the termination of such a lien upon completion of the foreclosure or trustee's sale. The Trustee shall, upon receipt of a written request from a Servic-ing Officer, execute any document provided to the Trustee by the Servicer or take any other action requested in such request, that is, in the opinion of the Servicer as evidenced by such request, required by any state or other jurisdiction to discharge the lien of a Mortgage or other agreement securing Collateral upon the satisfaction thereof and the Trustee will sign and mail or deliver, but will not guarantee receipt of, any such documents to the Servicer, or such other party as the Servicer may direct, within five Business Days of the Trustee's receipt of such certificate or documents. Such certificate or documents shall establish to the Trustee's satisfaction that the proceeds of the related SBA Loan have been collected in full by or on behalf of the Obligor and that such proceeds have been deposited in the Principal and Interest Account.

            Section 7.2 Servicing Compensation.

            As compensation for its services hereunder, the Servicer shall be entitled to withdraw from the Principal and Interest Account or to retain from interest payments on the SBA Loans the Servicer's Servicing Fee; provided, however, that the Servicer only may withdraw from the Principal and Interest Account the Servicer's Servicing Fee related to the Unguaranteed Interest. Additional servicing compensation in the form of assumption and other administrative fees, interest paid on funds on deposit in the Principal and Interest Account, interest paid and earnings realized on Permitted Instruments and amounts remitted pursuant to Section 6.3(c)(iii) shall be retained by or remitted to the Servicer to the extent not required to be remitted to the Trustee for deposit in the Certificate Account. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for herein.

            Section 7.3 Annual Statement as to Compliance.

            The Servicer will deliver to the Trustee, the SBA and the Rating Agency on or before March 31 of each year beginning March 31, 1996, an Officers' Certificate stating that (i) the Servicer has fully complied in all material respects with the provisions of Articles V and VII, (ii) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement has been made under such officers' supervision, and (iii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof and the action being taken by the Servicer to cure such default.

            Section 7.4 Annual Independent Public
                              Accountants' Servicing Report.

            On or before March 31 of each year beginning March 31, 1996, the Servicer, at its expense, shall cause (i) Elliott, Davis & Company, LLP or (ii) a firm of nationally recognized independent public accountants reasonably acceptable to the Trustee or (iii) such other firm of independent accountants reasonably acceptable to the Trustee (provided that the use of such firm would not result in the downgrading or withdrawal of the rating then assigned to the Class A Certificates by the Rating Agency) to furnish a letter or letters to the Trustee and the Rating Agency to the effect that such firm has with respect to the Servicer's overall servicing operations examined such operations in accordance with the requirements of the Uniform Single Audit Program for Mortgage Bankers, and stating such firm's conclusions relating thereto.

                                    Section 7.5 SBA's, and Trustee's Right
                              to Examine Servicer Records and Audit
                              Operations.

            The SBA and the Trustee shall have the right upon reasonable prior notice, during normal business hours and as often as reasonably required, to examine and audit any and all of the books, records or other information of the Servicer, whether held by the Servicer or by another on behalf of the Servicer, which may be relevant to the performance or obser-vance by the Servicer of the terms, covenants or conditions of this Agreement. No amounts payable in respect of the foregoing shall be paid from the Trust Fund.

                                    Section 7.6 Reports to the Trustee;
                              Principal and
                                    Interest Account Statements.

            Not later than 20 days after each Record Date, the Servicer shall forward to the Trustee and the SBA a statement, certified by a Servicing Officer, setting forth the status of the Principal and Interest Account as of the close of business on the preceding Record Date and show-ing, for the period covered by such statement, the aggregate of deposits into the Principal and Interest Account for each category of deposit specified in Section 5.3, the aggregate of withdrawals from the Principal and Interest Account for each category of withdrawal specified in Section 5.4, the aggregate amount of permitted withdrawals not made in the related Due Period, and the amount of any Monthly Advances or payments of Compen-sating Interest, in each case, for the related Due Period.

                                 ARTICLE 1.

                     REPORTS TO BE PROVIDED BY SERVICER

            Section 8.1 Financial Statements.

            The Servicer understands that, in connection with the transfer of the Certificates, Certificateholders may request that the Servicer make available to prospective Certificateholders the annual audited financial statements of the Servicer's parent for one or more of the most recently completed five fiscal years for which such statements are available, which request shall not be unreasonably denied.

            The Servicer also agrees to make available on a reasonable basis to any prospective Certificateholder a knowledgeable financial or accounting officer for the purpose of answering reasonable questions respecting recent developments affecting the Servicer or the financial statements of the Servicer and to permit any prospective Certificateholder or to inspect the Servicer's servicing facilities during normal business hours for the purpose of satisfying such prospective Certificateholder that the Servicer has the ability to service the SBA Loans in accordance with this Agreement.

                                 ARTICLE 2.

                                THE SERVICER

            Section 9.1 Indemnification; Third Party
                              Claims.


            I. The Servicer agrees to indemnify and hold the Trustee, the SBA, and each Certificateholder harmless against any and all claims, losses, penalties, taxes, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee, the SBA, and any Certificateholder may sustain in any way related to the failure of the Servicer to perform its duties hereunder and service the SBA Loans in compliance with the terms of this Agreement. The Servicer shall immediately notify the Trustee, the SBA and each Certificateholder if a claim is made by any party with respect to this Agreement, and the Servicer shall assume (with the consent of the Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, the Trustee, the SBA, and/or Certificateholder in respect of such claim. The Trustee may reimburse the Servicer from the Expense Account pursuant to Sec-tion 6.3(c)(i) for all amounts advanced by it pursuant to the preceding sentence except when the claim relates directly to the failure of the Servicer to service and administer the SBA Loans in compliance with the terms of this Agreement.

                  1. The Seller agrees to indemnify and hold the Trustee, the SBA and each Certificateholder harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee, the SBA, and any Certificateholder may sustain in any way related to the failure of the Servicer, if it is an affiliate thereof, or the failure of the Seller to perform its duties in compliance with the terms of this Agreement and in the best interests of the SBA and the Certificatehold-ers. The Seller shall immediately notify the Trustee, the SBA, and each Certificateholder if a claim is made by a third party with respect to this Agreement, and the Seller shall assume (with the consent of the Trustee) the defense of any such claim and pay all expenses in connec-tion therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, the Seller, the Trustee, the SBA and/or Certif-icateholder in respect of such claim. The Trustee may reimburse the Seller from the Expense Account pursuant to Section 6.3(c)(i) for all amounts advanced by it pursuant to the preceding sentence except when the claim relates directly to the Seller's indemnification pursuant to
      Section 2.5 and Section 3.3 or to the failure of the Servicer, if it is an affiliate of the Seller, to perform its obligations to service and administer the Mortgages in compliance with the terms of this Agreement, or the failure of the Seller to perform its duties in compliance with the terms of this Agreement and in the best interests of the SBA and the Certificateholders.

                                    Section 9.2 Merger or Consolidation of
                              the Servicer.

            The Servicer will keep in full effect its existence, rights and franchises as a corporation, and will obtain and preserve its qualification to do business as a foreign corporation, in each jurisdiction necessary to protect the validity and enforceability of this Agreement or any of the SBA Loans and to perform its duties under this Agreement.

            Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be an established mortgage loan servicing institution that has a net worth of at least $15,000,000 and shall be an approved SBA guaranteed lender in good standing, operating pursuant to an effective Loan Guaranty Agreement, and shall be the successor of the Servicer, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Servicer shall send notice of any such merger or consolidation to the Trustee, the Rating Agency and the SBA.

            Section 9.3 Limitation on Liability of the
                           Servicer and Others.

            The Servicer and any director, officer, employee or agent of the Servicer may rely on any document of any kind which it in good faith reasonably believes to be genuine and to have been adopted or signed by the proper authorities respecting any matters arising hereunder. Subject to the terms of Section 9.1 herein, the Servicer shall have no obligation to appear with respect to, prosecute or defend any legal action which is not incidental to the Servicer's duty to service the SBA Loans in accordance with this Agreement.

                                    Section 9.4 Servicer Not to Resign.

            The Servicer shall not assign this Agreement nor resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer, the SBA, the Trustee and the Majority Certificateholders, or upon the determination that the Servicer's duties hereunder are no longer permissible under applicable law or administrative determination and such incapacity cannot be cured by the Servicer. Any such determination permit-ting the resignation of the Servicer shall be evidenced by a written Opinion of Counsel (who may be counsel for the Servicer) to such effect delivered to the Trustee, the SBA and to each Certificateholder, which Opinion of Counsel shall be in form and substance acceptable to the Trustee. No such resignation shall become effective until a successor has assumed the Servicer's responsibilities and obligations hereunder in accordance with Section 10.2.

                                  ARTICLE
                                     1.

                                  DEFAULT

            Section 10.1  Events of Default.

            1. In case one or more of the following Events of Default by the Servicer shall occur and be continuing:


                      I. (A) the failure by the Servicer to make any required Servicing Advance; (B) the failure by the Servicer to make any required Monthly Advance (other than a Nonreimbursable Monthly Advance); (C) the failure by the Servicer to remit any Compen-sating Interest; or (D) any failure by the Servicer to remit to Certificateholders, or to the Trustee for the benefit of the Certificateholders, any payment required to be made under the terms of this Agreement which continues unremedied after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee by any Certifi-cateholder; or

              A. failure by the Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer or the Seller as set forth in this Agreement, which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer or the Seller, as the case may be, by the Trustee or to the Servicer, or the Seller, as the case may be, and the Trustee by any Certificateholder; or

              B. a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshal-ling of assets and liabilities or similar proceedings, or for the wind-ing-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days; or

              C. the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of the Servicer's property; or

              D. the Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

1. then, and in each and every such case, so long as an Event of Default shall not have been remedied, and in the case of clause (i) above (except for clause (i)(B)), if such Event of Default shall not have been remedied within 30 days after the Servicer has received notice of such Event of De-fault, (x) with respect solely to clause (i)(B) above, if such Monthly Advance is not made earlier than 4:00 p.m. New York time on the Determi-nation Date, the Trustee shall give immediate telephonic notice of such failure to a Servicing Officer of the Servicer and, unless such failure is cured, either by receipt of payment or receipt of evidence (e.g., a wire reference number communicated by the sending bank) that such funds have been sent, by 12:00 Noon New York time on the following Business Day, the Trustee shall immediately assume, pursuant to Section 10.2 hereof, the duties of a successor Servicer and in addition to whatever rights such Certificateholders may have at law or equity including damages, injunctive relief and specific performance, in each case immediately terminate all the rights and obligations of the Servicer under this Agreement and in and to the SBA Loans and the proceeds thereof, as Servicer. The Servicer agrees to cooperate with the Trustee in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee for administration by it of all amounts which shall at the time be credited by the Servicer to each Principal and Interest Account or thereafter received with respect to the SBA Loans. The Trustee shall provide notice to the SBA of any Event of Default hereunder.

                        Section 10.2      Trustee to Act; Appointment of
                              Successor.

            Within 60 days of the Servicer's Termination as provided herein or resignation of the Servicer pursuant to Section 9.4 hereof, the Trustee shall succeed to the rights and duties of the Servicer hereunder provided however, that the Servicer shall continue to serve as Servicer until the Trustee assumes such servicing responsibilities. The Trustee shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof; provided, however, that the Trustee shall not be liable for any actions of any Servicer prior to it or for losses related to or resulting from errors or omissions in the servicing records provided to the Trustee. As compen-sation therefor, the Trustee shall be entitled to all funds relating to the SBA Loans which the Servicer would have been entitled to receive pursuant to Section 7.2 and such compensation shall be payable from the Principal and Interest Account pursuant to Section 5.4 or from Monthly Payments recieved by the Servicer pursuant to Section 5.3(c) hereof if the Servicer had continued to act as Servicer hereunder, together with other servicing compensation in the form of assumption fees, late payment charges or other-wise as provided in Section 7.2 hereof.

            Notwithstanding the above, the Trustee shall, if it is unable to so act or if the SBA so requests in writing to the Trustee, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution acceptable to the SBA that has a net worth of not less than $15,000,000, and which is an approved SBA guaranteed lender in good standing, operating pursuant to an effective Loan Guaranty Agreement, as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Any collections received by the Servicer after removal or resignation shall be endorsed by it to the Trustee and remitted directly to the Trustee or, at the direction of the Trustee, to the successor servicer. The compensation of any successor servicer (including, without limitation, the Trustee) so appointed shall be the aggregate Servicing Fees and other servicing compensation in the form of assumption fees, late payment charges or otherwise. In the event the Trustee is required to solicit bids as provided herein, the Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth above. Such public announcement shall specify that the successor servicer shall be entitled to the full amount of the aggregate Servicing Fees as servicing compensation, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise. Within thirty days after any such public announcement, the Trustee shall negotiate and effect the sale, transfer and assignment of the servicing rights and responsi-bilities hereunder to the qualified party submitting the highest qualifying bid. The Trustee shall deduct from any sum received by the Trustee from the successor to the Servicer in respect of such sale, transfer and assign-ment all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder and the amount of any unreimbursed Servicing Advances and Monthly Advances. After such deductions, the remainder of such sum shall be paid by the Trustee to the Servicer at the time of such sale, transfer and assignment to the Servicer's successor. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Servicer agrees to cooperate with the Trustee and any successor servicer in effecting the termination of the Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Servicer's functions hereunder and shall promptly also transfer to the Trustee or such successor servicer, as applicable, all amounts which then have been or should have been deposited in the Principal and Interest Account or Spread Account by the Servicer or which are thereafter received with respect to the SBA Loans. Neither the Trustee nor any other successor servicer shall be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Servicer to deliver, or any delay in delivering, cash, documents or records to it, or
(ii) restrictions imposed by any regulatory authority having jurisdiction over the Servicer hereunder. No appointment of a successor to the Servicer hereunder shall be effective until written notice of such proposed appointment shall have been provided by the Trustee to each

Certificateholder and the SBA and the Trustee and the SBA shall have consented thereto. The Trustee shall not resign as servicer until a successor servicer reasonably acceptable to the SBA has been appointed.

            Pending appointment of a successor to the Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on SBA Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer pursuant to
Section 7.2 or otherwise as provided in this Agreement. The Servicer, the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

                        Section 10.3      Waiver of Defaults.

            The SBA or the Majority Certificateholders may, on behalf of all Certificateholders, and subject to the consent of the SBA, which consent may not be unreasonably withheld, waive any events permitting removal of the Servicer pursuant to this Article X; provided, however, that the Majority Certificateholders or the SBA may not waive a default in making a required distribution on a Certificate without the consent of the holder of such Certificate. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.

                        Section 10.4      Control by Majority Certificate-
                              holders and Others.

            The SBA or the Majority Certificateholders with the consent of the SBA may direct the time, method and place of conducting any proceeding relating to the Trust Fund or the Certificates or for any remedy available to the Trustee with respect to the Certificates or exercising any trust or power conferred on the Trustee with respect to the Certificates or the Trust Fund provided that:


                   I. such direction shall not be in conflict with any rule of law or with this Agreement;

            A. the Trustee shall have been provided with indemnity satisfactory to it; and

            B. the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; provided, however, that the Trustee, as the case may be, need not take any action which it determines might involve it in liability or may be unjustly prejudicial to the Holders not so directing.

                                  ARTICLE
                                     1.

                                TERMINATION

            Section 11.1      Termination.

            This Agreement shall terminate upon notice to the Trustee of the later of the following events: (a) the final payment or other liquidation of the last SBA Loan or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any SBA Loan and the remittance of all funds due thereunder, or (b) mutual consent of the Servicer and all Certificateholders in writing; provided, however, that in no event shall the Trust established by this Agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of Joseph P. Kennedy, late Ambassador of the United States to the Court of St. James's, alive as of the date hereof.

            Notwithstanding the foregoing Servicer may, at its option, terminate this Agreement on any date on which the Pool Principal Balance is less than 10% of the Original Pool Principal Balance by purchasing, on the next succeeding Remittance Date, all of the Unguaranteed Interests in the SBA Loans and Foreclosed Properties at a price equal to the sum of (i) 100% of the then outstanding Class A and Class B Principal Balances, and (ii) 30 days' interest thereon at the then applicable Class A and Class B Remittance Rates, as the case may be (the "Termination Price"). Notwith-standing the prior sentence, if at the time the Servicer determines to exercise such option the unsecured long-term debt obligations of the Servicer are not rated at least Baa3 by the Rating Agency and the Rating Agency is still rating the Certificates, the Servicer shall give the Rating Agency prior written notice of the Servicer's determination to exercise such option and shall not exercise such option, without the consent of the Rating Agency, prior to furnishing the Rating Agency with an Opinion of Counsel, in form and substance reasonably satisfactory to the Rating Agency, that the exercise of such option would not be deemed a fraudulent conveyance by the Servicer.

            Notice of any termination, specifying the Remittance Date upon which the Trust Fund will terminate and that the Certificateholders shall surrender their Certificates to the Trustee for payment of the final distribution and cancellation shall be given promptly by the Servicer by first class mail, postage prepaid, to Certificateholders mailed during the month of such final distribution before the Determination Date in such month, specifying (i) the Remittance Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office of the Trustee therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Remittance Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified. The Servicer shall give such notice to the Trustee therein specified. The Servicer shall give such notice to the Trustee at the time such notice is given to Certificateholders. Any obligation of the

Servicer to pay amounts due to the Trustee shall survive the termination of this Agreement.

            In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the time specified in the above-mentioned written notice, the Servicer shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto and shall at the expense of the Trust Fund cause to be published once, in the national edition of The Wall Street Journal notice that such money remains unclaimed. If within six months after the second notice all of the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates and the cost thereof shall be paid out of the funds and other assets which remain subject hereto. If within the period then specified in the escheat laws of the State of New York after the second notice all the Certificates shall not have been surrendered for cancellation, the Seller shall be entitled to all unclaimed funds and other assets which remain subject hereto and the Trustee upon transfer of such funds shall be discharged of any responsi-bility for such funds and the Certificateholders shall look to the Seller for payment.

            Section 11.2      Accounting Upon Termination of
                              Servicer.

            Upon termination of the Servicer under Article X hereof, the Servicer shall:


              I. deliver to its successor or, if none shall yet have been appointed, to the Trustee the funds in any Principal and Interest Account;

                  1. deliver to its successor or, if none shall yet have been appointed, to the Trustee all SBA Files and related documents and statements held by it hereunder and a SBA Loan portfolio computer tape;

                  2. deliver to its successor or, if none shall yet have been appointed, to the Trustee and, upon request, to the Certificateholders a full accounting of all funds, including a statement showing the Monthly Payments collected by it and a statement of monies held in trust by it for the payments or charges with respect to the SBA Loans; and

                  3. execute and deliver such instruments and perform all acts reasonably requested in order to effect the orderly and efficient transfer of servicing of the SBA Loans to its successor and to more fully and definitively vest in such successor all rights, powers, duties, responsibilities, obligations and liabilities of the Servicer under this Agreement.

                                  ARTICLE
                                     1.

                                THE TRUSTEE

            Section 12.1      Duties of Trustee.

            The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

            The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to deter-mine whether they conform to the requirements of this Agreement, provided, however that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Servicer or the Seller hereunder. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee's satisfaction, the Trustee will provide notice thereof to the Certificateholders.

            No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

            1. Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obliga-tions shall be read into this Agreement against the Trustee and, in the ab-sence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

            2. The Trustee shall not be personally liable for an error of judgment made in good faith by officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

            3. The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

            4. In the absence of actual knowledge of an Event of Default, the Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Default unless the Trustee shall be specifically notified in writing by the Servicer or any of the Certificateholders. In the absence of actual knowledge or receipt of such notice, the Trustee may conclusively assume that there is no default or Event of Default; and

            5. The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            6. In the event the Trustee serves as successor to the Servicer hereunder, no implied duties or obligations shall be imposed on the Trustee as successor Servicer and the terms and conditions of this Agreement and the performance thereof by the Trustee in its conformity as successor to the Servicer shall not create any additional fiduciary duty on the Trustee to the Certificateholders, the SBA, the Servicer or any other person.

            Section 12.2      Certain Matters Affecting the Trustee.


              I.  Except as otherwise provided in Section 12.1:

              A. The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

              B. The Trustee may consult with counsel of its choice and any advice of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice of counsel;

              C. The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement including servicing as to successor to the Servicer or to institute, conduct or defend by litigation hereunder or in relation hereto at the request, order or direction of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the

      Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

              D. The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

              E. Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing Percentage Interests aggregating not less than 25% provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examina-tion shall be paid by the Servicer or, if paid by the Trustee, shall be repaid by the Servicer upon demand from the Servicer's own funds;

              F. The right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;
              G. The Trustee shall not be required to give any bond or surety in respect of the execution of the trust created hereby or the powers granted hereunder; and

              H. The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

            Section 12.3      Trustee Not Liable for Certificates
                              or SBA Loans.

            The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Servicer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any SBA Loan or related document. The Trustee shall not be ac-countable for the use or application by the Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Servicer in respect of the SBA Loans or deposited in or withdrawn from the Principal and Interest Account by the Servicer. The Trustee shall not be responsible for the legality or validity of the Agreement or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued hereunder.

            Section 12.4  Trustee May Own Certificates.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee, and may otherwise deal with the parties hereto.

            Section 12.5      Servicer To Pay Trustee's Fees
                              and Expenses.

            The Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Servicer will pay or reimburse the Trustee upon its request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. To the extent that fees and expenses of the Trustee reimbursable hereunder exceed the amount available for payment thereof on deposit in the Expense Account as of the date such fees and expenses are due and payable, the Servicer shall reimburse the Trustee for such shortfall out of its own funds without reimbursement therefor, except as provided in Section 6.3. The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Servicer and held harmless against any loss, liability or expense (i) incurred in connection with any legal action relating to this Agreement or the Certifi-cates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder, and (ii) resulting from any error in any tax or information return prepared by the Servicer. The obligations of the Servicer under this Section 12.5 shall survive payment of the Certificates, and shall extend to any successor to the Servicer and any co-trustee appointed pursu-ant to this Article XII.

            Section 12.6  Eligibility Requirements for Trustee.

            The Trustee hereunder shall at all times be (i) a national banking association or banking corporation or trust company organized and doing business under the laws of any state or the United States of America,
(ii) authorized under such laws to exercise corporate trust powers,
(iii) having a combined capital and surplus of at least $50,000,000,
(iv) having unsecured and unguaranteed long-term debt obligations rated at least Baa3 by the Rating Agency or such other rating as is acceptable to the SBA, (v) is subject to supervision or examination by federal or state authority, (vi) is an approved SBA guaranteed lender in good standing, operating pursuant to an effective Loan Guaranty Agreement, and (vii) is reasonably acceptable to the SBA. If such banking association publishes reports of condition at least annually, pursuant to law or to the require-ments of the aforesaid supervising or examining authority, then for the purposes of this Section its combined capital and surplus shall be deemed to be as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall (a) give prompt notice that it has so ceased to be eligible to be the Trustee (which shall give prompt notice to the SBA and each Certificateholder) and (b) resign, upon the request of the SBA or the Majority Certificateholders, in the manner and with the effect specified in Section 12.7.

                        Section 12.7      Resignation and Removal of the
                              Trustee.

            The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Servicer, the SBA, and to all Certificateholders. Upon receiving such notice of resigna-tion, the Servicer shall, with the consent of the SBA, promptly appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee.
A copy of such instrument shall be delivered to the Certificateholders by the Servicer. Unless a successor trustee shall have been so appointed and have accepted appointment within 60 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. If the resigning Trustee fails to petition an appropriate court, the SBA may, after such 60 day period, petition any court of competent jurisdiction for the appointment of a successor trustee.

            If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 12.6 and shall fail to resign after written request therefor by the Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be ap-pointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer may remove the Trustee and appoint, subject to the approval of the SBA, a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders and the SBA by the Servicer.

            The Majority Certificateholders with the consent of the SBA, which consent will not be unreasonably withheld, or the SBA may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Servicer, one complete set to the Trustee so removed and one complete set to the successor Trustee so appointed.

            Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 12.8.

            Section 12.8  Successor Trustee.

            Any successor trustee appointed as provided in Section 12.7 shall execute, acknowledge and deliver to the Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all SBA Files and related documents and statements held by it hereunder, and the Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

            No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 12.6.

            Upon acceptance of appointment by a successor trustee as provided in this Section, the Servicer shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Servicer fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Servicer.

            Section 12.9  Merger or Consolidation of Trustee.

            Any Person into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national banking association succeeding to the business of the trustee, shall be the succes-sor of the Trustee hereunder, provided such corporation or national banking association shall be eligible under the provisions of Section 12.6, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.
The Trustee shall send notice of any such merger or consolidation to the Rating Agency.

            Section 12.10     Appointment of Co-Trustee or Separate
                              Trustee.

            Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee, the SBA pursuant to the procedure set forth below, to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 12.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 12.6 hereunder. No notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 12.8 hereof. The Trustee shall notify the SBA prior to the appointment of any co-trustee(s) or separate trustee(s) and the SBA shall have four Business Days from its receipt of such notice to notify the Trustee whether it, in its reasonable judgment, disapproves of such co-trustee(s) or separate trustee(s). If the SBA does not notify the Trustee within such time frame, it will be deemed to have approved such co-trustee(s) or separate trustee(s). If the SBA notifies the Trustee within such time frame that it, in its reasonable judgment, disapproves of such co-trustee(s) or separate trustee(s) (which notice shall be accompanied by the name(s) of the SBA's alternative proposed co-trustee(s) or separate trustee(s)), such appointments shall not be effective.)

            In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 12.10, all rights, powers, duties and obligations conferred or imposed upon the trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article XII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the lia-bility of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in re-spect of this Agreement on its behalf and in its name. The Trustee shall not be responsible for any action or inaction of any such separate trustee or co-trustee. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or succes-sor trustee.

            Section 12.11  Authenticating Agent.

            Upon the request of the Servicer, the Trustee shall appoint an Authenticating Agent, initially, First Union National Bank of North Carolina, with power to act on the Trustee's behalf and subject to its direction in the authentication and delivery of the Certificates in connec-tion with transfers and exchanges under Section 4.2, as fully to all intents and purposes as though the Authenticating Agent had been expressly authorized by that Section to authenticate and deliver Certificates. For all purposes of this Agreement, the authentication and delivery of Certificates by the Authenticating Agent pursuant to this Section shall be deemed to be the authentication and delivery of Certificates by the Trustee. Such Authenticating Agent shall at all times be a Person meeting the requirements for the Trustee set forth in Section 12.6.

            Any corporation or national banking association into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or national banking association resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation or national banking association succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of the Authenticating Agent hereunder, if such successor corporation or national banking association is otherwise eligible under this Section, without the execution or filing of any further act on the part of the parties hereto or the Authenticating Agent or such succes-sor corporation.

            Any Authenticating Agent may at any time resign by giving notice of resignation to the Trustee and the Servicer. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Servicer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this Section, the Trustee shall promptly appoint a successor Authenticating Agent and shall give written notice of such appointment to all Certificateholders as their names and addresses appear on the Certificate Register. The Servicer agrees to pay to the Authenticating Agent from time to time reasonable compensation for its services. The provisions of Sections 4.4 and 12.3 shall be applicable to any Authenticating Agent.

            Section 12.12  Tax Returns and Reports.

            The Trustee, upon request, will furnish the Servicer with all such information as may be reasonably required in connection with the Servicer's preparation of all Tax Returns of the Trust Fund and, upon request within five (5) Business Days after its receipt thereof, shall (i) sign on behalf of the Trust Fund any Tax Return that the Trustee is required to sign pursuant to applicable federal, state or local tax laws, and (ii) cause such Tax Return to have been returned to the Servicer for filing; provided, however, the Trustee shall have no liability for any taxes required pursuant to any such Tax Return.

            The Servicer shall prepare and file or cause to be filed with the Internal Revenue Service Federal tax information returns with respect to the Trust Fund and the Certificates containing such information and at the times and in the manner as may be required by the Code or applicable Treasury regulations, and shall furnish to each Holder of Certificates at any time during the calendar year for which such returns or reports are made such statements or information at the times and in the manner as may be required thereby. The Trustee shall sign all tax information returns filed pursuant to this Section and any other returns as may be required by the Code, and in doing so shall rely entirely upon, and shall have no liability for such taxes or for information provided by, or calculations provided by, the Servicer.

            Section 12.13  Protection of Trust Fund.


1. The Trustee will hold the Trust Fund and such other assets as may from time to time be deposited with it hereunder in trust for the benefit of the Holders and the SBA and at the request of the Seller or the SBA will from time to time execute and deliver all such supplements and amendments hereto pursuant to Section 13.2 hereof and all instruments of further assurance and other instruments, and will take such other action upon such request as it deems reasonably necessary or advisable, to:

                   I. more effectively hold in trust all or any portion of the Trust Fund or such other assets;

            A. perfect, publish notice of, or protect the validity of any grant made or to be made by this Agreement;

            B.  enforce any of the SBA Loans; or

          C. preserve and defend title to the Trust Fund and the rights of the Trustee, and the ownership interests of the Certificateholders represented thereby, in such Trust Fund against the claims of all Persons and parties.

            The Trustee shall send copies of any request received from the Seller or the SBA to take any action pursuant to this Section 12.13 to the Certificateholders.


1. Subject to Article X hereof, the Trustee shall have the power to enforce, and shall enforce the obligations of the other parties to this Agreement by action, suit or proceeding at law or equity, and shall also have the power to enjoin, by action or suit in equity, any acts or occurrences which may be unlawful or in violation of the rights of the Certificateholders; provided, however, that nothing in this Section 12.13 shall require any action by the Trustee unless the Trustee shall first (i) have been furnished indemnity satisfactory to it and (ii) when required by this Agreement, have been requested to take such action by the Majority Certificateholders, the SBA or the Seller in accordance with the terms of this Agreement.

            1. The Trustee shall execute any instrument required pursuant to this Section so long as such instrument does not conflict with this Agreement or with the Trustee's fiduciary duties.

            Section 12.14     Representations, Warranties and
                              Covenants of Trustee.

            The Trustee hereby makes the following representations, warranties and covenants on which the Seller, the Servicer, the SBA and the Certificateholders shall rely:

            2. The Trustee is a national banking association duly orga-nized, validly existing and in good standing under the laws of the United States.

            3. The Trustee has full power, authority and legal right to execute, deliver and perform this Agreement, and shall have taken all necessary action to authorize the execution, delivery and performance by it of this Agreement.

            4. The execution, delivery and performance by the Trustee of this Agreement shall not (i) violate any provision of any law or any order, writ, judgment or decree of any court, arbitrator or governmental authority applicable to the Trustee or any of its assets, (ii) violate any provision of the corporate charter or By-laws of the Trustee or (iii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Trust Fund pursuant to the provisions of, any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to materially and adversely affect the Trustee's performance or ability to perform its duties under this Agreement or the transactions contemplated in this Agreement.

            5. The execution, delivery and performance by the Trustee of this Agreement shall not require the authorization, consent or approval of, the giving of notice to, the filing or registration with or the taking of any other action in respect of any governmental authority or agency regulating the banking and corporate trust activities of the Trustee.

            6. This Agreement has been duly executed and delivered by the Trustee and constitutes the legal, valid and binding agreement of the Trustee, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or the application of equitable principles in any proceeding, whether at law or in equity. The Trustee hereby agrees and covenants that it will not at any time in the future, deny that this Agreement constitutes the legal, valid and binding agreement of the Trustee.

            7. The Trustee shall not take any action, or fail to take any action, if such action or failure to take action will materially interfere with the enforcement of any rights of the SBA or the Certificateholders under this Agreement or the Certificates.

            8. The Trustee will comply at all times with the provisions of the SBA Rules and Regulations in respect of its activities concerning the SBA Loans, and will at all times hold an effective Loan Guaranty Agreement.

                                 ARTICLE 1.

                          MISCELLANEOUS PROVISIONS

            Section 13.1  Acts of Certificateholders.

            Except as otherwise specifically provided herein, whenever Certificateholder action, consent or approval is required under this Agreement, such action, consent or approval shall be deemed to have been taken or given on behalf of, and shall be binding upon, all Certificateholders if the Majority Certificateholders agree to take such action or give such consent or approval.

            Section 13.2  Amendment.

            1. This Agreement may be amended from time to time by the Seller, the Servicer and the Trustee by written agreement, upon the prior written consent of the SBA, without the notice to or consent of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect the interests of any Certificateholder or any other party and further provided that no such amendment shall reduce in any manner the amount of, or delay the timing of, any amounts received on SBA Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or change the rights or obligations of any other party hereto without the consent of such party.

            2. This Agreement may be amended from time to time by the Seller, the Servicer, the Trustee and the Majority Certificateholders, upon the prior written consent of the SBA, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall reduce in any manner the amount of, or delay the timing of, any amounts which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or reduce the percentage of Holders which are required to consent to any such amendment without the consent of the Holders of 100% of the Certificates affected thereby and, provided further, that no amendment affecting only one class of Certificates shall require the approval of holders of Certificates of the other Class.

            3. It shall not be necessary for the consent of Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.

            Section 13.3  Recordation of Agreement.

            To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the Certificateholders' expense on direction of the Majority Certificateholders, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary for the administration or servicing of the SBA Loans.

            Section 13.4  Duration of Agreement.

            This Agreement shall continue in existence and effect until terminated as herein provided.

            Section 13.5  Governing Law.

            THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

            Section 13.6  Notices.

            All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand delivery at or mailed by overnight mail, certified, registered or first class mail, postage prepaid, to (i) in the case of the Servicer and the Seller, Emergent Business Capital, Inc., P.O. Box 17526, Greenville, SC 29606, Attention: Kevin Mast or such other addresses as may hereafter be furnished to the Certificateholders in writing by the Seller and the Servicer, (ii) in the case of the Trustee, First Union National Bank of North Carolina, 230 South Tryon Street, 8th Floor, Charlotte, North Carolina 28288-1179, Attention: Corporate Trust Department, (iii) in the case of the Certificateholders, as set forth in the Certificate Register,
(iv) in the case of the Rating Agency, to Moody's Investors Service, ABS Monitoring Department, 99 Church Street, 4th Floor, New York, New York 10007, (v) in the case of the SBA, the United States Small Business Administration, 409 Third Street, S.W., Washington, D.C. 20416, Attention:
Associate Administrator for Financial Assistance, and (vi) if to the Trustee as successor to the Servicer, First Union National Bank of North Carolina, 301 South College Street, TW-12 NC 0575, Charlotte, N.C. 28288,
Attention: Portfolio Management, with a copy to First Union Corporation Legal Division, One First Union Center, MCNC0013, Charlotte, N.C. 28288. Any such notices shall be deemed to be effective with respect to any party hereto upon the receipt of such notice by such party, except that notices to the Certificateholders shall be effective upon mailing or personal delivery.

            Section 13.7  Severability of Provisions.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement.

            Section 13.8  No Partnership.

            Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor and not as agent for the Certificateholders.

            Section 13.9  Counterparts.

            This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.

            Section 13.10  Successors and Assigns.

            This Agreement shall inure to the benefit of and be binding upon the Seller and the Servicer, the Trustee and the Certificateholders and their respective successors and assigns.

            Section 13.11  Headings.

            The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

            Section 13.12  Paying Agent.

            The Trustee hereby appoints First Union National Bank of North Carolina as Paying Agent. The Trustee may appoint one or more other Paying Agents or successor Paying Agents meeting the eligibility requirements of a Trustee set forth in Section 12.6(i), (ii), (iii), (iv), (v) and (vii) hereof.

            Each Paying Agent, immediately upon such appointment, shall signify its acceptance of the duties and obligations imposed upon it by this Agreement by written instrument of acceptance deposited with the Trustee.

            Each such Paying Agent other than the Trustee shall execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of Section 6.4, that such Paying Agent will:

            4. allocate all sums received for distribution to the Holders of Certificates for which it is acting as Paying Agent on each Remittance Date among such Holders in the proportion specified by the Trustee; and

            5. hold all sums held by it for the distribution of amounts due with respect to the Certificates in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided.

            Any Paying Agent other than the Trustee may at any time resign and be discharged of the duties and obligations created by this Agreement by giving at least sixty (60) days' written notice to the Trustee. Any such Paying Agent may be removed at any time by an instrument filed with such Paying Agent signed by the Trustee.

            In the event of the resignation or removal of any Paying Agent other than the Trustee such Paying Agent shall pay over, assign and deliver any moneys held by it as Paying Agent to its successor, or if there be no successor, to the Trustee.

            Upon the appointment, removal or notice of resignation of any Paying Agent, the Trustee shall notify the Certificateholders by mailing notice thereof to their addresses appearing on the Certificate Register.

            Section 13,13  Notification to Rating Agency.

            The Trustee shall give prompt notice to the Rating Agency of the occurrence of any of the following events of which it has received notice: (1) any modification or amendment to this Agreement, (2) any change of the Trustee, the Servicer or Paying Agent, (3) any Event of De-fault, and (4) the final payment of all the Certificates. The Servicer shall promptly deliver to the Rating Agency a copy of each of the Servicer's Certificates. Further, the Servicer shall give prompt notice to the Rating Agency if the Servicer or any of its affiliates acquire any Certificates.

            Section 13.14  Third Party Rights

            The Trustee, the Note Custodian, the Spread Account Custodian and the Servicer agree that the SBA shall be deemed a third-party beneficiary of this Agreement entitled to all the rights and benefits set forth herein as fully as if it were a party hereto.

            IN WITNESS WHEREOF, the Seller, the Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                    EMERGENT BUSINESS CAPITAL, INC.,
                                      as Seller and Servicer


                                          By:

                                          Name:
                                          Title:


                                          FIRST UNION NATIONAL BANK
                                      OF NORTH CAROLINA, as Trustee


                                          By:
                                          Name:
                                          Title:

         Acceptance of First Union National Bank of North Carolina

            First Union National Bank of North Carolina hereby accepts its appointment under the within instrument to serve as initial Authenticating Agent, Certificate Registrar and Paying Agent. In connection therewith, First Union National Bank of North Carolina agrees to be bound by all applicable provisions of such instrument.




                                    FIRST UNION NATIONAL BANK of NORTH
                                    CAROLINA, as initial Authenticating
                                    Agent, Certificate Registrar and Paying
                                    Agent



                                          By:
                                          Name:
                                          Title:

STATE OF NEW YORK )
                  : ss.:
COUNTY OF NEW YORK)

            On the ____ day of ________, 1995 before me, a Notary Public in and for said State, personally appeared ____________________ known to me to be an officer of the Trustee, the national banking association that execut-ed the within instrument, and also known to me to be the person who exe-cuted it on behalf of said banking association, and acknowledged to me that such banking association executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                        Notary Public

                                    My Commission expires

STATE OF NEW YORK )
                  : ss.:
COUNTY OF NEW YORK)

            On the ____ day of _____, 1995 before me, a Notary Public in and for the State of New York, personally appeared ____________________ known to me to be the ________________ of Emergent Business Capital, Inc., one of the corporations that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.





                                                   Notary Public


                                          My Commission expires

STATE OF NEW YORK )
                  : ss.:
COUNTY OF NEW YORK)

            On the ____ day of _____, 1995 before me, a Notary Public in and for the State of New York, personally appeared ____________________ known to me to be the ________________ of Emergent Business Capital, Inc., one of the corporations that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.





                                                   Notary Public


                                          My Commission expires

STATE OF NEW YORK )
                  : ss.:
COUNTY OF NEW YORK)

            On the ____ day of _____, 1995 before me, a Notary Public in and for the State of New York, personally appeared ____________________ known to me to be the ________________ of Emergent Business Capital, Inc., one of the corporations that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.





                                                   Notary Public


                                          My Commission expires

                                 EXHIBIT A

                            CONTENTS OF SBA FILE

            With respect to each SBA Loan, the SBA File shall include a copy of any of the following items delivered to the Trustee or, with respect to 1 below, the Note Custodian, all of which shall be available for inspection by the Certificateholders:

            2. The original SBA Note, endorsed by means of an allonge as follows: "Pay to the order of First Union National Bank of North Carolina, and its successors and assigns, as trustee under that cer-tain Pooling and Servicing Agreement dated as of June 1, 1995, for the benefit of the United States Small Business Administration and holders of Emergent SBA Loan-Backed Adjustable Rate Certificates, Series 1995-1, Class A and Class B, as their respective interests may appear, without recourse" and signed, by facsimile or manual sig-nature, in the name of the Seller by a Responsible Officer, with all prior and intervening endorsements showing a complete chain of en-dorsement from the originator to the Seller, if the Seller was not the originator;

            2. With respect to those SBA Loans secured by Mortgaged Properties, either: (i) the original Mortgage, with evidence of recording thereon, (ii) a copy of the Mortgage certified as a true copy by a Responsible Officer of the Seller where the original has been transmitted for recording until such time as the original is returned by the public recording office or duly licensed title or escrow officer or (iii) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost;

            3. With respect to those SBA Loans secured by Mortgaged Properties, either: (i) the original Assignment of Mortgage from the applicable Seller endorsed as follows:
                  "First Union National Bank of North Carolina (`Assign-ee'), its successors and assigns, as trustee under the Pooling and Servicing Agreement dated as of June 1, 1995, subject to the Multi-Party Agreement dated as of June 1, 1995" with evidence of recording thereon (provided, however, that where permitted under the laws of the jurisdiction wherein the Mortgaged Property is located, the Assignment of Mortgage may be effected by one or more blanket assignments for SBA Loans secured by Mortgaged Properties located in the same county), or (ii) a copy of such Assignment of Mortgage certified as a true copy by a Responsible Officer of the Seller where the original has been transmitted for recording (provided, however, that where the original Assignment of Mortgage is not being delivered to the Trustee, such Responsible Officer may complete one or more blanket certificates attaching copies of one or more Assignments of Mortgage relating to the Mortgages originated by the Seller);

            4. With respect to those SBA Loans secured by Mortgaged Properties, either: (i) originals of all intervening assignments, if any, showing a complete chain of title from the originator to the Seller, including warehousing assignments, with evidence of recording thereon if such assignments were recorded, (ii) copies of any assignments certified as true copies by a Responsible Officer of the Seller where the originals have been submitted for recording until such time as the originals are returned by the public recording officer, or (iii) copies of any assignments certified by the public recording office in any instances where the original recorded assignments have been lost;

            5. With respect to those SBA Loans secured by Mortgaged Properties, either: (i) originals of all title insurance policies relating to the Mortgaged Properties to the extent the Seller obtained such policies or (ii) copies of any title insurance policies to the extent the Seller obtained such policies certified as true by the Seller or the public recording office in any instance where the original title insurance policies have been lost;

            6. For all SBA Loans, blanket assignment of all collateral securing the SBA Loan, including without limitation, all rights under applicable guarantees and insurance policies;

            7. For all SBA Loans, irrevocable power of attorney of the Seller to First Union National Bank of North Carolina, as trustee to execute, deliver, file or record and otherwise deal with the Collateral for the SBA Loans in accordance with the Agreement. The power of attorney will be dele-gable by the First Union National Bank of North Carolina, as trustee to the Servicer and any successor servicer and will permit the First Union National Bank of North Carolina, as trustee or its delegate to prepare, execute and file or record UCC financing statements and notices to insurers; and

            8. For all SBA Loans, blanket UCC-1 financing statements identifying by type all Collateral for the SBA Loans in the SBA Loan Pool and naming the First Union National Bank of North Carolina, as trustee and the SBA as Secured Parties and the Seller as the Debtor. The UCC-1 financ-ing statements will be filed promptly following the Clos-ing Date in New York, Kansas, North Carolina and South

                  Carolina and will be in the nature of protective notice filings rather than a true financing statement.

                                EXHIBIT B-1

                       [FORM OF CLASS A CERTIFICATE]


THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE SERVICER, THE SELLER OR THE TRUSTEE, OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY THE SMALL BUSINESS ADMINISTRATION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION, THE VETERANS ADMINISTRATION OR ANY OTHER GOVERNMENTAL AGENCY OR PRIVATE INSURER.

                  EMERGENT SBA LOAN-BACKED ADJUSTABLE RATE

            Series 1995-1                 Original Class A Certificate
            Class A                       Principal Balance:

            No. 1                   $___________

                                          Original Dollar Amount as
                                            of the Cut-Off Date
                                            Represented by this
                                            Certificate:

                                          $__________

            Remittance Rate:        Percentage Interest of
              Variable                      the Class A Certificates
                                            Evidenced by this
                                            Certificate:

                                          Servicer:
                                          Emergent Business Capital,

        Inc.
            Cut-Off Date:
              ________ __, 1995


            First Remittance Date:  Latest Maturity Date:
              _________ __, 1995      _________ __, ____

                                                CUSIP No.: ___________

            Closing Date:                 Trustee:
              ________ __, 1995             First Union National Bank
                                                of North Carolina


            Emergent Business Capital, Inc. certifies that
_________ is the registered owner of a percentage interest (the "Percentage Interest") in the Unguaranteed Interest in a pool of loans partially guaranteed by the U.S. Small Business Administration (the "SBA Loans") and serviced by Emergent Business Capital, Inc. (hereinafter called the "Servicer," in its capacity as the Servicer, the "Seller," in its capacity as the Seller, which terms include any successor entity under the Agreement referred to below). The SBA Loans were originated by the Seller. The SBA Loans will be serviced pursuant to the terms and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 1995 (the "Agreement") by and among Emergent Business Capital, Inc. and First Union National Bank of North Carolina, as trustee (the "Trustee"), certain of the pertinent provisions of which are set forth herein. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The Unguaranteed Interests of the SBA Loans have an aggregate outstanding principal balance, at the close of business on the Cut-Off Date herein referred to, after application of payments received by the Servicer on or before such date, of $___________.

            On each Remittance Date, commencing on ________ __, 1995, the Trustee or Paying Agent shall distribute to the Person in whose name this Certificate is registered at the close of business on the last day of the month next preceding the month of such distribution (the "Record Date"), an amount equal to the product of the Percentage Interest of the Class A Cer-tificates evidenced by this Certificate and the amount required to be distributed to Holders of Class A Certificates on such Remittance Date pursuant to Section 6.5 of the Agreement.

            During the initial Interest Accrual Period, this Certificate will bear interest at the rate of ____% per annum. During each subsequent Interest Accrual Period, this Certificate will bear interest at a per annum rate equal to the Prime Rate in effect on the preceding Adjustment Date minus _____ percent, subject to the limits described in the Agreement.

            Distributions on this Certificate will be made by the Trustee or Paying Agent by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, upon written request of any Person who is the owner of record of Certificate having an initial Certificate Principal Balance exceeding $5,000,000 delivered to the Trustee not less than 5 Business Days, prior to the applicable Remittance Date, by wire transfer of immediately available funds to the account of the Person entitled thereto as shall appear on the Certificate Register without the presentation or surrender of this Certifi-cate or the making of any notation thereon, at a bank or other entity having appropriate facilities therefor.

            Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Class A Certificate at the office or agency maintained for that purpose by the Certificate Registrar.

            This Certificate is one of a duly authorized issue of Certificates designated as Emergent SBA Loan-Backed, Adjustable Rate Certificates, Series 1995-1, Class A and Class B (herein called the "Certificates") and representing undivided ownership in the right to receive the principal portion of the Unguaranteed Interests of the SBA Loans together with interest thereon at the then applicable Class A or Class B Remittance Rate, as the case may be.

            Neither the Certificates nor the SBA Loans represent an obligation of, or an interest in, the Servicer and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Small Business Administration, the Government National Mortgage Association or the Veterans Administration or any other governmental agency. The Certificates are limited in right of payment to certain collections and recoveries respecting the SBA Loans, all as more specifically set forth herein and in the Agreement. In the event Servicer funds are advanced with respect to any SBA Loan, such advance is reimbursable to the Servicer from late recoveries of interest on the SBA Loans generally.

            As provided in the Agreement, deposits and withdrawals from the Certificate Account, the Spread Account and the Expense Account may be made by the Trustee from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to the Servicer of advances made, or certain expenses incurred, by it, and investment in Permitted Instruments.

            Subject to certain restrictions, the Agreement permits the amendment thereof with respect to certain modifications (a) by the Seller, the Servicer and the Trustee without the consent of the Certificateholders and (b) by the Seller, the Servicer and the Trustee with the consent of the Majority Certificateholders. The Agreement permits the Majority Certif-icateholders to waive, on behalf of all Certificateholders, any default by the Servicer in the performance of its obligations under the Agreement and its consequences, except in a default in making any required distribution on a Certificate. Any such consent or waiver by the Majority Certificateholders shall be conclusive and binding on the holder of this Certificate and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement permits the Majority Certificateholders to waive, on behalf of all Certificateholders, any default by the Servicer in the performance of its obligations under the Agreement and its consequences, except in a default in making any required distribution on a Certificate. Any such consent or waiver by the Majority Certificateholders shall be conclusive and binding on the holder of this Certificate and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Certificate Registrar duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Trustee, duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations evidencing the same aggregate undivided Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates. As provided in the Agreement and subject to certain limitations therein set forth, the Certificate is exchangeable for a new Certificate evidencing the same undivided ownership interest, as requested by the holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Servicer, the Seller, the Trustee and the Certificate Registrar, and any agent of any of the foregoing, may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the foregoing shall be affected by notice to the con-trary.

            Except for certain obligations of the Servicer to the Trustee, the obligations created by the Agreement shall terminate upon notice to the Trustee of: (i) the later of the final payment or other liquidation of the last SBA Loan or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any SBA Loan and the remittance of all funds due thereunder or (ii) mutual consent of the Servicer and all Certificateholders in writing.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of Emergent SBA.



                                          By:

                                          Name:
                                          Title:





This is one of the
Certificates referred
to in the within-
mentioned Agreement.

FIRST UNION NATIONAL BANK OF
  NORTH CAROLINA, as Trustee


By:______________________
   Authorized Signatory

          or

FIRST UNION NATIONAL BANK OF
  NORTH CAROLINA, as
  Authenticating Agent


By:
   Authorized Signatory

                                EXHIBIT B-2

                       [FORM OF CLASS B CERTIFICATE]


THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE SERVICER, THE SELLER OR THE TRUSTEE, OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY THE SMALL BUSINESS ADMINISTRATION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION, THE VETERANS ADMINISTRATION OR ANY OTHER GOVERNMENTAL AGENCY OR PRIVATE INSURER.

NO TRANSFER OF A CLASS B CERTIFICATE OR CERTIFICATES OR ANY INTEREST THEREIN SHALL BE MADE TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT ARE SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THE RIGHTS OF THE HOLDERS OF THE CLASS B CERTIFICATES TO RECEIVE
DISTRIBUTIONS WITH RESPECT TO INTEREST AND PRINCIPAL WILL BE SUBORDINATED TO SUCH RIGHTS OF THE HOLDERS OF THE CLASS A CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                 EMERGENT SBA LOAN-BACKED ADJUSTABLE RATE



      Series 1995-1                 Original Class B Certificate
      Class B                       Principal Balance:

      No. 1                    $_________

                                     Original Dollar Amount as
                                       of the Cut-Off Date
                                       Represented by this
                                       Certificate:

                                      $__________

      Remittance Rate:        Percentage Interest of
        Variable                      the Class B Certificates
                                      Evidenced by this
                                      Certificate:

                                    Servicer:
                                      Emergent Business Capital, Inc.
      Cut-Off Date:
        ________ __, 1995

      First Remittance:       Latest Maturity Date:
        Date:                       _________ __, ____
        ________ __, 1995
                                    CUSIP NO.: ________

      Closing Date:                 Trustee:
        _______ __, 1995              First Union National Bank
                                          of North Carolina

            Emergent Business Capital, Inc. certifies that ________ is the registered owner of a percentage interest (the "Percentage Interest") in the Unguaranteed Interest in a pool of loans partially guaranteed by the U.S. Small Business Administration (the "SBA Loans") and serviced by Emergent Business Capital, Inc. (hereinafter called the "Servicer," in its capacity as the Servicer and the "Seller," in its capacity as the Seller, which terms include any successor entity under the Agreement referred to below). The SBA Loans were originated by the Seller. The SBA Loans will be serviced pursuant to the terms and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 1995 (the "Agreement") by and among Emergent Business Capital, Inc. and First Union National Bank of North Carolina, as trustee (the "Trustee"), certain of the pertinent provi-sions of which are set forth herein. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The Unguaranteed Interests of the SBA Loans have aggregate outstanding principal balances, at the close of business on the Cut-Off Date herein referred to, after application of payments received by the Servicer on or before such date, of $_________.

            On each Remittance Date, commencing on _______ __, 1995, the Trustee or Paying Agent shall distribute to the Person in whose name this Certificate is registered at the close of business on the last day of the month next preceding the month of such distribution (the "Record Date"), an amount equal to the product of the Percentage Interest of the Class B Cer-tificates evidenced by this Certificate and the amount required to be distributed to Holders of Class B Certificates on such Remittance Date pursuant to Section 6.5 of the Agreement.

            During the initial Interest Accrual Period, this Certificate will bear interest at the rate of ____% per annum. During each subsequent Interest Accrual Period, this Certificate will bear interest at a per annum rate equal to the Prime Rate in effect on the preceding Adjustment Date minus ____ percent, subject to the limits described in the Agreement.

            Distributions on this Certificate will be made by the Trustee or Paying Agent by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, upon written request of any Person who is the owner of record of Certificate having an initial Certificate Principal Balance exceeding $5,000,000 delivered to the Trustee not less than 5 Business Days, prior to the applicable Remittance Date, by wire transfer of immediately available funds to the account of the Person entitled thereto as shall appear on the Certificate Register without the presentation or surrender of this Certifi-cate or the making of any notation thereon, at a bank or other entity having appropriate facilities therefor, and, in the case of wire transfers, at the expense of such Person unless such Person shall own of record Certificates which have initial Certificate Principal Balances aggregating at least $5,000,000.

            Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Cer-tificate Registrar.

            This Certificate is one of a duly authorized issue of Certificates designated as Emergent SBA Loan-Backed, Adjustable Rate Certificates, Series 1995-1, Class A and Class B (herein called the "Certificates") and representing undivided ownership in the right to receive the principal portion of the Unguaranteed Interests of the SBA Loans together with interest thereon at the then applicable Class A or Class B Remittance Rate, as the case may be.

            Neither the Certificates nor the SBA Loans represent an obligation of, or an interest in, the Servicer and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Small Business Administration, the Government National Mortgage Association or the Veterans Administration or any other governmental agency. The Certificates are limited in right of payment to certain collections and recoveries respecting the SBA Loans, all as more specifically set forth herein and in the Agreement. In the event Servicer funds are advanced with respect to any SBA Loan, such advance is reimbursable to the Servicer from late recoveries of interest on the SBA Loans generally.

            As provided in the Agreement, deposits and withdrawals from the Certificate Account, the Spread Account and the Expense Account may be made by the Trustee from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to the Servicer of advances made, or certain expenses incurred, by it, and investment in Permitted Instruments.

            Subject to certain restrictions, the Agreement permits the amendment thereof with respect to certain modifications (a) by the Seller, the Servicer and the Trustee without the consent of the Certificateholders and (b) by the Seller, the Servicer and the Trustee with the consent of the Majority Certificateholders. The Agreement permits the Majority Certif-icateholders to waive, on behalf of all Certificateholders, any default by the Servicer in the performance of its obligations under the Agreement and its consequences, except in a default in making any required distribution on a Certificate. Any such consent or waiver by the Majority Certificateholders shall be conclusive and binding on the holder of this Certificate and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement permits the Majority Certificateholders to waive, on behalf of all Certificateholders, any default by the Servicer in the performance of its obligations under the Agreement and its consequences, except in a default in making any required distribution on a Certificate. Any such consent or waiver by the Majority Certificateholders shall be conclusive and binding on the holder of this Certificate and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Trustee, duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations evidencing the same aggregate undivided Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates. As provided in the Agreement and subject to certain limitations therein set forth, the Certificate is exchangeable for a new Certificate evidencing the same undivided ownership interest, as requested by the holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Servicer, the Seller, the Trustee and the Certificate Registrar, and any agent of any of the foregoing, may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the foregoing shall be affected by notice to the con-trary.

            Except for certain obligations of the Servicer to the Trustee, the obligations created by the Agreement shall terminate upon notice to the Trustee of: (i) the later of the final payment or other liquidation of the last SBA Loan or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any SBA Loan and the remittance of all funds due thereunder or (ii) mutual consent of the Servicer and all Certificateholders in writing.

            IN WITNESS WHEREOF, the Servicer has caused this Certificate to be duly executed.

                                    First Union National Bank
                                      of North Carolina


                                          By:

                                          Name:
                                          Title:





Dated:_________________
(Seal)
Attest:


_________________________
   Assistant Secretary


This is one of the
Certificates referred
to in the within-
mentioned Agreement.


FIRST UNION NATIONAL BANK OF
  NORTH CAROLINA, as Trustee


By:______________________
   Authorized Signatory

          or

FIRST UNION NATIONAL BANK OF
  NORTH CAROLINA,
  as Authenticating Agent



By:
   Authorized Signatory

                                 EXHIBIT C

              PRINCIPAL AND INTEREST ACCOUNT LETTER AGREEMENT

                                          (date)


            To:   ___________________________

                  ___________________________

                  ___________________________ (the "Depository")


            As "Servicer" under the Pooling and Servicing Agreement, dated as of _______ __, 1995, Emergent SBA Loan-Backed Adjustable Rate Certificates, Series 1995-1 Class A and Class B (the "Agreement"), we hereby authorize and request you to establish an account, as a Principal and Interest Account pursuant to Section 5.3 of the Agreement, to be designated as "Emergent Business Capital, Inc., in trust for the registered holders of Emergent SBA Loan-Backed Adjustable Rate Certificates, Series 1995-1." All deposits in the account shall be subject to withdrawal there-from by order signed by the Servicer. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.



                                    EMERGENT BUSINESS CAPITAL, INC.


                                          By:
                                    Name:
Title:

            The undersigned, as Depository, hereby certifies that the above-described account has been established under Account Number __________, at the office of the depository indicated above, and agrees to honor withdrawals on such account as provided above. The amounts deposited at any time in the account will be insured to the maximum amount provided by applicable law by the Federal Deposit Insurance Corporation.





                                          (Name of Depository)


                                          By:

                                          Name:

                                          Title:

                                 EXHIBIT D

                          WIRING INSTRUCTIONS FORM


                                                       _______________, 19__


[Paying Agent]
[Trustee]
________________________
________________________
________________________

                                          Re:   Emergent SBA Loan-Backed
Adjustable Rate
                                                Certificates, Series 1995-1,
                                                [Class A] [Class B] Number


Dear Sir:

            In connection with the sale of the above-captioned Certificate by ___________________________________ to ___________-
________________________, ("Transferee") you, as Paying Agent, are
instructed to make all remittances to Transferee as Certificateholder as of ____________, 19__ by wire transfer. For such wire transfer, the wiring instructions are as follows:

            ___________________________
            ___________________________
            ___________________________



                                          ________________________________
                                                    Transferee



Certificateholder's mailing address:


Name:
Address:

                                EXHIBIT E-1

                       FORM OF INITIAL CERTIFICATION


                                                 , 1995

[Seller]

[Servicer]

[SBA]


                                    Re:   Pooling and Servicing Agreement
                              Emergent SBA Loan-Backed Adjustable
                        Rate Certificates, Series 1995-1,
                        dated as of June 1, 1995 among
                        Emergent Business Capital, Inc.
                        and First Union National Bank of
                        North Carolina, as trustee

Gentlemen:

            In accordance with Section 2.5 of the above-captioned Pooling and Servicing Agreement (the "Agreement"), the undersigned, as Trustee, hereby certifies that, except as noted on the attachment hereto, if any (the "Loan Exception Report"), it has received each of the documents required to be delivered to it pursuant to Section 2.4 of the Agreement (not including the original SBA Notes which are to be delivered to the Note Custodian) with respect to each SBA Loan listed in the SBA Loan Schedule and the documents contained therein appear to bear original signatures.

            The Trustee has made no independent examination of any such documents beyond the review specifically required in the above-referenced Pooling and Servicing Agreement.

            The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any such documents or any of the SBA Loans identified on the SBA Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such SBA Loan.


                                          FIRST UNION NATIONAL BANK OF
                                      NORTH CAROLINA, as Trustee


                                          By:
                                          Name:
                                          Title:

                                EXHIBIT E-2

                        FORM OF FINAL CERTIFICATION

                                   [date]


[Servicer]

[Seller]

[SBA]

                                    Re:   Pooling and Servicing Agreement
                        dated as of June 1, 1995 among Emergent Business Capital, Inc. and First Union National Bank of North Carolina, Emergent SBA Loan-Backed Adjustable Rate Certificates, Series 1995-1

Gentlemen:

            In accordance with Section 2.5 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that, except as noted on the attachment hereto, as to each SBA Loan listed in the SBA Loan Schedule (other than any SBA Loan paid in full or listed on the attachment hereto) it has reviewed the documents delivered to it pursuant to Section 2.4 of the Pooling and Servicing Agreement and has determined that (i) all such documents are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged, torn or otherwise physically altered and relate to such SBA Loan and
(iii) based on its examination, and only as to the foregoing documents, the information set forth in the SBA Loan Schedule respecting such SBA Loan is correct. The Trustee has made no independent examination of such documents beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, enforceability or genuineness of any such documents contained in each or any of the SBA Loans identified on the SBA Loan Sched-ule, or (ii) the collectibility, insurability, effectiveness or suitability of any such SBA Loan.




                                          FIRST UNION NATIONAL BANK OF
                                      NORTH CAROLINA, as Trustee


                                          By:

                                          Name:

                                          Title:


                                    EXHIBIT F

                                SBA LOAN SCHEDULE

                                   EXHIBIT G

                       REQUEST FOR RELEASE OF DOCUMENTS



   To:  [Trustee]
        [SBA]



                     Re:         Pooling and Servicing Agreement,
                                 Emergent SBA Loan-Backed Adjustable
                                 Rate Certificates,
               Series 1995-1,
                                 dated as of June 1, 1995

               In connection with the administration of the pool of SBA Loans held by you, we request the release, and acknowledge receipt, of the (Trustee's SBA File/[specify document]) for the SBA Loan described below, for the reason indicated.

   Obligor's Name, Address & Zip Code:


   SBA Loan Number:


   Reason for Requesting Documents (check one)

   ____ 1.     SBA Loan Paid in Full
               (Servicer hereby certifies that all amounts received in connection therewith have been credited to the Principal and Interest Account and remitted to the Trustee for deposit into the Certificate Account pursuant to the Pooling and Servicing Agreement.)

   ____ 2.     SBA Loan Liquidated
               (Servicer hereby certifies that all proceeds of foreclosure, insurance or other liquidation have been finally received and credited to the Principal and Interest Account and remitted to the Trustee for deposit into the Certificate Account pursuant to the Pooling and Servicing Agreement.)

   ____ 3.     SBA Loan in Foreclosure

   _____4. SBA Loan Repurchased Pursuant to Section 11.1 of the Pooling and Servicing Agreement.

   _____5. SBA Loan Repurchased or Substituted Pursuant to Article II or III of the Pooling and Servicing Agreement (Servicer hereby certifies that the repurchase price or Substitution Adjustment has been credited to the Principal and Interest Account and/or remitted to the Trustee for deposit into the Certificate Account pursuant to the Pooling and Servicing Agreement.)

   ____ 6. Collateral Being Released Pursuant to Section 5.1(f) of the Pooling and Servicing Agreement.

   ____ 7.     Other (explain)   ____________________________
                                       ________________________________

               If box 1 or 2 above is checked, and if all or part of the Trustee's SBA File was previously released to us, please release to us our previous receipt on file with you, as well as any additional documents in your possession relating to the above specified SBA Loan.

               If box 3, 4, 5, 6 or 7 above is checked, upon our return of all of the above documents to you, please acknowledge your receipt by signing in the space indicated below, and returning this form.

                                             EMERGENT BUSINESS CAPITAL,
   INC.

                                                   By:

                                                   Name:

                                                   Date:



   Documents returned to Trustee:

   _______________________________
            Trustee



   By:____________________________
   Date:__________________________

                                   EXHIBIT H

                          FORM OF LIQUIDATION REPORT

   Customer Name:
   Account number:
   Original Principal Balance:

   1.    Unguaranteed Interest of Liquidation Proceeds

               Principal Prepayment                $________
               Property Sale Proceeds               ________
               Insurance Proceeds                   ________
               Other (Itemize)                      ________

               Unguaranteed Interest of
                 Total Proceeds                                   $_______

   2.    Servicing Advances                        $________
         Monthly Advances                           ________

               Total Advances                                     $_______

   3.    Net Liquidation Proceeds                                 $_______
         (Line 1 minus Line 2)

   4.    Principal Balance of the SBA
           Loan on date of liquidation                            $_______

   5.    Realized (Loss) or Gain                                  $_______
         (Line 3 minus Line 4)

                                   EXHIBIT I

                          FORM OF DELINQUENCY REPORT


                    DELINQUENCY AND FORECLOSURE INFORMATION



              PRINCIPAL
              AMOUNT OF
              SBA LOANS
              (INCLUDING
              GUARANTEED
              INTERESTS AND                                           REO
                         FORECLOSURES
              UNGUARANTEED      #                       # OF          # OF
   OUTSTANDING        # OF    OUTSTANDING
   INVESTOR   INTERESTS)      ACCT   RANGES   AMOUNT   ACCTS.   PCT  ACCTS
   DOLLARS      %    ACCTS    DOLLARS     %

              1 TO 29 DAYS
              30 TO 59 DAYS
              60 TO 89 DAYS

              90 AND OVER
              TOTALS

                                   EXHIBIT J

                    SERVICER'S MONTHLY COMPUTER TAPE FORMAT

   The computer tape to be delivered to the Trustee pursuant to Section 6.6 shall contain the following information for each SBA Loan as of the related Record Date:

   9.
         Name of the Obligor, address of the Mortgaged Property, if ap-plicable, and Account Number.

   10.
                     The SBA Loan Interest Rate.

   11.
                     The Monthly Payment.

   12.
                     The dates on which the payments were received for the applicable Due Period and the amount of such payments segregated into the following categories; (a) total interest received (including Servicing Fee, interest payable to holder of the Guaranteed Interest, SBA Fiscal Agent's Fee, Excess Spread and Extra Interest);
                     (b) interest payable to the holder of the Guaranteed Interest and SBA Fiscal Agent's Fee; (c) principal and Excess Payments received; (d) Curtailments received; and (e) Principal Prepayments received.

   13.
                     The SBA Loan principal balance.

   14.
                     The SBA Loan date and original term to maturity.

   15.
                     A "Delinquency Flag" noting that the SBA Loan is cur-rent or delinquent. If delinquent, state the date on which the last payment was received.

   16.
                     For any SBA Loan that is not either 24 months delin-quent or otherwise determined to be uncollectible, a "Foreclosure Flag" noting that the SBA Loan is the subject of foreclosure proceedings.

   17.
                     For any SBA Loan that is not either 24 months delin-quent or otherwise determined to be uncollectible, an "REO Flag" noting that the Mortgaged Property is an REO Property.

   18.
                     A "Liquidated SBA Loan Flag" noting that the SBA Loan is a Liquidated SBA Loan and the Net Liquidation Pro-ceeds received in connection therewith.

   19.
                     Any additional information reasonably requested by the Trustee.

                                   EXHIBIT K

                             MULTI-PARTY AGREEMENT

                            [BEING PREPARED BY EBC]

                                   EXHIBIT L



                           SPREAD ACCOUNT AGREEMENT


   This Spread Account Agreement is dated as of June 1, 1995 (the "Agreement") among Emergent Business Capital Holdings, Inc., a Delaware corporation, as Spread Account Depositor (the "Spread Account Depositor"), First Union National Bank of North Carolina, as trustee (the "Trustee"), and First Union National Bank of North Carolina, in its capacity as custodian hereunder (the "Spread Account Custodian"). All capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement referred to below.

   WHEREAS, Emergent Business Capital, Inc. (the "Seller") and First Union National Bank of North Carolina, in its capacity as Trustee, have entered into a Pooling and Servicing Agreement, dated as of June 1, 1995 (the "Pooling and Servicing Agreement"), in connection with the establishment of a Trust (the "Trust") and the issuance of the Emergent SBA Loan-Backed, Adjustable Rate Certificates, Series 1995-1, repre-senting an undivided beneficial ownership interest in the Trust;

   WHEREAS, the Spread Account Depositor wishes to establish the Spread Account (the "Account") with the Spread Account Custodian, to be used in accordance with the provisions of Section 6.2 of the Pooling and Servic-ing Agreement; and

   WHEREAS, the Spread Account Custodian herein agrees to maintain the Account in accordance with the terms of this Agreement and the Pooling and Servicing Agreement.

   NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

   Section 1. Definitions. In addition to those terms defined in the pooling and Servicing Agreement and otherwise herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         "Account Property" has the meaning set forth in Section 3 hereof.

         "Account" has the meaning set forth in the second WHEREAS clause hereof.
         "Certificated Securities" has the meaning set forth in Section 8-102(l)(a) of the UCC.

         "Clearing Corporation" has the meaning set forth in Section 8-102(3) of the UCC.

         "Delivery" when used with respect to Account Property means:

               (i) with respect to Certificated Securities, bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute Instruments and are susceptible of physical delivery (collectively, the "Physical Property"), transfer thereof into the possession of the Spread Account Custodian, or a bailee who has received notice from the Seller and the Spread Account Custodian of the Spread Account Custodian's security interest in such Physical Property, or a Financial Interme-diary acting with respect to such Physical Property on behalf of the Spread Account Custodian, provided that any such Physical Property that is in registered form has been registered in the name of the Spread Account Custodian or the Financial Intermediary or the nominee of either of them, delivery by the Financial Intermediary taking possession of a Physical Property of a confirmation to the Spread Account Custodian of the receipt of the Physical Property and identification by book-entry or other equivalent means of such Physical Property as belonging to the Spread Account Custodian and the making by the Spread Account Custodian of entries in its books and records establishing that it holds such Account Property solely as Spread Account Custodian under the terms of this Agreement;

               (ii) with respect to any type of Account Property that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable federal regulations and Articles VIII and IX of the UCC: book-entry registration of such Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by the Spread Account Custodian or by another Depositary acting on behalf of the Spread Account Custodian and issuance to the Spread Account Custodian or such Depositary, as the case may be, of a deposit advice or other written confirmation of such book-entry registration; the delivery of a confirmation by the Depositary to the Spread Account Custodian of such book-entry registration to the Depositary and the making by the Depositary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations as belonging to the Spread Account Custodian and indicating that the Depositary holds such Ac-count Property solely as agent for the Spread Account Custodian, and the making by the Spread Account Custodian of entries in its books and records establishing that it holds such Account Property solely as Spread Account Custodian under the terms of this Agreement; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer to ownership of any such Account

               Property to the Spread Account Custodian, consistent with changes in applicable law or regulations or the interpreta-tion thereof;

               (iii) with respect to any type of Account Property that is a Certificated or Uncertificated Security which is subject to the control of a Clearing Corporation, (x) the making of appropriate entries on the books of such Clearing Corpora-tion, decreasing the account of the transferor by the amount of such Clearing Corporation's Securities and increasing the appropriate account of the Spread Account Custodian or the Financial Intermediary on behalf of the Spread Account Custodian maintained at such Clearing Corporation by the amount of such Securities, (y) the issuance by the Clearing Corporation to the Spread Account Custodian or the Financial Intermediary of a written confirmation of the registration of such Securities to an account of the Spread Account Custodian of Financial Intermediary and (z) the delivery of a confirmation by the Financial Intermediary to the Spread Account Custodian of such registration to the account of the Financial Intermediary and the making by the Financial Intermediary of entries in its books and records identifying such Securities held through the Clearing Corporation as belonging to the Spread Account Custodian and indicating that the Financial Intermediary holds such Account Property solely for the Spread Account Custodian, and the making by the Spread Account Custodian of entries in its books and records establishing that it holds such Account Property solely as Spread Account Custodian under the terms of this Agreement; and

               (iv) with respect to any item of Account Property that is an Uncertificated Security under Article VIII of the UCC and that is not governed by clause (ii) or (iii) above, regis-tration of the transfer to and interest in such Account Property by the Spread Account Custodian or its nominee by the issuer of such Account Property.

         "Depositary" has the meaning set forth in 31 C.F.R.
         (section mark) 306.118 or similar federal regulations governing the transfer of securities issued by the United States Treasury which are maintained in book-entry form.

         "Financial Intermediary" has the meaning set forth in Section 8-313(4) of the UCC.

         "Instruments" has the meaning set forth in Section 9-105(l)(ii) of the UCC but excludes any "instruments" that are "certificated securities" as defined in Section 8-102(l) (a) of the UCC.

         "Physical Property" has the meaning set forth in clause (i) of the definition of "Delivery" in this Section 1.

         "UCC" means the New York Uniform Commercial Code.

         "Uncertificated Security" has the meaning set forth in Section 8-102(1)(b) of the UCC.

   Section 2. Appointment of Spread Account Custodian. The Spread Account Depositor and the Trustee hereby appoint First Union National Bank of North Carolina as their agent under this Agreement to act on their behalf in accordance with the terms of this Agreement with respect to their interests in the Account and all amounts and investments deposited therein or credited thereto. First Union National Bank of North Carolina hereby accepts and acknowledges its appointment as agent on behalf of the Spread Account Depositor and the Trustee.

   Section 3. Pledge of Security Interest. The Spread Account Depositor hereby assigns, sells, conveys and transfers to the Spread Account Custodian and its successors and assigns, and grants thereto a security interest in, all of its right, title and interest in and to all amounts payable to the Spread Account pursuant to Section 6.2 of the Pooling and Servicing Agreement, the Account, all amounts deposited therein or credited thereto, from time to time, and all proceeds of the foregoing, including, without limitation, all other amounts and investments held from time to time in the Account (whether in the form of deposit ac-counts, Physical Property, book-entry securities, Uncertificated Securities, or otherwise) in consideration of its right to receive Excess Spread in accordance with Section 6.2 of the Pooling and Servicing Agreement (all of the foregoing, collectively, the "Account Property"), to have and to hold all the aforesaid property, rights and privileges unto the Spread Account Custodian, its successors and assigns, in trust for the benefit of the Trustee and the Certificateholders, subject to the terms and provisions, set forth in this Agreement. The Spread Account Custodian hereby acknowledges such transfer and, upon receipt, shall hold and distribute the Account Property in accordance with the terms and provisions of this Agreement and the Pooling and Servicing Agreement.

   Section 4. Establishment of the Account. In consideration of its right to receive Excess Spread in accordance with Section 6.2 of the Pooling and Servicing Agreement, the Spread Account Depositor hereby establishes and shall hereafter maintain with the Spread Account Custodian the Account as a separate trust account to include the money and other property deposited and held therein pursuant hereto. The Account shall be a segregated trust account maintained in North Carolina and initially established with the Spread Account Custodian and maintained with the Spread Account Custodian in the Corporate Trust Department of the Spread Account Custodian. The Spread Account Custodian acknowledges the interest of the Trustee in the Account, as set forth herein and in Arti-cle VI of the Pooling and Servicing Agreement. The Spread Account Custodian further acknowledges and agrees that (i) any deposits to the Account shall be made solely by the Servicer or the Trustee in accordance with Section 6.2(a) of the Pooling and Servicing Agreement;

   (ii) any withdrawals from the Account shall be made by the Spread Account Custodian solely upon instructions therefor given by the Trustee as specifically set forth in Section 6.2(b) of the Pooling and Servicing Agreement; and (iii) the Seller and the Servicer and the Spread Account Depositor shall have no rights to receive any amounts in the Account other than as specifically set forth herein and in Section 6.2(b) of the Pooling and Servicing Agreement.

   Section 5. Delivery of Account Property. With respect to the Account Property, the Spread Account Depositor and the Spread Account Custodian agree that:

         (a) Any Account Property that is held in deposit accounts shall be held solely in the name of the Spread Account Custodian in the Corporate Trust Department of the Spread Account Custodian. Each such deposit account shall be subject to the exclusive custody and control of the Spread Account Custodian, and the Spread Account Custodian shall have the sole signature authority with respect thereto.

         (b) Any Account Property that constitutes Physical Property shall be delivered by the Spread Account Depositor to the Spread Account Custodian in accordance with paragraph (i) of the definition of "Delivery" in Section 1 hereof and shall be held, pending maturity or disposition, solely by the Spread Account Custodian, a Finan-cial Intermediary acting solely for the Spread Account Custodian or a bailee to whom the Seller and the Spread Account Custodian have given notice of the Spread Account Custodian's security interest in such Account Property.

         (c) Any Account Property that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations shall be delivered in accordance with paragraph (ii) of the definition of "Delivery" in Section 1 hereof and shall be maintained by the Spread Account Custodian and any other Depositary acting on behalf of the Spread Account Custodian, pending maturity or disposition, through continued book-entry registration of such Account Property as described in such para-graph.

         (d) Any Account Property that is a Certificated or Uncertificated Security subject to the control of a Clearing Corporation shall be delivered to the Spread Account Custodian or a Financial Intermediary for the benefit of the Spread Account Custodian in accordance with paragraph (iii) of the definition of "Delivery" in
         Section 1 hereof and shall be maintained by the Spread Account Custodian or a Financial Intermediary for the benefit of the Spread Account Custodian, pending maturity or disposition, through continued registration of such Account Property as described in such paragraph.

         (e)  Any Account Property that is an Uncertificated Security under
         Article 8 of the UCC and that is not governed by clause (c) or (d) above shall be delivered to the Spread Account Custodian in accor-dance with paragraph (iv) of the definition of "Delivery" in
         Section 1 hereof and shall be maintained by the Spread Account Custodian, pending maturity or disposition, through continued registration of the Spread Account Custodian's (or its nominee's) interest in such security on the books of the issuer thereof.

         (f) Effective upon Delivery of any Account Property in the form of Physical Property, book-entry securities, or Uncertificated Securities, the Spread Account Custodian shall be deemed to have represented that it has purchased such Account Property for value, in good faith and without actual notice or actual knowledge prior to or on the date of transfer of any adverse claims, liens or encumbrances (including, without limitation, any liens arising under the Code or ERISA) thereto.

         (g)
         The Spread Account Custodian shall not be obligated to determine whether or not the Account Property has been properly "Delivered" by the Spread Account Depositor pursuant to the terms hereof or for determining that it has a perfected security interest in the Account Property.

   Section 6. Investment. Amounts held in the Account shall be invested in Permitted Instruments in accordance with the provisions of Section
   6.4 of the Pooling and Servicing Agreement. All such investments shall be made in the name of the Spread Account Custodian or its nominee, and all income and gain realized thereon shall be retained in the Account until withdrawals are permitted under Section 6.2(b) of the Pooling and Servicing Agreement.

   Section 7. Statement of Account. On or before each Determination Date, the Spread Account Custodian shall deliver to the Trustee, the Servicer and the Spread Account Depositor an Officer's Certificate of the Spread Account Custodian setting forth, as of such date, (i) the amount on deposit in the Account, (ii) the activity in the Account for the preceding month and (iii) the amount of any income or gain (or loss) on amounts held in the Account.

   Section 8. Termination. This Agreement shall terminate upon the termination of the Pooling and Servicing Agreement in accordance with their terms. Upon termination of this Agreement, any amounts on deposit in the Account shall be paid by the Spread Account Custodian to the Spread Account Depositor in accordance with the terms of the Pooling and Servicing Agreement.

   Section 9. Amendment. This Agreement may be amended by the Spread Account Depositor and the Spread Account Custodian with the consent of the Trustee. The parties hereto agree to make any changes to this

   Agreement required by the Rating Agency in order to obtain an investment-grade rating.

   Section 10. Counterparts. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same Agreement.

   Section 11. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties under this Agreement shall be deter-mined in accordance with such laws.

   Section 12. Notices. All demands, notices and communications upon or to the Spread Account Depositor, the Servicer, the Spread Account Custodian or the Trustee under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt re-quested, and shall be deemed to have been duly given upon receipt (a) in the case of the Spread Account Depositor, the Servicer and the Trustee, at the addresses therefor set forth in Section 13.6 of the Pooling and Servicing Agreement; (b) in the case of the Spread Account Custodian, at 230 South Tryon Street, 8th Floor, Charlotte, North Carolina, 28288-1179, Attention: Corporate Trust Department; and (c) in the case of the Spread Account Depositor, c/o Emergent Business Capital, Inc., 15 South Main Street, Suite 750, Greenville, South Carolina 29606.

   Section 13. Severability of Provisions. If any one or more of the agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such agreements, provisions or terms shall be deemed severable from the remaining agreements, provi-sions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

   Section 14. Assignment; Benefit of Agreement. Notwithstanding anything to the contrary contained herein, this Agreement may not be assigned by the Spread Account Depositor or the Spread Account Custodian without the prior written consent of the Trustee. Subject to the foregoing, this Agreement will inure to the benefit of and be binding upon the parties hereto and the Trustee and their respective successors and permitted assigns.

   IN WITNESS WHEREOF, the Spread Account Depositor, the Trustee and the Spread Account Custodian have caused this Spread Account Agreement to be duly executed by their respective officers as of the day and year first above written.

   FIRST UNION NATIONAL BANK OF
     NORTH CAROLINA, as Trustee


   By_____________________________
     Authorized Officer


   FIRST UNION NATIONAL BANK
     OF NORTH CAROLINA, as
     Spread Account Custodian



   By_____________________________


                                 EMERGENT BUSINESS CAPITAL HOLDINGS
     CORPORATION, as Spread Account
     Depositor



   By_____________________________

                                   EXHIBIT M


   FORM OF SECURITIES LEGEND

   THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND, WITHIN THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THE CERTIFICATES OR THE LAST DATE ON WHICH THIS CERTIFICATE IS HELD BY AN AFFILIATE OF THE SELLER ONLY (1) TO THE SELLER, (2) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO A PERSON WHO THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER ("QIB") WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED THAT SUCH REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A; (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE); OR (4) IN CERTIFICATED FORM TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D OF THE SECURITIES ACT WHO IS NOT A QIB PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO (A) RECEIPT BY THE SELLER AND THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW, AND (B) RECEIPT BY THE SELLER AND THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE SELLER AND THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS.

                                   EXHIBIT N

   FORM OF RULE 144A TRANSFER CERTIFICATE

   First Union National Bank of North Carolina,
     as Trustee
   230 South Tryon Street
   Charlotte, North Carolina  28288
   Attention:  _______________

   Emergent Business Capital, Inc.
   15 South Main Street
   Suite 750
   Greenville, South Carolina  29606
   Attention:____________


         Re:
         Emergent SBA Loan-Backed Adjustable Rate
   Certificates, Series 1995-1


               Reference is hereby made to the Pooling and Servicing Agreement dated as of June 1, 1995 (the "Pooling and Servicing Agree-ment") between Emergent Business Capital, Inc, as Seller and Servicer, and First Union National Bank of North Carolina, as Trustee. Capital-ized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

   [NOTE: INSERT [A] FOR TRANSFERS OF DEFINITIVE CERTIFICATES TO
   TRANSFEREES THAT TAKE DELIVERY IN INTERESTS IN THE BOOK-ENTRY
   CERTIFICATES. INSERT [B] FOR TRANSFERS OF DEFINITIVE CERTIFICATES TO TRANSFEREES THAT TAKE DELIVERY IN DEFINITIVE CERTIFICATES. INSERT [C] FOR TRANSFERS OF INTERESTS IN THE BOOK-ENTRY CERTIFICATES TO TRANSFEREES THAT TAKE DELIVERY IN DEFINITIVE CERTIFICATES.)

               [A] This letter relates to % initial Percentage Interest of Class [A or B] Certificates which are held in the form of Definitive Certificates in the name of [insert name of transferor] (the "Transfer-or"). The Transferor has requested a transfer of such Definitive Certificates for a beneficial interest in the Book-Entry Certificate of such Class (CUSIP No. _________) to be held with the Clearing Agency in the name of [insert name of transferee].

               [B] This letter relates to      % initial Percentage
   Interest of Class [A or B] Certificates which are held in the form of Definitive Certificates registered in the name of [insert name of trans-feror] (the "Transferor"). The Transferor has requested a transfer of such Definitive Certificates for Definitive Certificates of such Class registered in the name of [insert name of transferee].

               [C] This letter relates to     % initial Percentage Interest
   of Class [A or B] Certificates which are held in the form of a benefi-cial interest in the Book-Entry Certificate of such Class (CUSIP No. _________) with the Clearing Agency in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Book-Entry Certificate for Definitive Certificates of such Class registered in the name of [insert name of transferee].

               In connection with such request, and in respect of such Certificates, the Transferor hereby certifies that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the Pooling and Servicing Agreement and the Certificates and
   (ii) Rule 144A under the Securities Act to a purchaser that the Trans-feror reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A purchasing for its own account or for the ac-count of a "qualified institutional buyer", which purchaser is aware that the sale to it is being made in reliance upon Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

               This certificate and the statements contained herein are made for your benefit and the benefit of the Placement Agent and the Seller.

                                 [Insert Name of Transferor]



                                 By:
                                    Name:
                                    Title:

   Dated:             ,

                                   EXHIBIT O


   FORM OF RULE 144A EXCHANGE CERTIFICATE

   First Union National Bank of North Carolina,
     as Trustee
   230 South Tryon Street
   Charlotte, North Carolina  28288
   Attention:  _______________

   Emergent Business Capital, Inc.
   15 South Main Street
   Suite 750
   Greenville, South Carolina  29606
   Attention:____________


         Re:   EBC SBA Loan-Backed Adjustable Rate
               Certificates, Series 1995-1


               Reference is hereby made to the Pooling and Servicing Agreement dated as of June 1, 1995 (the "Pooling and Servicing Agree-ment") between Emergent Business Capital, Inc, as Seller and Servicer, and First Union National Bank of North Carolina, as Trustee. Capital-ized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

               This letter relates to    % initial Percentage Interest of
   Class [A or B] Certificates which are held in the form of Definitive Certificates in the name of [insert name of holder] (the "Holder"). The Holder has requested an exchange of such Definitive Certificates for a beneficial interest in the Book-Entry Certificate of such Class (CUSIP No. _________) to be held with the Clearing Agency in the name of the Holder.

               In connection with such request, and in respect of such Certificates, the Holder does hereby certify that it is a "qualified institutional buyer" within the meaning of Rule 144A.

               This certificate and the statements contained herein are made for your benefit and the benefit of the Placement Agent and the Depositor.

                                 [Insert Name of Holders]

                                 By:
                                    Name:
                                    Title:

   Dated:             ,

                                   EXHIBIT P

                          FORM OF PURCHASER'S LETTER
                       INSTITUTIONAL ACCREDITED INVESTOR

   (Date)

   First Union National Bank of North Carolina,
     as Trustee
   230 South Tryon Street
   Charlotte, North Carolina  28288
   Attention:  _______________

   Emergent Business Capital, Inc.
   15 South Main Street
   Suite 750
   Greenville, South Carolina  29606
   Attention:____________


         Re:   EBC SBA Loan-Backed Adjustable Rate
               Certificates, Series 1995-1

               Reference is hereby made to the Pooling and Servicing Agreement dated as of June 1, 1995 (the "Pooling and Servicing Agree-ment") between Emergent Business Capital, Inc, as Seller and Servicer, and First Union National Bank of North Carolina, as Trustee. Capital-ized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

               This letter relates to our purchase of     % initial Per-
   centage Interest of Class [A or B] Certificates. In such connection, we hereby confirm that:

   (1) We have received a copy of the Offering Circular dated June __, 1995 relating to the Certificates (the "Offering Circular"), and we understand that the Certificates have not been, and will not be, registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Certificates within three years of the later of the date of original issuance of the Certificates or the last day on which such Certificates are owned by the Seller or any affiliate of the Seller we will do so only (A) to the Seller, (B) to "qualified institutional buyers" (within the meaning of Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act ("QIBs"), (C) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or (D) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that is not a QIB (an "Institutional Accredited

         Investor") which, prior to such transfer, delivers to the Trustee under the Pooling and Servicing Agreement, a signed letter in the form of this letter; and we further agree, in the capacities stated above, to provide to any person purchasing any of the Certificates from us a notice advising such purchaser that resales of the Certificates are restricted as stated herein.

   (2) We understand that, on any proposed resale of any Certificates to an Institutional Accredited Investor, we will be required to fur-nish to the Trustee and the Seller such certifications, legal opinions and other information as either of them may reasonably require to confirm that the proposed sale is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. We further under-stand that the Certificates purchased by us will bear a legend to the foregoing effect.

   (3) We are acquiring the Certificates for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Certificates, and we and any account for which we are acting are each able to bear the economic risk of such investment.

   (4) We are acquiring the Offered Certificates purchased by us for our own account or for one or more accounts (each of which is an Institutional Accredited Investor or a QIB) as to each of which we exercise sole investment discretion.

   (5) We have received such information as we deem necessary in order to make our investment decision.

   (6) If we are acquiring Class B Certificates, we are not an ERISA Plan, and no assets of any ERISA Plan have been used to acquire such Certificates.

         You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                                   Very truly yours,

                                                   [PURCHASER]

                                                   By:____________
                                                   Name:
                                                   Title:


   Certificates to be purchased:

   ___% initial Percentage Interest
   of Class __ Certificates.

                                   EXHIBIT Q

                EMERGENT BUSINESS CAPITAL HOLDINGS CORPORATION
                                     NOTE

                                                                 1   No. ___


               FOR VALUE RECEIVED, EMERGENT BUSINESS CAPITAL HOLDINGS CORPORATION, a Delaware corporation (the "Company"), hereby promises to pay to _______________, as registered owner, or registered assigns (the "Holder"), interest at the rate, at the times and in the manner hereinafter described. All capitalized terms used herein and not other-wise defined shall have the meanings assigned thereto in that certain pooling and servicing agreement, dated June 1, 1995 (the "Pooling and Servicing Agreement"), between First Union National Bank of North Carolina, as Trustee (in such capacity, the "Trustee"), and Emergent Business Capital, Inc., as Seller and Servicer (the "Servicer"). Reference is further made herein to the Emergent SBA Loan-Backed Adjust-able Rate Certificate, Series 1995-1, Class A issued pursuant to the Pooling and Servicing Agreement, having a Certificate number correspond-ing to the number first above set forth and to which this Note is at-tached (the "Attached Certificate")

               If the Servicer does not pay the Termination Price pursuant to Section 11.1 of the Pooling and Servicing Agreement on the Remittance Date next succeeding the date on which the Pool Principal Balance becomes less than 10% of the Original Pool Principal Balance (the "Optional Termination Date"), on the Optional Termination Date and on each Remittance Date thereafter, the Company shall pay interest to the Holder for the related Interest Accrual Period on the outstanding Cer-tificate Principal Balance of the Attached Certificate such rate as will increase the Class A Remittance Rate to the Prime Rate applicable to such Remittance Date minus 50 basis points.
               All payments on this Note shall be made to the registered Holder hereof on the next preceding Record Date and shall be made by check, or upon request by a Holder, by wire transfer of immediately available funds to the account of such Holder at a bank or other entity having appropriate facilities therefor, and, in the case of wire transfers, at the expense of such Holder unless such Holder shall own of record Certificates which have initial Certificate Principal Balances aggregating at least $5,000,000.

               Transfers and exchanges of this Note may be be made at the corporate trust offices of First Union National Bank of North Carolina or its successors (in such capacity, the "Agent") as provided in Sections 4.1 and 4.2(a) of the Pooling and Servicing Agreement. In



       1 Insert number corresponding to Certificate number of Attached
         Certificate to which agreement is attached.

   connection with any such transfer or exchange, the Company shall execute and deliver Notes in the form hereof, but registered in the names and in the denominations requested by the transferee and bearing the same number as the applicable Attached Certificate. No transfer or exchange of this Note may be made to any person other than the registered holder of the Attached Certificate.

               If the Company shall fail to pay in full to the Holder any amount payable hereunder on date of written notice of such failure shall have been given to the Company by the Holder or the Agent, then and in any such event, the Holder may proceed to enforce the payment of this Note or to enforce any other legal or equitable right of the Holder.

               THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE COMPANY AND THE HOLDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, WITHOUT GIVING EFFECT TO PRINCIPLES OR CONFLICTS OF LAW.

               IN WITNESS WHEREOF, the Company has caused its name to be signed hereto by its officer thereunto duly authorized as of this 29th day of June 1995.


                                 EMERGENT BUSINESS CAPITAL
                                   HOLDINGS CORPORATION

                                 By:  ______________________
                                       Name:
                                       Title:

                                   EXHIBIT R

                       FORM OF ERISA TRANSFER AFFIDAVIT


   STATE OF NEW YORK    )
                        ) ss.:
   COUNTY OF NEW YORK   )


         The undersigned, being first duly sworn, deposes and says as follows:

         1. The undersigned is the _________________ of (the "Investor"), a [corporation duly organized] and existing under the laws of ________, on behalf of which he makes this affidavit.

         2.  The Investor either (i) is acquiring only Class A
   Certificates, or (ii) is not a Benefit Plan Investor subject to ERISA or
   Section 4975 of the Code. For purposes of this paragraph, the term "Benefit Plan Investor" means (A) any employee benefit plan (as defined in Section 3(3) of ERISA), whether or not it is subject to Title I of ERISA, (B) any plan described in Section 4975(e)(1) of the Code, (C) any governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the provisions of ERISA or Section 4975 of the Code or (D) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (within the meaning of Department of Labor Regulation 29 C.F.R. (section mark) 2510.3-101), other than a general asset account of an insurance company.

         3. The Investor hereby acknowledges that under the terms of the Pooling and Servicing Agreement (the "Agreement") between Emergent Business Capital, Inc. as Seller and Servicer (the "Servicer") and First Union National Bank of North Carolina as Trustee, dated as of June 1, 1995, no transfer of the Class [ ] Certificates shall be permitted to be made to any person unless the Depositor and Trustee have received a certificate from such transferee to the effect that such transferee is not a Benefit Plan Investor subject to ERISA or Section 4975 of the Code (provided, however, that the Servicer and Trustee will not require such certificate in the event that, as a result of change of law or otherwise, counsel satisfactory to the Servicer and Trustee has rendered an opinion to the effect that the purchase and holding of such Certifi-cate will not constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code).

         IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to proper authority, by its duly authorized officer, duly attested, this ____ day of __________ 1994.

                                 By:
                                    Name:
                                    Title:

   ATTEST:


   ______________________


   STATE OF               )
                          ) ss.:
   COUNTY OF              )


               Personally appeared before me the above-named
   _______________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________ of the Investor, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Investor.

               Subscribed and sworn before me this ____ day of ________
   1994.




                                 NOTARY PUBLIC

                                 My commission expires the
                                 ____ day of __________, 19__.